As filed with the U.S. Securities and Exchange Commission on September 2, 2022

Registration No. 333-265335

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Glucose Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2833	90-1117742
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification No.)

609 SW 8th Street

Suite 600

Bentonville, AR 72712

Phone: (479) 802-3827

(Address, including zip code, and telephone

number, including area code, of principal

executive offices)

Murray Fleming

Chief Executive Officer

609 SW 8th Street

Suite 600

Bentonville, AR 72712

Phone: (479) 802-3827

(Address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.	Ross Carmel, Esq.
Lawrence Metelitsa, Esq.	Carmel Milazzo & Feil LLP
Lucosky Brookman LLP	55 W 39th Street
101 Wood Avenue South	18th Floor
Woodbridge, New Jersey 08830	New York, NY 10018
(732) 395-4500	(212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2022

PRELIMINARY PROSPECTUS

GLUCOSE HEALTH, INC.

 Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

We are offering        units (each a “Unit” and collectively, the “Units”), at a public offering price of $     per unit, of Glucose Health, Inc. (the “Company”, “Glucose Health”, “we”, “our”, or “us) with each Unit consisting of one share of our common stock, par value $0.001 per share (“Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately. The Warrants included in the Units will be exercisable immediately upon issuance, will expire five years from the date of issuance and have an exercise price of $    per share (   % of the price per unit sold in this offering.) This offering also includes the shares of Common Stock issuable from time to time upon exercise of the Warrants. The Warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and Nevada Agency and Transfer Company as warrant agent.

We intend to apply for listing of our Common Stock and Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “GLUC” and “GLUCW.” No assurance can be given that our application will be approved. If our listing application is not approved, we will not proceed with this offering. The listing standards of the Nasdaq include a minimum stock price. Prior to the consummation of this offering, we plan to effect a reverse stock split by a ratio within the range of one-for-[ ] (1-for-[ ]) to one-for-[ ] (1-for-[ ]). We have assumed a public offering price of $   herein, which represents the last reported sales price of our common stock as quoted by OTC Markets on    , 2022. The final public offering price per share will be determined at the time of pricing and may be at a discount to the current market price. The public offering price used herein may not be indicative of the final offering price.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

While we may be a “controlled company” under the rules of Nasdaq immediately after consummation of this offering, we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq. See “Risk Factors—Risks Related to this Offering.”

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Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the Company, before expenses(2)	$	$

(1)

We have also agreed to issue warrants to purchase 4% of the number of shares of common stock sold in this offering to the representative of the underwriters in this offering, to reimburse the representative of the underwriters for certain expenses, and to provide a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the representative of the underwriters. See “Underwriting” section of this prospectus for additional details and further information about underwriting compensation.

(2)

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the representative of the underwriters as described below and (ii) the warrants being issued to the representative of the underwriters in this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to additional shares of Common Stock to cover over-allotments, at the public offering price per share of Common Stock, less, in each case, the underwriting discounts payable by us. The securities issuable upon exercise of this overallotment option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver the shares of Units to investors on or about , 2022.

EF HUTTON,

division of Benchmark Investments, LLC

The date of this prospectus is September 2, 2022

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Neither we, nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby, or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. Neither we nor the underwriters take responsibility for and can provide no assurance as to the reliability of any other information that others may give you.

This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus, or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the use of proceeds from this offering, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential acquisitions or collaborations.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. In addition, even if our results of operations, financial condition, business, and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward- looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission, or SEC, as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition to the risk factors set forth above, the factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations, and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process, and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

The source of certain statistical data, estimates, and forecasts contained in this prospectus are the following independent industry publications or reports:

·	Centers for Disease Control and Prevention, January 18, 2022, www.cdc.gov/diabetes/data/statistics-report/index.html
·	Closing America’s Fiber Intake Gap., July 7, 2016, https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6124841/
·

Nonnutritive Sweeteners: Current Use and Health Perspectives. A Scientific Statement From the American Heart Association and the American Diabetes Association. July 24, 2012, https://pubmed.ncbi.nlm.nih.gov/22777177/

·

The American Diabetes Association Standards of Medical Care in Diabetes—2022, December 16, 2021, diabetesjournals.org/care/article/45/Supplement_1/S60/138923/5-Facilitating-Behavior-Change-and-Well-being-to

·

The American Diabetes Association Standards of Medical Care in Diabetes—2019 (Abridged for Primary Care Providers), Jan 1, 2019, https://diabetesjournals.org/clinical/article/37/1/11/32671/Standards-of-Medical-Care-in-Diabetes-2019

·

Review of the Scientific Evidence on the Physiological Effects of Certain Non-Digestible Carbohydrates, June 2018, Food and Drug Administration, https://www.fda.gov/files/food/published/Review-of-the-Scientific-Evidence-on-the-Physiological-Effects-of-Certain-Non-Digestible-Carbohydrates-PDF.pdf

The content of the above sources, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision.

Overview

We are an own-label distributor of nutritional beverages. Our niche is the formulation, manufacturing, marketing, and distribution of soluble fiber infused nutritional beverages. In November 2017, we registered the trademark GLUCODOWN® and have since launched the first soluble fiber infused, powdered iced tea, and flavored drink mixes, in North America. We launched GLUCODOWN® because we identified an absence of product variety and/or nutritional suitability among the healthier beverage offerings from other companies, serving pre-diabetic and diabetic consumers. Nutritional suitability means we apply the nutritional recommendations and guidelines of experts, for example, the American Diabetes Association, to the extent feasible, when formulating our beverages. We are currently in the early stages of marketing and distributing GLUCODOWN®.

Recent Developments

We believe the physiological impacts of soluble fiber can nutritionally satisfy other interests of health-conscious consumers, and as result, we plan to launch more soluble fiber infused nutritional beverages, marketed under more brands. Building upon our knowledge capital gained from formulating, manufacturing, marketing, and distributing GLUCODOWN®, we registered the trademark FIBER UP® in September 2020, and are developing our second soluble fiber infused nutritional beverage brand. We plan to launch FIBER UP® as a ready-to-drink beverage and to initially focus our marketing and distribution efforts to persons 45 and older.

Corporate History

We were incorporated under the laws of the State of Nevada as Bio-Solutions Corp. on March 27, 2007. From inception, through the third quarter of 2014, we were engaged in various businesses which were unrelated to our current business and corporate officers. On November 19, 2014, we changed our name to Glucose Health, Inc., and our business to that of an own-label distributor of nutritional beverages, which is our business today. Following the name change and the changes in the focus of our business, on April 16, 2018, we filed Form 15 to terminate our registered class of securities and reporting requirements under the Exchange Act.

Effective on March 11, 2022, we filed Articles of Conversion with the Nevada Secretary of State and a Certificate of Conversion and Certificate of Incorporation with the Delaware Department of State, Division of Corporations and converted to a Delaware corporation. Our authorized capital stock consists of (i) 40,000,000 shares of common stock, $0.001 par value per share, (ii) 10,000,000 shares of preferred stock, $0.001 par value per share. Our issued and outstanding common shares are 13,848,630 and our issued and outstanding preferred shares are 3,781,002.

Market Opportunity - GLUCODOWN®

The National Diabetes Statistics Report (Source: Centers for Disease Control and Prevention. Website. www.cdc.gov/diabetes/data/statistics-report/index.html. Accessed April 10, 2022) estimates 96 million adults have pre-diabetes and 37.3 million adults have diabetes. We believe the National Diabetes Statistics Report points to a large and growing market of consumers likely receptive to nutritional beverages which help maintain healthy serum glucose levels (healthy blood sugar). Prior to the introduction of GLUCODOWN®, the only nutritional beverages formulated for healthy blood sugar by the companies addressing this large and growing consumer market, were dairy shakes (ready-to-drink and powder). By formulating a new form of nutritional beverage for this consumer market, delicious tasting iced tea, and drink mixes, we believe GLUCODOWN® will gain market share. We additionally believe, as this market of consumers becomes aware of GLUCODOWN®, they will discontinue purchasing sugar-free and low-calorie beverages from other companies which, while delicious tasting, do not provide the nutritional efficacy of GLUCODOWN®.

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Market Opportunity - FIBER UP®

In addition to helping maintain healthy post-prandial serum glucose levels (blood sugar levels measured after meals), soluble fiber has other important physiological impacts. These include helping maintain healthy triglycerides and cholesterol levels, healthy blood pressure, promoting weight loss and healthy waste circumference, preserving bone density, and maintaining gut health, which includes regular digestion and immune health. We believe these additional nutritional impacts of soluble fiber will enable us to launch more soluble fiber infused beverage brands targeted to satisfying many other interests of health-conscious consumers. In this regard, we plan to launch our second brand, FIBER UP®.  We believe FIBER UP® will expand our Company’s addressable consumer market, from pre-diabetic and diabetic persons served by GLUCODOWN®, to also serve the 95% of Americans understood to be fiber deficient (Source: Closing America’s Fiber Intake Gap. Website https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6124841/. Accessed April 10, 2022). While the beneficial impacts of increasing soluble fiber intake are applicable across all age cohorts, we plan to initially focus our launch of FIBER UP® to persons 45 and older - a consumer market we believe to be underserved by other beverage companies.

Products

GLUCODOWN®

In fourth quarter of 2017, we launched the first soluble fiber infused iced tea mix in North America in four flavors (Peach Tea, Lemon Tea, Raspberry Tea, and Mixed Berry Tea) under the GLUCODOWN® brand to principally serve pre-diabetic and diabetic persons.

GLUCODOWN® provides nutritional support for the maintenance of healthy blood sugar. The principal ingredient in GLUCODOWN® is a soluble form of dietary fiber invented by Matsutani Chemical Industry Co. Ltd, of Japan. For an ingredient to be labeled as “dietary fiber” in the United States, the ingredient must be determined by the Food and Drug Administration (FDA) to have at least one physiological impact beneficial to human health (See “Government Regulation”). Dietary fiber has beneficial physiological impacts related to blood sugar and insulin (and other beneficial impacts). These beneficial physiological impacts are also replicated in nutritional investigations made available to us by our ingredient supplier related to their dietary fiber. Several of the nutritional investigations compiled by our ingredient supplier evaluated beverages including tea drinks, coffee drinks and soft drinks, enriched with their dietary fiber, in similar concentrations as GLUCODOWN®. These drinks are analogous to GLUCODOWN®. We derive our statements of nutritional support from the dietary fiber in GLUCODOWN®.

GLUCODOWN® is also enriched with micronutrients (vitamins and minerals). We selected chromium in picolinate form, zinc in picolinate form, manganese in citrate form and vitamins B1 (thiamine), B6 (pyridoxine), B7 (biotin) and B12 (cyanocobalamin) based upon some evidence of beneficial physiological impacts related to serving our target market of diabetic and pre-diabetic persons. For example, some research indicates regular consumption of metformin may potentially be associated with vitamin B12 deficiency. We formulated these micronutrients at 50% of the FDA recommended % daily value except for chromium picolinate which is 100% of the FDA % daily value. We do not derive any of our statements of nutritional support from the micronutrients in GLUCODOWN®.

GLUCODOWN® is also enriched with an extract of the banaba leaf plant standardized to a 1% concentration of corosolic acid. For more than 2,000 years, to the present day, the leaf of the banaba plant has been utilized in Ayurveda, a traditional form of healing in India, for healthy blood sugar. We do not derive any of our statements of nutritional support from the banaba leaf extract in GLUCODOWN®.

We manufacture GLUCODOWN® in powder form which consumers can use to make their own beverages. We have developed formulations, which we consider trade secrets, of natural flavors (we do not use artificial flavors), flavor enhancing acidulants (citric and malic acid), and for our iced teas, of decaffeinated pure black tea powder sourced directly from India’s largest manufacturer. To make our beverages sweet tasting without sugar, we were informed by the joint scientific statement of the American Heart Association and the American Diabetes Association regarding non-nutritive sweeteners (Source: Nonnutritive Sweeteners: Current Use and Health Perspectives. A Scientific Statement From the American Heart Association and the American Diabetes Association. Website https://pubmed.ncbi.nlm.nih.gov/22777177/. Accessed August 18, 2022) in our selection of (pure) sucralose for our formulations. While we have, and continue to evaluate other non-nutritive sweeteners as they are introduced by manufacturers, it is our current belief (pure) sucralose is superior to all other non-nutritive sweeteners, based upon our criteria of safety, taste and manufacturing stability

We distinguish the labeling and marketing of our GLUCODOWN® brand with three statements of nutritional support deriving from the physiological impacts of the dietary fiber infused in GLUCODOWN®:

·	Moderate rising glucose levels after meals to maintain healthy post-prandial glycemic response

·	Block metabolism of dietary sugars and fats to maintain healthy glucose, cholesterol and triglycerides levels.

·	Improve regularity to maintain healthy digestion

In 2021, we extended our GLUCODOWN® product line by launching four new GLUCODOWN® drink (not iced tea) mix flavors (Cherry, Strawberry-Banana, Peach Mango, and Watermelon) also in powder form.

We manufacture all eight GLUCODOWN® flavor variations in two packaging formats (foil resealable pouches and bulk containers).

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Additionally, we are formulating more GLUCODOWN® line extensions to serve prediabetic and diabetic persons, all to be manufactured in powder form, including flavored instant coffees, such as Mocha Coffee, and Horchata.

We are also developing new GLUCODOWN® packaging formats, including single-serve stick-packs for all our iced tea mix, drink mix and planned future flavor variations.

However, to launch more GLUCODOWN® line extensions in the current fiscal year, we require additional capital, which we do not presently have.

FIBER UP®

FIBER UP® will be our second soluble fiber infused nutritional beverage brand and our first ready-to-drink (not powder) beverage. We plan to utilize a variation suitable for ready-to-drink beverages, of the same soluble fiber from our ingredient supplier, for FIBER UP®, as we use for GLUCODOWN®. We plan to formulate approximately 5 grams of dietary fiber per serving size (16 oz. bottle) which compares to approximately 4 grams of dietary fiber per serving size (one scoop per 8 oz. of water) for GLUCODOWN®. We plan to distinguish the labeling and marketing of our FIBER UP® brand with four statements of nutritional support deriving from the physiological impacts of the dietary fiber infused in FIBER UP®. Our identified target market consists of health-conscious persons 45 years and older who may be fiber deficient. We believe most Americans are not aware of their fiber deficiency. Accordingly, we intend to emphasize the physiological benefits of our dietary fiber, with four statements of nutritional support prominently displayed in our labeling and marketing, which we believe are compelling to our identified consumer market.

·	Supports a healthy heart

·	Promotes weight loss

·	Preserves bone strength

·	Maintains a healthy gut

Whereas the micronutrients selected for GLUCODOWN® were chosen based upon some evidence of potential physiological benefit targeted to diabetic and pre-diabetic consumers, we intend to enrich FIBER UP® with a broader spectrum of micronutrients targeted to serve health-conscious consumers who may be fiber deficient. For example, we also plan to include calcium in FIBER UP® which complements dietary fiber’s beneficial physiological impacts related to preserving bone strength. We will not derive any of our statements of nutritional support from the micronutrients in FIBER UP®

Whereas extract of banaba leaf (for corosolic acid) was selected for GLUCODOWN® based upon its use in Ayurveda traditional healing for healthy blood sugar, we intend to enrich FIBER UP® with a different plant extract, such as ginseng, for which some evidence indicates potential physiological benefit related to heart health, weight loss, bone strength and a healthy gut. We will not derive any of our statements of nutritional support from the plant extracts in FIBER UP®.

As we plan to manufacture FIBER UP® as a ready-to-drink beverage, we have developed formulas, which we consider trade secrets, of natural flavors (we do not use artificial flavors), flavor enhancing acidulants (citric and malic acid) and our preferred non-nutritive sweetener, (pure) sucralose. Consumer perception of ready-to-drink beverages is also enhanced by appearance. In this regard, we have utilized colors derived from vegetables to develop vibrant purple and red colors for the FIBER UP® drink flavors we have formulated to date, grape and cherry.

We believe consumer awareness of FIBER UP® will be enhanced by attractive artwork and packaging. We evaluated many different forms of consumer packaging for FIBER UP® and determined aluminum bottles to be the most environmentally friendly due to their essentially infinite recyclability. We considered various aluminum bottle options from different manufacturers and opened an account with our chosen supplier. We have completed the graphic design and labeling for FIBER UP® including review by our FDA/FTC attorney for compliance with applicable regulations and industry guidance statements.

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We have also begun early manufacturing, marketing, and distribution planning for FIBER UP®, including hiring a brand management firm to assist us. However, to launch FIBER UP® in the current fiscal year, we require substantial additional capital, which we do not presently have.

Marketing and Distribution

Our most important marketing and distribution objectives are:

(1)	Build awareness of GLUCODOWN® among the persons which comprise our identified pre-diabetic and diabetic consumer market for this brand.
(2)	Increase sales of GLUCODOWN® via direct end-user consumer purchase
(3)	Secure distribution of GLUCODOWN® at national and large regional retailers.
(4)	Grow sales of GLUCODOWN® at the national and large regional retailers who are already our customers.
(5)	Launch FIBER UP® in at least one regional market.

Competition

GLUCODOWN® competes directly on the shelves and/or online at the retailers who are our customers, and online at Amazon, with other nutritional beverages which serve our market niche of pre-diabetic and diabetic consumers. These nutritional beverages include Glucerna®, distributed by Abbott Laboratories; Boost®, distributed by Nestle; Splenda® distributed by Heartland Food Products Group, and Slimfast®, distributed by Glanbia, PLC. Our principal competitors are far larger companies than our Company, with much greater financial and human resources to allocate to their brands. Our principal competitor’s brands all have extensive retailer and online distribution, and established consumer recognition and loyalty.

Nevertheless, GLUCODOWN® has two competitive advantages over our much larger principal competitor’s brands – its nutritional attributes and its product differentiation.

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We believe there are four essential nutritional attributes when formulating a nutritional beverage for diabetic and pre-diabetic consumers:

·	No sugar (including no added sugar)
·	No saturated fat
·	Low-calorie (10 calories per serving)
·	Good Source of Fiber (soluble)

Our belief in the nutritional suitability of GLUCODOWN® with respect to our target market, and in particular the essential nature of all four nutritional attributes named above, is informed by the guidelines and recommendations of experts, such as, for example, that published by the American Diabetes Association.

No sugar (including no added sugar)	The consumption of sugar-sweetened beverages…is strongly discouraged…”(1) “People with diabetes and those at risk are advised to…minimize the consumption of foods with added sugar…”(2)
No saturated fat

“The type of fats consumed is more important than total amount of fat when looking at metabolic goals and CVD risk, and it is recommended that the percentage of total calories from saturated fats should be limited…”(3)

Low-calorie (10 calories per serving)

“Management and reduction of weight is important for people with type 1 diabetes, type 2 diabetes, or prediabetes with overweight or obesity.”(4)

“For some people with diabetes who are accustomed to regularly consuming sugar-sweetened products, non- nutritive sweeteners (containing few or no calories) may be an acceptable substitute for nutritive sweeteners.”(5)

Good Source of Fiber (soluble)	Lifestyle modification focusing on….increase of…viscous fiber…”(6)

(1)	“The American Diabetes Association Standards of Medical Care in Diabetes—2022” page S66.

(2)	“The American Diabetes Association Standards of Medical Care in Diabetes—2022” page S63.

(3)	“The American Diabetes Association Standards of Medical Care in Diabetes—2022” page S66.

(4)	“The American Diabetes Association Standards of Medical Care in Diabetes—2022” page S64.

(5)	“The American Diabetes Association Standards of Medical Care in Diabetes—2019 (Abridged for Primary Care Providers)” page 17.

(6)	“The American Diabetes Association Standards of Medical Care in Diabetes—2019 (Abridged for Primary Care Providers)” page 26.

While all our principal competitors utilize dietary fiber, GLUCODOWN® is the only brand, to the best of our knowledge, which possesses all four nutritional attributes identified above. Consistent with their Nutrition Facts panel disclosures, we believe all our principal competitor’s beverages indicate the presence of saturated fat; all our principal competitor’s beverages range between 10x to 19x more calories per serving compared to GLUCODOWN®; and three of our four principal competitors’ beverages indicate the presence of sugar.

Additionally, some of our competitors utilize dietary protein in their formulations. We believe dietary protein supplementation is not scientifically supported for glycemic management (maintaining healthy blood sugar) and is therefore, not nutritionally suitable, for GLUCODOWN®. In support of our belief, we cite The American Diabetes Association Standards of Medical Care in Diabetes—2022 which, on page S66, sub-heading Protein, provides that “[t]here is no evidence that adjusting the daily level of protein intake (typically 1–1.5 g/kg body wt/day or 15–20% total calories) will improve health, and research is inconclusive regarding the ideal amount of dietary protein to optimize either glycemic management or CVD risk (121,153).” (The American Diabetes Association Standards of Medical Care in Diabetes—2022.diabetesjournals.org/care/article/45/Supplement_1/S60/138923/5-Facilitating-Behavior-Change-and-Well-being-to)

GLUCODOWN® is also a unique and distinctive product compared to all others manufactured by our competitors. Our competitor’s products are all dairy shakes (powdered or ready-to-drink) with each brand offering a limited choice of flavors, typically chocolate, strawberry, and vanilla. In contrast, GLUCODOWN® offers an array of delicious iced tea mixes (Peach Tea, Lemon Tea, Raspberry Tea, and Mixed Berry Tea) and delicious (not iced tea) drink mixes (Cherry, Peach-Mango, Strawberry-Banana, and Watermelon).

GLUCODOWN® indirectly competes with a myriad of dietary supplements in tablet and capsule form found in brick-and-mortar retailers and online marketplaces, targeted to our consumer market niche. These dietary supplements include many different plant extracts, such as, for example, cinnamon, bitter melon, fenugreek and others, and some also include many combinations of different plant extracts. The dietary supplements we indirectly compete with further include many vitamins and minerals, such as B12 or chromium, and also include many combinations of these vitamins and minerals (and plant extracts).  The dietary supplements we indirectly compete with are usually not themselves branded but can be marketed by large and well-established vitamin manufacturers with established company brand awareness, who have greater financial, staff and distribution resources, compared to our Company. Nevertheless, we believe that as our GLUCODOWN® brand continues to steadily gain consumer recognition, we will effectively compete against all such dietary supplements.

Although GLUCODOWN® is infused with dietary fiber, we believe it to be a deliciously flavored beverage, which does not directly, or indirectly, compete with dietary fiber supplements. Most dietary fiber supplements are tasteless or alternatively, pleasant tasting, but not conceived by manufacturers as a beverage meant to be also evaluated by consumers based upon delicious taste. Additionally, a number of dietary fiber supplements are “insoluble” dietary fiber which does not possess the properties of soluble fiber, which helps to inhibit the metabolism of dietary sugars into serum glucose (i.e., maintain healthy blood sugar).

We expect that upon launch, FIBER UP® will compete in the healthy soft drink market segment, which includes but is not limited to other drinks that are fiber infused. Consumer preference for healthier soft drinks is a recognized industry trend with many established brands participating in the market segment. Additionally, there are a myriad of smaller beverage companies that also market healthier soft drinks, each with varying degrees of brand recognition and distribution success and even some, such as Wanu Water, Olipop, Halfday and Gist that have launched soft drinks infused with dietary fiber. As a new entrant to the healthier soft drink consumer market, we expect that FIBER UP® will face intense competition from all healthier drinks generally, and possibly healthier drinks infused with dietary fiber, if and when it is launched.

Despite this intensely competitive market, we believe that FIBER UP® will be successful because it will have two important competitive advantages vs. the many other healthier soft drinks available to consumers today– statements of nutritional support and early-entrant market status in our category segment.

As a consequence of the physiological impacts on the human body of the soluble fiber we plan to infuse in FIBER UP®, we intend to incorporate various statements of nutritional support in our labeling and marketing of FIBER UP®, such as, for example, “supports a healthy heart”. We believe health-conscious consumers will find such statements compelling, particularly in comparison to other healthier beverages. We believe many, if not most, healthier soft-drinks presently marketed to health-conscious consumers, utilize only simple nutritive statements, such as no-sugar, caffeine-free, gluten-free, or low-calorie. We believe our planned statements of nutritional support for FIBER UP® provide important brand differentiation because they are not apparent in the labeling and marketing of other healthier soft drink brands from other beverage companies. We have limited information to assess whether such statements of nutritional support are also present in the labeling and marketing of other healthier soft drinks we believe to be infused with dietary fiber and whether, as a result, whether these brands may pose a competitive threat. We believe consumers at the age of 45 and older, in particular, will be receptive to our statements of nutritional support. If we obtain the capital to launch FIBER UP®, of which there is no certainty, it is our intention to initially focus our limited marketing resources on 45 and older consumers.

7

In the last two decades, leading beverage companies have marketed, or test-marketed, various fiber infused soft drinks in the United States, without apparent commercial success. In contrast, in Asian countries, particularly with older populations such as Japan, soluble fiber infused soft drinks are today marketed by leading beverage companies with apparent commercial success and brand longevity. We believe consumer interest in the United States in the physiological benefits of soluble fiber is nascent, for reasons of an aging population and increasing health consciousness but, is still not yet at scale for brand investment by leading beverage companies. The current absence of leading beverage companies manufacturing and distributing soluble fiber infused soft drinks in North America provides an early-entrant market opportunity for our Company. If we are successful, we believe we will be among the first beverage companies in North America to launch soluble fiber infused, healthier soft drinks. As an early-entrant in this category segment, we may potentially gain brand recognition and meaningful distribution without having to face direct competition from the leading beverage companies.

Corporate Information

Our principal executive office is located at 609 SW 8th Street, Suite 600, Bentonville, AR 72712, and our telephone number is 479-802-3827. Our corporate website is www.glucosehealthinc.com, and our principal product website is www.glucodown.com. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus or the registration statement of which this prospectus is a part.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies and As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

8

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) December 31, 2024 (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur on the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may:

·

present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in this prospectus;

·

avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

·	provide reduced disclosure about our executive compensation arrangements; and
·	not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period, and, as a result we will adopt new or revised accounting standards on relevant dates on which adoption of such standards is required for other public companies.

9

SUMMARY OF THE OFFERING

Issuer:	Glucose Health, Inc.

Securities Offered:

[ ] Units, each consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock. The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately; but will be purchased together in this offering.

Warrants Included in Units

The exercise price of the Warrants is $[ ] per share ([ ]% of the public offering price per Unit). Each Warrant is exercisable for one share of Common Stock. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a warrant agency agreement, dated as of the effective date of this offering, between us and Nevada Agency and Transfer Company as warrant agent. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities” in this prospectus.

Over-allotment option:

We have granted to the representative of the underwriters a 45-day option to purchase up to [ ] additional shares of our Common Stock at a public offering price of $[ ] per share, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Representative’s warrants:

We have agreed to issue to the representative warrants to purchase a number of shares of common stock equal in the aggregate to 4% of the total number of shares issued in this offering. The representative’s warrants will be exercisable at a per share exercise price equal to 120% of the public offering price per share of common stock sold in this offering. The representative’s warrants will only be exercisable during the four and a half-year period commencing six (6) months from the commencement date of sales in this offering. The representative’s warrants also provide for customary anti-dilution provisions, one-time demand registration right (with a duration of such right not to exceed five years from the commencement of sales of Units in this offering) and unlimited “piggyback” registration rights (with a duration of such rights not to exceed seven years from the commencement of sales of Units in this offering) with respect to the registration of the shares of common stock underlying the warrants. The registration statement of which this prospectus forms a part also registers the shares of common stock issuable upon exercise of the representative’s warrants.

Common stock issued and outstanding before this offering (1):	13,848,630 Shares

Common stock issued and outstanding after the offering:	[ ] Shares, if the Warrants offered hereby are exercised in full.

Use of proceeds:

We estimate that the net proceeds to us from this offering will be approximately $    million, or approximately $    million if the underwriters exercise their over-allotment option in full, assuming an offering price of $    per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for working capital, sales and marketing, research and development, and general corporate purposes. See “Use of Proceeds” for additional information.

Proposed Nasdaq Trading Symbol and Listing:

We intend to apply for listing of our Common Stock and Warrants on the Nasdaq under the symbols “GLUC” and “GLUCW.” Nasdaq listing standards include, among other things, a stock price threshold. In order to meet that threshold prior to the consummation of this offering, we intend to file a Certificate of Amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio within the range of one-for-[ ] (1-for-[ ]) to one-for-[ ] (1-for-[ ]).

Risk Factors:	See “Risk Factors” beginning on page 15 and the other information contained in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Lock-up:

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our Common Stock, in the case of the Company for a period of 360 days after the date of this prospectus, and in the case of our directors and executive officers and our 5% and greater stockholders for a period of 180 days after the date of this prospectus, without the prior written consent of the representative.

(1)

The total number of shares of Common Stock that will be outstanding after this offering is based on [ ] shares of Common Stock outstanding as of         , 2022. Unless otherwise indicated, the Shares outstanding after this offering excludes the following:

·	[*] shares of our common stock issuable upon exercise of the Warrants to be issued as part of the Units;
·	[*] shares of our common stock issuable upon exercise of the one-for-one (1-for-1) conversion option of our Series B, C, D and E preferred stock.

10

SUMMARY FINANCIAL INFORMATION

The following summary statements of operations and balance sheet data for interim period ending June 30, 2022, and the fiscal years ended December 31, 2021, and 2020, have been derived from our audited financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

GLUCOSE HEALTH INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2021	2022	2021

REVENUE, NET	$364,022	$287,103	$577,835	$524,568

COST OF REVENUES
Cost of revenues	246,042	172,523	336,761	306,774

GROSS PROFIT	117,980	114,580	241,074	217,794

OPERATING EXPENSES
Selling and marketing	91,627	210,373	301,657	266,507
General and administrative	72,401	44,508	106,948	56,387
Professional fees	64,780	13,720	134,346	37,096
Total operating expenses	228,808	268,601	542,951	359,990

INCOME (LOSS) FROM OPERATIONS	(110,828)	(154,021)	(301,877)	(142,196)

OTHER INCOME (EXPENSE)
Interest income (expense)	-	(1,383)	-	(2,785)
Total other expense	-	(1,383)	-	(2,785)

INCOME (LOSS) BEFORE INCOME TAXES	(110,828)	(155,404)	(301,877)	(144,981)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	-	-	-	-

NET LOSS ATTRIBUTABLE TO GLUCOSE HEALTH, INC.	(110,828)	(155,404)	(301,877)	(144,981)

Dividends to preferred stock holders	(25,125)	(27,125)	(50,250)	(49,194)

NET LOSS AVAILABLE FOR COMMON STOCK HOLDERS	$(135,953)	$(182,529)	$(352,127)	$(194,175)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	13,848,630	13,848,630	13,848,630	11,889,982

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$(0.01)	$(0.01)	$(0.02)	$(0.01)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO
COMMON SHAREHOLDERS - BASIC AND DILUTED	$(0.01)	$(0.01)	$(0.03)	$(0.02)

The accompanying notes are an integral part of these financial statements.

11

GLUCOSE HEALTH INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2021	2020

REVENUE, NET	$953,681	$480,713

COST OF REVENUES
Cost of revenues	543,639	307,168

GROSS PROFIT	410,042	173,545

OPERATING EXPENSES
Selling and marketing	596,936	213,410
General and administrative	92,885	61,735
Professional fees	46,340	82,061
Stock compensation	-	440,694
Uncollectible receivables	10,000	-
Total operating expenses	746,161	797,900

INCOME (LOSS) FROM OPERATIONS	(336,119)	(624,355)

OTHER INCOME (EXPENSE)
Interest income (expense)	(2,785)	(12,156)
Interest income (expense), non-cash item	-	(5,604)
Recovery of retailer chargebacks	-	163,765
Loss on debt settlement	-	(14,370)
Gain on forgiveness of accounts payable	-	15,042
Total other expense	(2,785)	146,677

INCOME (LOSS) BEFORE INCOME TAXES	(338,904)	(477,678)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	-	-

NET LOSS ATTRIBUTABLE TO GLUCOSE HEALTH, INC.	(338,904)	(477,678)

Dividends to preferred stock holders	(99,443)	(49,607)

NET LOSS AVAILABLE FOR COMMON STOCK HOLDERS	$(438,347)	(527,285)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	12,877,355	11,467,101

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$(0.03)	$(0.04)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO
COMMON SHAREHOLDERS - BASIC AND DILUTED	$(0.03)	$(0.05)

 The accompanying notes are an integral part of these financial statements.

12

GLUCOSE HEALTH, INC.

BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2022	2021
CURRENT ASSETS	(unaudited)
Cash	$569,391	$752,402
Accounts receivable, net of allowance for doubtful accounts of $10,742 and $10,742, respectively	15,573	29,435
Inventory	207,618	267,861
Prepaid expenses	-	103,114
Total current assets	792,582	1,152,812

Other Assets
Website domains	3,295	3,295
Intellectual assets, net of accumulated amortization of $300	-	-

TOTAL ASSETS	$795,877	$1,156,107

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,452	$9,555
Total current liabilities	1,452	9,555

TOTAL LIABILITIES	1,452	9,555

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
Series A, 1,000 shares authorized, 1,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Series B, $0.075 stated value, 3,466,668 shares authorized, 2,133,334 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2,133	2,133
Series C, $0.075 stated value, 866,668 shares authorized, 866,668 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	867	867
Series D, $1.00 stated value, 300,000 shares authorized, 300,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	300	300
Series E, $2.00 stated value, 480,000 shares authorized, 480,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	480	480
Common stock, $0.001 par value, 40,000,000 shares authorized, 13,848,630 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	13,849	13,849
Additional paid in capital	8,831,233	8,831,233
Accumulated deficit	(8,054,437)	(7,702,310)
Total stockholders' equity	794,425	1,146,552

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$795,877	$1,156,107

The accompanying notes are an integral part of these financial statements.

13

GLUCOSE HEALTH, INC.

BALANCE SHEETS

ASSETS
	December 31,	December 31,
	2021	2020
CURRENT ASSETS
Cash	$752,402	$69,151
Accounts receivable, net of allowance for doubtful accounts of $10,742 and $742, respectively	29,435	18,048
Inventory	267,861	254,122
Prepaid expenses	103,114	-
Total current assets	1,152,812	341,321

Other Assets
Website domains	3,295	3,295
Intellectual assets, net of accumulated amortization of $300	-	-

TOTAL ASSETS	$1,156,107	$344,616

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$9,555	$-
Accrued interest	-	27,604
Convertible note payable, related party	-	112,157
Total current liabilities	9,555	139,761

TOTAL LIABILITIES	9,555	139,761

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, Series A, $0.001 par value, 1,000 shares authorized,
1,000 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	1	1
Preferred stock, Series B, $0.075 stated value, 3,466,668 shares authorized,
2,133,334 shares and 3,466,668 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	2,133	3,467
Preferred stock, Series C, $0.075 stated value, 866,668 shares authorized,
866,668 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	867	867
Preferred stock, Series D, $1.00 stated value, 300,000 shares authorized,
300,000 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	300	300
Preferred stock, Series E, $2.00 stated value, 480,000 shares authorized,
480,000 shares and -0- shares issued and outstanding as of
December 31, 2021 and 2020, respectively	480	-
Common stock, $0.001 par value, 40,000,000 shares authorized,
13,848,630 and 11,627,949 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	13,849	11,628
Additional paid in capital	8,831,233	7,452,555
Accumulated deficit	(7,702,310)	(7,263,963)
Total stockholders' equity	1,146,552	204,855

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,156,107	$344,616

 The accompanying notes are an integral part of these financial statements.

14

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks that are described in this section and elsewhere in this prospectus. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect us. You should consult your own financial and legal advisors as to the risks entailed by an investment in our securities and the suitability of investing in our securities in light of your particular circumstances. If any of the risks contained in this prospectus develop into actual events, our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and/or results of operations could be materially and adversely affected, the trading price of our Common Stock could decline, and you may lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Company and Business

We have a limited operating history and may not be able to operate our business successfully.

On November 19, 2014, we changed our name to Glucose Health, Inc., and our business to that of an own-label distributor of nutritional beverages. Our business has a relatively limited operating history. Historical results are not indicative of, and may be substantially different than, the results we achieve in the future. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies. The results of our operations depend on several factors, our success in attracting and retaining motivated and qualified personnel, the availability of adequate short and long-term financing, conditions in the financial markets, and general economic conditions. In addition, our future operating results and financial data may vary materially from the historical operating results and financial data as well as the pro forma operating results and financial data because of a number of factors, including costs and expenses associated with being a public company.

We have limited capital resources, and we will need to raise additional capital through additional funding raises. Such funding, if obtained, could result in substantial dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms in a timely manner, which could adversely affect our liquidity, financial position, and ability to continue operations.

As of June 30, 2022, we had a cash balance of $569,391. We thus have limited capital resources and require the funds from this offering to continue and grow our business. Even if we substantially increase revenue and reduce operating expenses, we will need to raise additional capital. In order to continue operating, we may need to obtain additional financing, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our investors losing all of their investment in our company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity. The sale of additional equity securities could result in additional and potentially substantial dilution to our shareholders. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

15

The loss of key officers, executives or personnel, or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

We depend on the leadership and experience of our Chief Executive Officer and Chief Financial Officer, Murray Fleming. The loss of his services could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace our Chief Executive Officer and Chief Financial Officer on a timely basis or without incurring increased costs, or at all. Furthermore, if in the future, we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if in the future, we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

We are dependent on our ability to attract and retain qualified technical, sales and managerial personnel.

Our future success depends in part on our ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel in the beverage industry is intense and we may not be able to attract and retain additional highly qualified technical, sales and managerial personnel in the future. Any inability to attract and retain the necessary technical, sales and managerial personnel could materially adversely affect us.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments, and assumptions that affect the reported amounts. Actual results may differ materially from these estimates under different assumptions or conditions. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited operating history and limited experience in making these estimates, judgments, and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our financial condition, results of operations, and the price of our securities.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results:

·	the announcement or introduction of new products by our competitors;
·	our ability to upgrade and develop our systems to accommodate growth;
·	our ability to attract and retain key personnel in a timely and cost-effective manner;
·	the amount and timing of operating costs relating to the expansion of our business operations;
·	our ability to identify and enter into relationships with appropriate and qualified third-party providers for operations, tolling and contract manufacturing services;
·	regulation by federal, state, or local governments;
·	general economic conditions;
·	economic conditions specific to the nutritional beverage industry, including for ingredient suppliers, tolling and contract manufactures, packaging suppliers and printers, warehousing, and logistics providers;
·	various risks related to health epidemics, pandemics, and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

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As a result of our limited operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in our competitive environment, we may from time to time make certain decisions concerning production, marketing and distribution of our products that could have a material and adverse effect on our business, results of operations, and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

We are increasingly dependent on information technology, and potential cyberattacks, security problems, or other disruption and expanding social media vehicles present new risks.

We rely on information technology networks such as EDI (electronic data interchange), and the internet, to process, transmit, and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, billing, and operating data. We may purchase some of our information technology from vendors, on whom our systems will depend, and we rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Our networks and storage applications could be subject to unauthorized access by hackers or others through cyberattacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance, or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption, or leakage of information from our systems could harm our reputation and business.

Further, in the normal course of our business, we collect, store, and transmit proprietary and confidential information regarding our customers, employees, suppliers, and others, including personally identifiable information. An operational failure or breach of security from increasingly sophisticated cyber threats could lead to loss, misuse, or unauthorized disclosure of this information about our customers, employees, suppliers, and others, which may result in regulatory or other legal proceedings, and have a material adverse effect on our business and reputation. We also may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Any such attacks or precautionary measures taken to prevent anticipated attacks may result in increasing costs, including costs for additional technologies, training, and third-party consultants. The losses incurred from a breach of data security and operational failures as well as the precautionary measures required to address this evolving risk may adversely impact our financial condition, results of operations and cash flows.

We are subject to significant competition from large multinational companies.

The business of making and distributing nutritional beverages is highly competitive. The principal areas of competition include pricing, packaging, distribution channel penetration, development of new products and line extensions and marketing campaigns. Our products compete with a wide range of nutritional beverages produced principally by very large multinational companies, which have substantially greater financial, marketing and distribution resources and brand name recognition than we do.

Our planned FIBER UP® brand may be subject to significant competition from small companies and large companies.

FIBER UP® will likely compete with fiber infused healthier beverages which smaller companies appear to be developing and/or marketing. We have limited knowledge of their formulations (including form of dietary fiber), their brand awareness and marketing and their distribution success.  This makes it difficult to assess the extent of these brands competitive threat, if any. While we believe the leading beverage companies are not currently developing fiber infused healthier beverages for North America, they do market and distribute such beverages overseas, and we may face significant competition which could negatively impact our business, if they choose to market these same beverages or other fiber infused beverages they develop in North America.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success and significant marketing and advertising will be needed to achieve and sustain brand recognition.

The business of making and distributing nutritional beverages is substantially dependent upon brand awareness and market acceptance of our products by consumers. The development of brand awareness and market acceptance is likely to require significant marketing and advertising expenditures. Even if we are able to engage in such marketing and advertising efforts, there can be no assurance that we will achieve and maintain satisfactory levels of brand awareness and market acceptance by consumers. Any failure of our brands to achieve brand awareness and market acceptance would likely have a material adverse effect on business, financial condition, and results of operations.

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We are dependent on a limited number of raw materials suppliers and a limited number of tolling and contract manufacturers, which may affect our ability to procure our inputs and produce our products in a timely manner. If we are not able to ensure timely product deliveries, our customers may not order our products, and our revenues may decrease.

We rely on a limited number of specialized companies to supply certain of our raw materials, including Archer Daniels Midland/Matsutani, Jiaherb, DSM Fortitech ,Virginia Dare and AVT Tea, and a limited number of tolling and contract manufacturing companies, including Balchem, that have the necessary expertise to manufacture our products. Tolling means we ship primary ingredients to a third-party manufacturing facility for processing, in accordance with our master specifications, into a secondary ingredient, which is then shipped to another third-party manufacturing facility for assembly into a finished good, in accordance with our master specifications. Contract manufacturing means we ship primary and/or secondary ingredients, plus packaging, to a third-party manufacturing facility for assembly into a finished good, in accordance with our master specifications. These suppliers and tolling and contract manufacturers may be unable to satisfy our requirements, on a timely basis.

Because we cannot easily source our raw materials or our tolling/contract manufacturing to other providers, we are susceptible to delays, which can cause us to not have sufficient inventory to meet our customer’s demands.  Not only can this adversely affect our revenues, it may jeopardize our relationships with our customers. In the event any of our suppliers and tolling and contract manufacturers were to become unable or unwilling to continue to serve us, we would be required to identify and obtain acceptable alternatives. There is no assurance that we would be able to find such alternatives on a timely basis, or at all. An extended interruption in the supply of our products would result in decreased product sales and our revenues would likely decline.

We depend upon our tolling and contract manufacturers to warehouse our raw materials

We have no facilities of our own to warehouse our raw materials. Instead, we rely on our tolling and contract manufacturers to provide space to us and stage our raw materials for production. While we have negotiated favorable fees for this, there can be no certainty these costs won’t rise and reduce our gross margins. If our tolling and contract manufacturers were to decide not to warehouse and stage our raw materials, this would have a very significant impact on our ability to manufacture any product at all in a cost-effective manner, and our business would materially suffer.

Some of the ingredients we use are only available from a single supplier or a limited group of suppliers.  If the single supplier is unable to source raw materials, it could cause production delays and significantly disrupt our business.

We depend upon single suppliers for some of our key ingredients such as our soluble fiber. Unforeseen discontinuation or unavailability of certain ingredients, each of which we currently primarily source from single supplier, could cause backorders. If we were to experience a significant or prolonged shortage of critical ingredients from any of our suppliers and could not procure the components from other sources, we would be unable to manufacture our products and ship them to our customers in a timely fashion, or at all, which would cause production delays and adversely affect our sales, margins and customer relations.

If our sole source supplier was to go out of business or suspend services, we might be unable to find a replacement for such source in a timely manner or at all. Similarly, if any future sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Company in the future. Any inability to secure required supplies and services or to do so on appropriate terms could cause production delays and have a materially adverse impact on our business, financial condition and operating results.

Increases in cost or shortages of raw materials could harm our business.

Increases in costs of our raw materials produced by shortages or inflation will result in increased costs of production. We are uncertain whether we will be able to pass any of such increases on to our customers. We do not use hedging agreements or alternative instruments to manage the risks associated with securing our raw materials. In addition, some of our raw materials are only available from a single or a limited number of suppliers. As alternative sources of supply may not be available, any increase in costs or interruption in the supply of such raw materials might materially harm us.

To mitigate the effect on our business of supply chain disruptions, we need to substantially increase inventory.

We believe that raw materials shipment and manufacturing delays are now effectively routine. To avoid product outages and loss of revenue, which are a consequence of these delays, we need hold substantially more finished goods inventory. We presently do not have available capital to substantially increase our finished goods inventory, which may impact our product availability and revenues for the remainder of the fiscal year.

Our failure to accurately estimate demand for our products could adversely affect our business.

We may not correctly estimate demand for our products. If we materially underestimate demand for our products and are unable to secure sufficient raw materials, we might not be able to satisfy consumer demand for our nutritional beverages, on a short-term basis, when we run out of inventory to sell, in which case our business, financial condition and results of operations could be adversely affected.

We may not be able to develop successful new products, which could impede our growth and cause us to sustain future losses.

Part of our business strategy is to increase our sales through the development of new products and line extensions. We cannot assure you that we will be able to develop, market, sell and distribute new products and line extensions that will enjoy consumer or retailer buyer acceptance. The failure to develop new products or line extensions that gain consumer or retailer buyer acceptance could have an adverse impact on our growth and materially adversely affect our financial condition.

Our lack of product diversification and inability to timely introduce new or alternative products could cause us to cease operations.

Our business is focused on GLUCODOWN® and our second brand FIBER UP® is only in early development and not yet commercialized. The risks associated with focusing on such a limited product line are substantial. If consumers do not accept our products or if there is a general decline in market demand for, or any significant decrease in, the consumption of nutritional beverages, we are not financially or operationally capable of introducing alternative products within a short time frame. As a result, such lack of acceptance or market demand decline could cause us to cease operations.

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Low demand for new products and the inability to develop and introduce new products at favorable margins could adversely impact our performance and prospects for future growth.

The uncertainties associated with developing and introducing new products, such as market demand and costs of development and production, may impede the successful development and introduction of new products on a consistent basis. Introduction of new technology may result in higher costs to us than that of the technology replaced. That increase in costs, which may continue indefinitely or until increased demand and greater availability in the sources of the new technology drive down its cost, could adversely affect our results of operations. Market acceptance of the new products introduced in recent years and scheduled for introduction in future years may not meet sales expectations due to various factors, such as the failure to accurately predict market demand, end-user preferences, evolving industry standards, or the emergence of new or disruptive technologies. Moreover, the ultimate success and profitability of the new products may depend on our ability to resolve technical and technological challenges in a timely and cost-effective manner. Our investments in productive capacity and commitments to fund advertising and product promotions in connection with these new products could erode profits if those expectations are not met.

If we are unable to maintain good relationships with retailers and maintain good standing in online marketplaces, our business could suffer.

Our access to the customers of retailers and our access to online marketplaces are both material to our success. If we are unable to maintain our good relationships with retailers and maintain our good standing in online marketplaces, our revenues could decline significantly. Unilateral decisions could be taken by the buyers at retailers, or by the policy-makers at our online marketplaces, to discontinue carrying any or all of our products, at any time, which could cause our business to suffer.

Even if we maintain good relationships with retailers, they might not approve our cost increases.

We are effectively limited to proposing annual price increases at our retailer customers, because we generally only meet annually with product buyers at our retailer customers.  Buyers have not in the past and may not in the future, agree with our proposed price increases. As a result, we may earn less gross profit margin over time, the longer we serve a retailer customer.

We may incur material losses as a result of product recall and product liability.

We may be liable if the consumption of any of our products causes injury, illness, or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us, or a widespread product recall, could have a material adverse effect on our business, financial condition, and results of operations. The amount of the insurance we carry is limited, and that insurance is subject to certain exclusions and may or may not be adequate.

Litigation may adversely affect our business.

From time to time in the normal course of our business operations, we may become subject to litigation involving intellectual property, data privacy and security, consumer protection, commercial disputes and other matters that may negatively affect our operating results if changes to our business operation are required. We may also be subject to a variety of claims including product liability, and consumer protection claims, among other litigation. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition, and results of operations. In addition, insurance may not cover existing or future claims, be sufficient to fully compensate us for one or more of such claims or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby adversely affecting our results of operations and resulting in a reduction in the trading price of our stock.

We face risks related to Novel Coronavirus (COVID-19) which could significantly disrupt our business.

Our business has been and may continue to be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the Novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments has and may continue to cause disruption to our operations and sales activities. Our third-party vendors, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines, and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party vendors and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations, and customer relationships. In addition, the Novel Coronavirus (COVID-19) or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from the Novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the Novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the Novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results, and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

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Prolonged economic downturn, particularly in light of the COVID-19 pandemic and international conflicts, could adversely affect our business.

Uncertain global economic conditions, in particular in light of the COVID-19 pandemic and international conflicts, could adversely affect our business. Negative global and national economic trends, such as decreased consumer and business spending, high unemployment levels and declining consumer and business confidence, pose challenges to our business and could result in declining revenues, profitability, and cash flow. Although we continue to devote significant resources to support our brands, unfavorable economic conditions may negatively affect demand for our products.

Risks related to our Intellectual Property

If we fail to protect our compositions and methods with patents, competitors may be able to use our compositions and methods, to weaken our competitive position, reduce our net revenue, and increase our costs.

Our commercial success will depend in part on obtaining and maintaining patent protection to help prevent compositions and methods that we have developed, or may develop or acquire in the future, from being used by our competitors to weaken our competitive position. We have a patent pending before the United States Patent and Trademark Office (“USPTO”). But patent applications can take many years to issue, and there is no assurance that our current patent application, or any future patent applications, will be granted. If we are unable to obtain patent protection for our current or future applications, we may not be able to successfully prevent our competitors from imitating or copying our products or using some or all of the processes that are the subject of such patent application(s). Such imitation, or copying, may lead to increased competition within the finite market for products such as ours. Even if our patent application was granted, our intellectual property rights may not be sufficiently comprehensive to prevent our competitors from developing similar competitive products.

There are multiple risks inherent in patent litigation. In patent litigation in the U.S., defendant counterclaims alleging invalidity and/or unenforceability are commonplace, as are validity challenges by the defendant against the subject patent or other patents before the USPTO. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement, failure to meet the written description requirement, indefiniteness, and/or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before the USPTO even outside the context of litigation, in for example, post-grant review proceedings and inter partes review proceedings. The outcome is unpredictable following any legal assertions of invalidity and unenforceability. With respect to the validity question, for example, we cannot be certain that no invalidating prior art existed of which we and the patent examiner were unaware during prosecution. These assertions may also be based on information known to us or the USPTO. If a defendant or third party were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the claims of the challenged patent. Such a loss of patent protection would or could have a material adverse impact on our business.

Even if the validity of our patent rights is upheld by a court, a court may not prevent the alleged infringement of our patent rights on the grounds that such activity is not covered by our patent claims. Although we may aggressively pursue anyone whom we reasonably believe is infringing upon our intellectual property rights, initiating, and maintaining suits against third parties that may infringe upon our intellectual property rights will require substantial financial resources. We may not have the financial resources to bring such suits, and if we do bring such suits, we may not prevail. Regardless of our success in any such actions, we could incur significant expenses in connection with such suits.

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If our trademarks and brand names are not adequately protected, that could adversely impact our ability to build name recognition in certain markets.

We rely on trademarks, service marks, trade names and brand names to distinguish our nutritional beverages from those of competitors and have registered these trademarks. Our registered or unregistered trademarks, service marks, trade names and brand names may be challenged, infringed, diluted, circumvented, or declared generic or determined to be infringing on other marks. Additionally, we cannot assure you that our future trademark applications will be approved. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources towards advertising and marketing new brands. At times, competitors may adopt trade names or trademarks similar to ours, which could harm our brand identity and lead to market confusion. Certain of our current or future trademarks may become so well known by the public that their use becomes generic and they lose trademark protection. Over the long term, if we are unable to establish name recognition through our trademarks and trade names, then we may not be able to compete effectively and our business, financial condition and results of operations may be adversely affected.

If we cannot keep our trade secrets, which includes our formulas, compositions and methods, and knowledge capital (know-how), confidential, that could adversely impact our competitive position and reduce our revenue.

We rely on trade secrets and other proprietary information. We seek to protect this confidential information, in part, through the use of confidentiality agreements with employees, consultants, advisors and others. Nonetheless, we cannot assure you that those agreements will provide adequate protection and prevent their unauthorized use or disclosure. To the extent that consultants, key employees or other third parties apply trade secrets independently developed by them or by others to our proposed products, disputes may arise as to the proprietary rights to such products which may not be resolved in our favor. There is a risk that other parties may breach confidentiality agreements or that our trade secrets and other proprietary information become known or independently discovered by competitors, which could adversely affect our revenue.

Third-party claims of infringement against us could adversely affect our ability to market our products and require us to reformulate our products or seek licenses from third parties.

We are susceptible to intellectual property lawsuits that could cause us to incur substantial costs, pay substantial damages, or prohibit us from distributing our products. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. In addition, because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which later may result in issued patents that our products may infringe. If any of our products infringe a valid patent, we could be prevented from distributing that product unless and until we can obtain a license or reformulate it to avoid infringement. A license may not be available or may require us to pay substantial royalties. We also may not be successful in any attempt to reformulate the product to avoid any infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate, and we may not have the financial and human resources to defend ourselves against any infringement suits that may be brought against us.

We may employ individuals who were previously employed by companies that are developing beverage products, including our competitors or potential competitors. To the extent our employees are involved in research areas which are similar to those areas in which they were involved at their former employers, we may be subject to claims that such employees and/or we have inadvertently or otherwise used or disclosed the alleged trade secrets or other proprietary information of the former employers. Litigation may be necessary to defend against such claims, which could result in substantial costs and be a distraction to management and which may have a material adverse effect on us, even if we are successful in defending such claims.

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Risks related to Government Regulation

We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints, which can make compliance costly and subject us to enforcement actions by governmental agencies.

Formulation, manufacturing, packaging, labeling, holding, storage, distribution, advertising, and sale of our products are affected by extensive laws, governmental regulations and policies, administrative determinations, court decisions and similar constraints at the federal, state, and local levels. There can be no assurance that we will be in compliance with all of these regulations. A failure by us to comply with these laws and regulations could lead to governmental investigations, civil and criminal prosecutions, administrative hearings and court proceedings, civil and criminal penalties, injunctions against product sales or advertising, civil and criminal liability for the Company and/or its principals, bad publicity, and tort claims arising out of governmental or judicial findings of fact or conclusions of law adverse to the Company or its principals. In addition, the adoption of new regulations and policies or changes in the interpretations of existing regulations and policies may result in significant new compliance costs or discontinuation of product sales, and may adversely affect the marketing of our products, resulting in decreases in revenues.

Our principal regulator, the Food and Drug Administration (FDA) has not passed on the efficacy of our products or the accuracy of any claim we make related to our products.

FDA does not, and has not, reviewed or passed on the efficacy of any of our products, which are classified as conventional foods, nor has it reviewed or approved any nutritional claims of support we make related to our conventional food beverages.

The Food and Drug Administration (FDA) conducts unannounced on-premises inspections of our facilities and records.

We are subject to periodic unannounced visits by FDA officers who inspect our facilities and records. Even though we are an own-label distributor and utilize tolling and contract manufactures to produce our products, we still must maintain extensive records including certificates of analysis for all ingredients we use, master specifications for our products and certain batch production and testing records. Keeping such records is time-consuming and costly and if our record-keeping is deemed deficient, we could receive warning letters or other more serious administrative actions could take place that could harm our business and reputation with customers.

The Federal Trade Commission (FTC) prohibits use of any consumer testimonials in our marketing

In December 2009, the FTC substantially revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising, or “Endorsement Guides,” to eliminate a safe harbor principle that formerly recognized that Companies like ours could publish consumer testimonials that conveyed truthful but extraordinary results from using our products as long as we clearly and conspicuously disclosed that the endorser’s results were not typical. This change makes it more difficult to communicate the benefits of our nutritional beverages to consumers and our revenues may not grow if we can’t find other compliant means to reach our customers.

Risks Related to this Offering

Our Chief Executive Officer and Chief Financial Officer, Murray Fleming, holds all our Series A Voting Preferred Stock and maintains the ability to control substantially all matters submitted to shareholders for approval.

Our Series A Voting Preferred Stock voting shares may, if exercised, control the election of directors and approval of any merger, consolidation, or sale of all or substantially all of our assets. Our Chief Executive Officer and Chief Financial Officer, Murray Fleming, holds all shares of our Series A Voting Preferred Stock and has the right to vote the number of votes equal to all shares of Common Stock which are then issued and outstanding, plus an additional 10,000 shares. Therefore, Mr. Fleming maintains the ability to control substantially all matters submitted to shareholders for approval due to the voting rights features of the Series A Voting Preferred Stock. This concentration of voting power could delay or prevent an acquisition of us on terms that other shareholders may desire. As a result, currently, and after this offering, Mr. Fleming will possess significant influence and can elect a majority of our Board and authorize or prevent proposed significant corporate transactions without the votes of any other stockholders. Mr. Fleming is expected to have significant influence over a decision to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether or not our other stockholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Common Stock or prevent our shareholders from realizing a premium over the then-prevailing market price for their Common Stock.

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Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a pre-emptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

Our planned reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by our planned reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

If we fail to comply with the rules and regulations under the Sarbanes-Oxley Act, our operating results, our ability to operate our business and investors’ views of us may be harmed.

Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, our efforts to comply with the rules and regulations under the Sarbanes-Oxley or new or changed laws, regulations, and standards may differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice. Regulatory authorities may investigate transactions disclosed in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and if legal proceedings are initiated against us, it may harm our business.

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We do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future.

We currently intend to retain most future earnings (if any) to finance the growth and development of our business, and therefore, we do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future. We believe it is likely that our Board will continue to conclude, that it is in the best interests of the Company and its shareholders to retain most earnings (if any) for the development of our business. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per Unit is substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $[*] per share, based on the assumed public offering price of $[*] per Unit. Investors in this offering will pay a price per Unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our Common Stock may not be approved for listing on the Nasdaq or on any other trading market and you may not be able to resell your Common Stock at a price above the price you paid, if at all.

We intend to apply to list the shares of our Common Stock on the Nasdaq, under the symbol “GLUC.” An approval of our listing application by the Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of the Nasdaq. No assurances can be given, however, that the application will be approved or that our Common Stock will ever be traded on the Nasdaq or listed or quoted on any other trading market. If for any reason our Common Stock is not listed on the Nasdaq, or any other trading market, or a public trading market does not develop, purchasers of our Common Stock may have difficulty selling their Common Stock should they desire to do so. Moreover, there is a risk that our Common Stock could be delisted from any trading market on which it may be listed or quoted. The lack of an active trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional intellectual property assets by using our securities as consideration.

There can be no assurances that if our Common Stock is listed on the Nasdaq we will be able to meet the Nasdaq’s continued listing requirements which will result in the delisting of our Common Stock from the Nasdaq.

The Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from the Nasdaq), would make it more difficult for shareholders to sell our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. This could have an adverse effect on the price of our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

Holders of our Warrants will have no rights as a common stockholder until they acquire our Common Stock.

The Warrants included in the Units in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay the exercise price per share, prior to [*] years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a stockholder as to the security exercised only as to matters for which the record date occurs after the exercise. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

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Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The Warrants offered by this prospectus may not have any value.

The Warrants offered by this prospectus will be exercisable for five years from the date of issuance. There can be no assurance that the market price of our common stock will ever exceed the exercise price of the Warrants. In the event that our common stock price does not exceed the exercise price of the Warrants during the term of the Warrants, the Warrants may not have any value.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

·

had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

·

in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

·

in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

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Because the Company is a “smaller reporting company” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our common shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our common shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospectus in comparison with other public companies.

As a smaller reporting company, we are permitted to comply with scaled-back disclosure obligations in our SEC filings compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We have elected to adopt the accommodations available to smaller reporting companies. Until we cease to be a smaller reporting company, the scaled-back disclosure in our SEC filings will result in less information about our company being available than for other public companies.

If investors consider our common shares less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the year in which we complete this offering, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of the first sale of shares covered by this prospectus, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our Common Stock that is held by non-affiliates to exceed $700.0 million as of the prior September 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In the event that we are still considered a smaller reporting company, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company.

In the event that we are still considered a smaller reporting company, at such time are we cease being an emerging growth company, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Should we cease to be an “emerging growth company” but remain a “smaller reporting company”, we would be required to: (1) comply with new or revised US GAAP accounting standards applicable to public companies, (2) comply with new Public Company Accounting Oversight Board requirements applicable to the audits of public companies, and (3) to make additional disclosures with respect to related party transactions, namely Item 404(d).

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering including for any of the purposes described in the section entitled “Use of Proceeds” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds of this offering primarily for general corporate purposes, including working capital, expanded sales and marketing activities, increased research and development expenditures and funding our growth strategies.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under Nasdaq’s rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including, without limitation, (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that the compensation of our officers be determined or recommended to our board of directors by a compensation committee that is comprised solely of independent directors, and (iii) the requirement that director nominees be selected or recommended to the board of directors by a majority of independent directors or a nominating committee comprised solely of independent directors. Although we currently do not intend to rely on the “controlled company” exemption, we could elect to rely on this exemption in the future if we are a controlled company after this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.  Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Our shares of Common Stock are subject to the penny stock rules, which makes shares of our Common Stock more difficult to trade.

We are currently subject to the SEC’s “penny stock” rules as our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that, prior to a transaction, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in this prospectus should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we may be required to pay all amounts owed to any creditors before distributing any assets to the investors. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our other investors, in which case investors could lose their entire investment.

Forum selection provisions in our charter documents may be unenforceable, resulting in federal court jurisdiction over claims arising under the Securities Act or the Exchange Act.

Provisions in our Amended and Restated Certificate of Incorporation that purport to provide the Court of Chancery of the State of Delaware (referring to Delaware State Courts) as the exclusive forum for certain actions, including derivative actions, may be determined to be unenforceable in certain instances, including with respect to claims arising under the Securities Act or Exchange Act, which would result in federal courts instead having jurisdiction over such claims. The Company does not intend for such exclusive forum provision to apply to claims arising under the Securities Act or the Exchange Act. The Company plans to amend its Amended and Restated Certificate of Incorporation upon effectiveness of this registration statement to unambiguously provide that such exclusive forum provisions would not apply to claims arising under the Securities Act or the Exchange Act  and until such time as such amendment has become effective, to provide its investors of notice to this effect, the Company will continue to include disclosure indicating that the Company does not intend for such exclusive forum provisions to apply to claims arising under the Securities Act or the Exchange Act. With respect to claims arising under the Securities Act, note that that investor cannot waive compliance with the federal securities laws and rules and regulations thereunder.

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USE OF PROCEEDS

Based upon an assumed public offering price of $ per Unit, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately $ million assuming the underwriter does not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering for the following purposes:

Use of Net Proceeds
Working Capital	$
Sales and Marketing	$
GLUCODOWN®
FIBER UP®
Research and Development	$
GLUCODOWN®
FIBER UP®
General Corporate Purposes	$

We believe that our existing cash and cash equivalents, along with the net proceeds from this offering and any proceeds from the exercise of Warrants, together with interest on cash balances, will be sufficient to fund our operating expenses and capital expenditure requirements including our business plan and achievement of our five marketing and distribution objectives (see “Business – Marketing and Distribution”) through at least the next 12 months. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock is quoted by OTC Markets Group Inc. (“OTC Markets”) under symbol “GLUC” with the designation of “Pink Current”. OTC Markets quotations of our Common Stock, and a designation of “Pink Current”, does not constitute an established public trading market. OTC Markets quotations reflect inter-dealer bid and ask prices, without retail mark-up, mark-down, commission, or adjustments, and may not necessarily represent actual transactions. Our Common Stock was initially quoted under symbol “GLUC” by OTC Markets on November 20, 2014.  The most recent closing quotation, as of June 30, 2022, was $0.53.

The following table sets forth the quarterly high and low closing prices of our Common Stock for the two most recent fiscal years, and the interim period of the current fiscal year.

Period	High	Low

Fiscal Year 2022:
First Quarter	$2.04	$1.09
Second Quarter	1.17	0.53
Third Quarter
Fourth Quarter

Fiscal Year 2021:
First Quarter	$8.70	$3.51
Second Quarter	4.55	2.09
Third Quarter	4.05	2.30
Fourth Quarter	2.49	1.42

Fiscal Year 2020:
First Quarter	$0.13	$0.08
Second Quarter	1.44	0.09
Third Quarter	1.80	1.00
Fourth Quarter	5.75	1.73

Our SEC registered transfer agent is Nevada Agency and Transfer Company located at 50 W Liberty Street, #880, Reno, NV, 89501.  As of June 30, 2022, there were approximately 121 registered holders of record of our Common Stock.

Listing

We intend to apply for listing of our Common Stock and Warrants on the Nasdaq under the symbols “GLUC” and “GLUCW.”

Dividend Policy

We have not historically declared dividends on our Common Stock, and we do not currently intend to pay dividends on our Common Stock. The declaration, amount, and payment of any future dividends on shares of our Common Stock, if any, will be at the sole discretion of our Board, out of funds legally available for dividends. Our ability to pay dividends to our shareholders in the future will depend upon our liquidity and capital requirements, as well as our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our Common Stock, and other factors deemed relevant by our Board.

Penny Stock

Our Common Stock is considered “penny stock” under the rules the SEC under the Securities Exchange Act of 1934. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

·	contains a description of the nature and level of risks in the market for penny stocks in both public offerings and secondary trading;

·	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

·	contains a toll-free telephone number for inquiries on disciplinary actions;

·	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

·	contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

·	bid and offer quotations for the penny stock;

·	the compensation of the broker-dealer and its salesperson in the transaction;

·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the marker for such stock; and

·	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules that require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2022.

·	an actual basis.
·	on a pro-forma basis to give effect to (i) our sale of $_______________ of shares of common stock in this offering at the assumed public offering price of $________ per share, which is the last reported sale price of our common stock on the OTC Markets on ________, 2022, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our financial statements and the related notes thereto included elsewhere in this prospectus and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of June 30, 2022
	Unaudited
	Actual	Pro Forma
Cash and cash equivalents	$569,391	$
Total liabilities	$1,452
Preferred Stock, $0.001 par value, 10,000,000 shares authorized:
Series A, 1,000 shares authorized, 1,000 shares issued and outstanding;	1
Series B, $0.075 stated value, 3,466,668 shares authorized, 2,133,334 shares issued and outstanding;	2113
Series C, $0.075 stated value, 866,668 shares authorized, 866,668 shares issued and outstanding;	867
Series D, $1.00 stated value, 300,000 shares authorized, 300,000 shares issued and outstanding;	300
Series E, $2.00 stated value, 480,000 shares authorized, 480,000 shares issued and outstanding;	480
Common Stock, $0.001 par value, 40,000,000 shares authorized:
13,848,630 shares issued and outstanding.	13,849
Additional paid-in capital	8,831,233
Accumulated (deficit)	$(8,054,437)	$
Total stockholders' equity	$794,425	$

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Each $1.00 increase (decrease) in the assumed public offering price of $____ per Unit would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $____ million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Units we are offering. Each increase (decrease) of _________ Units in the number of Units we are offering would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by approximately $___ million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our Common Stock to be outstanding after this offering is based on __________ shares of our Common Stock outstanding as of [   ], and excludes:

·	[*] shares of our common stock issuable upon exercise of the Warrants to be issued as part of the Units;
·	[*] shares of our common stock issuable upon exercise of the one-for-one (1-for-1) conversion option of our Series B, C, D and E preferred stock.

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DILUTION

Each Unit, with an assumed public offering price of $____ per Unit, which is the last quoted sale price of our Common Stock by OTC Markets on __________, 2022, consists of one share of Common Stock and a Warrant to purchase one share of Common Stock.

If you invest in our Units, your interest will be diluted immediately to the extent of the difference between the offering price per Unit and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

As of June 30, 2022, our historical net tangible book value was $791,130 or $0.06 per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets reduced by total liabilities, divided by 13,848,630 the number of shares of Common Stock outstanding on June 30, 2022.

After giving effect to the sale of _________ Units, at the assumed offering price of $____ per Unit , which is the last quoted sale price of our Common Stock by OTC Markets on __________, 2022, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) our net tangible book value as of June 30, 2022 would have been $_________ or $____per share of Common Stock. This amount represents an immediate increase in net tangible book value of $____ per share to our existing stockholders. Investors purchasing our Common Stock in this offering will have paid $____ more than the as adjusted net tangible book value per share of Common Stock after this offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per Unit		$
Historical net tangible book value per share as of June 30, 2022	$(791,130)
Increase in net tangible book value per share attributable to new investors
Net tangible book value per share after the offering
Dilution per share to new investors		$

Each $1.00 increase (decrease) in the assumed public offering price of $____ per Unit would increase (decrease) our net tangible book value after this offering by approximately $____ per share, and increase (decrease) the dilution per share to new investors by approximately $____ per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us full.

The number of shares of our Common Stock to be outstanding after this offering is based on _________ shares of our Common Stock outstanding as of [   ], and excludes:

·	[*] shares of our common stock issuable upon exercise of the Warrants to be issued as part of the Units;
·	[*] shares of our common stock issuable upon exercise of the one-for-one (1-for-1) conversion option of our Series B, C, D and E preferred stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the period ended June 30, 2022, and the years ended December 31, 2021, and 2020 should be read in conjunction with our financial statements and accompanying notes included elsewhere in this registration statement. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Risk Factors”.

Business Overview

We are an own-label distributor of nutritional beverages. Our niche is the formulation, manufacturing, marketing, and distribution of soluble fiber infused nutritional beverages. In November 2017, we registered the trademark GLUCODOWN® and have since launched the first soluble fiber infused, powdered iced tea, and flavored drink mixes, in North America. We launched GLUCODOWN® because we identified an absence of product variety and/or nutritional suitability among the healthier beverage offerings from other companies, serving pre-diabetic and diabetic consumers. Nutritional suitability means we apply, to the extent feasible, the nutritional recommendations and guidelines of experts, such as, for example, the American Diabetes Association, when formulating our beverages. We are currently in the early stages of marketing and distributing GLUCODOWN®.

Recent Developments

We believe the physiological impacts of soluble fiber can nutritionally satisfy other interests of health-conscious consumers, and as result, we plan to launch more soluble fiber infused nutritional beverages, marketed under more brands. Building upon our knowledge capital gained from formulating, manufacturing, marketing, and distributing GLUCODOWN®, we registered the trademark FIBER UP® in September 2020, and are developing our second soluble fiber infused nutritional beverage brand. We plan to launch FIBER UP® as a ready-to-drink beverage and to initially focus our marketing and distribution efforts to persons 45 and older.

On January 25, 2022, we entered into an investment banking agreement with EF Hutton. The agreement contemplates the Company raising additional capital in a registered offering, listing on a stock exchange, and preparing a registration statement under the Securities Act. The Company is responsible for EF Hutton’s external counsel legal costs, whether any offering is consummated or not.

Effective on March 11, 2022, we filed Articles of Conversion with the Nevada Secretary of State and a Certificate of Conversion and Certificate of Incorporation with the Delaware Department of State, Division of Corporations and converted to a Delaware corporation. On March 29, 2022, we merged with a subsidiary, created on March 23, 2022, for the sole purpose of the merger, amended and restated our Certificate of Incorporation, and the surviving corporation is Glucose Health, Inc. Our authorized capital stock consists of (i) 40,000,000 shares of common stock, $0.001 par value per share, (ii) 10,000,000 shares of preferred stock, $0.001 par value per share. Our issued and outstanding common shares are 13,848,630 and our issued and outstanding preferred shares are 3,781,002.

Supply Chain Management

We believe managing our own supply chain enables us to realize higher gross margins and faster production times than otherwise can be achieved by outsourcing the supply of finished products to us, to co-packers. We have experienced delays in raw materials shipments from our suppliers in the current period and additionally in the prior fiscal year, which together have impacted our finished goods inventory in the current period. We also depend upon single suppliers for some of our raw materials, which means we cannot readily source these from other suppliers. Additionally, we depend upon specialized manufacturers to produce our products, and we cannot easily transfer this production to other manufacturers. As we believe raw materials shipment delays and manufacturing delays are now effectively routine for the visible future, we plan to substantially increase finished goods inventory to mitigate against product outages and consequent loss of revenue. We presently do not have available capital to substantially increase our finished goods inventory, which may impact our product availability and revenues for the remainder of the fiscal year.

We do not believe our supply chain challenges impact upon our product quality. We ensure the quality of our supply chain by implementing Current Good Manufacturing Practices (CGMP). As an own-label distributor, our principal responsibility is FDA record-keeping and ensuring our master product specifications, are adhered to throughout our supply chain. While we have established relationships with industry leading ingredient companies, our master specifications nevertheless require testing of lots of the ingredients shipped to us organoleptically. We also specify testing of random lots of these ingredients at third-party laboratories for consistency with our ingredient manufacturer’s specifications. We further specify testing of random production batches of our products at third-party laboratories for standard microbiological contaminants. Additionally, we specify testing of random finished goods samples at third-party laboratories for stability and consistency with our Nutrition Facts label claims.

For more information, see “Business—Supply Chain Management.”

Impact of COVID-19 Pandemic

The COVID-19 pandemic continues to rapidly evolve. At this time, there continues to be significant volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact our business, operations, and financial results.

Most states and cities have at various times instituted quarantines, restrictions on travel, “stay at home” rules, social distancing measures and restrictions on the types of businesses that could continue to operate, as well as guidance in response to the pandemic and the need to contain it. As a result, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, including such authorities in Europe, which could result in delays of reviews and approvals. While there have been no specific notices of delay from federal or foreign government authorities, potential interruptions, delays, or changes to the operations of the FDA, or of any foreign authority with which we might interact, might impact the approval of any applications we plan and will need to file in the future.

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In addition, we are dependent upon certain contract manufacturers and their ability to reliably and efficiently fulfill our purchase orders is critical to our business success. The COVID-19 pandemic has impacted and may continue to impact certain of our manufacturers. As a result, we have faced and may continue to face delays or difficulty sourcing certain products, which could negatively affect our business and financial results. Even if we are able to find alternate sources for such products, they may cost more, which could adversely impact our profitability and financial condition.

The global deterioration in economic conditions may have an adverse impact on discretionary consumer spending in markets that we plan to market our products, which could also impact our business and demand for our products. For instance, consumer spending may be negatively impacted by general macroeconomic conditions, including a rise in unemployment, and decreased consumer confidence resulting from the pandemic. Changing consumer behaviors as a result of the pandemic may therefore have a material impact on our expected future revenue.

The spread of COVID-19 has also adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The pandemic has resulted, and may continue to result, in a significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

If the COVID-19 pandemic does not continue to slow and the spread of COVID-19 is not contained, our business operations, including those of contract manufacturers, could be further delayed or interrupted. In addition, our operations could be disrupted if any of our employees or employees of our subcontractors were to be tested positive for having COVID-19, which could require quarantine of some or all such employees or closure of our or their facilities for disinfection. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which the COVID-19 pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments for COVID-19, the impact of variants of the COVID-19 virus and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact. Nevertheless, the pandemic and the current financial, economic, and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

We have not developed a COVID-19 contingency plan to address the potential challenges and risks presented by this pandemic. If we were to prepare such a plan, there could be no assurance that it would be effective in mitigating the effects of the COVID-19 virus.

For a further discussion of the impact of the COVID-19 pandemic on our business, please see “Risk Factors”.

Results Of Operations

Three Months Ended June 30, 2022 and 2021

Revenue

Revenue increased by $76,919 to $364,022 in the three month period ended June 30, 2022, from $287,103 in the three month period ended June 30, 2021. During the period we issued invoices totaling $225,420 pursuant to fulfilling purchase orders from Woodland Partners (for Publix). While revenue increased 27% in the current period vs. the comparative period, we nevertheless experienced product outages of certain of our eight GLUCODOWN® flavors due to insufficient finished goods inventory to serve our end-user customers. Delays in raw materials shipments and manufacturing in the current period and delays in raw materials shipments and manufacturing in the prior fiscal year, together impacted finished goods inventory in the current period.  We believe delays in raw materials shipments and manufacturing are now effectively routine for the visible future and can only be managed by increasing finished goods inventory to mitigate against product outages and consequent loss of revenue. We are presently not able to substantially increase our finished goods inventory due to lack of resources including capital, which may impact our product availability and revenues for the remainder of the fiscal year.

Gross Profit

Gross profit increased by $3,400 to $117,980 in the three month period ended June 30, 2022, from $114,580 in the three month period ended June 30, 2021. Gross profit margin was 32% in the current period vs. 40% in the comparative period. The Company’s gross profit margin can be variable depending upon the mix of end-user and retailer customer sales. We earn higher gross margins from sales to end-user customers (online) than from sales to retailer customers. Our higher gross margin from end-user customers is due to our ability to control and adjust (increase) the pricing of our products as we experience price increases from our raw materials suppliers and/or manufacturers. We are effectively limited to proposing annual price increases to our retailer customers and such proposed increases may not even be approved by the retailer’s buyers. To mitigate raw material and manufacturing cost pressures, the Company utilizes a tolling and contract manufacturing business model and directly manages procurement of all inputs for its products

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Operating Expenses

Operating expenses decreased by $39,793 to $228,808 in the three month period ended June 30, 2022, from $268,601 in the three month period ended June 30, 2021. Operating expenses decreased in the current period vs. the comparative period due to lower selling expenses offset by higher general and administrative costs and professional fees.  The Company pays for its advertising expenses, in part, through the issuance of restricted shares of common stock. GAAP requires us to value shares issued in payment for services using the closing quotation of our stock price on the date of entering into a contract for services and, as result, our advertising expenses can be variable between comparative periods.

Other Income (Expense) & Net Loss

Other income (expense) was -0- in the three month period ended June 30, 2022, vs. ($1,383) in the three month period ended June 30, 2021. Net loss decreased by $44,576 to ($110,828) in the current period from ($155,404) in the comparative period. Our decreased net loss was a consequence of lower selling expenses in the current period vs. the comparative period.

Six Months Ended June 30, 2022 and 2021

Revenue

Revenue increased by $53,267 to $577,835 in the six month period ended June 30, 2022, from $524,568 in the six month period ended June 30, 2021. While revenue increased 10% in the current period vs the comparative period, we nevertheless experienced product outages of certain of our eight GLUCODOWN® flavors due to insufficient finished goods inventory to meet customer demand. Delays in raw materials shipments and manufacturing in the current period and delays in raw materials shipments and manufacturing in the prior fiscal year, together impacted finished goods inventory in the current period.  We believe delays in raw materials shipments and manufacturing are now effectively routine for the visible future and can only be managed by increasing finished goods inventory to mitigate against product outages and consequent loss of revenue. We are presently not able to substantially increase our finished goods inventory due to lack of resources including capital, which may impact our product availability and revenues for the remainder of the fiscal year. Additionally, revenue from one retailer customer declined as we were impacted by systems issues at the retailer customer preventing their generation of accurate purchase orders, during our transition to supplying this retailer customer with GLUCODOWN® for stocking at their online store vs. brick-and-mortar stores. As we transition to stocking online only, we expect to receive fewer purchase orders and generate less revenue from this retailer customer than in prior periods.

Gross Profit

Gross profit increased by $23,280 to $241,074 in the six month period ended June 30, 2022, from $217,794 in the six month period ended June 30, 2021. Gross profit margin was 42% in the current period vs. 42% in the comparative period. The Company’s gross profit margin can be variable depending upon the mix of end-user and retailer customer sales. We earn higher gross margins from sales to end-user customers (online) than from sales to retailer customers. Our higher gross margin from end-user customers is due to our ability to control and adjust (increase) the pricing of our products as we experience price increases from our raw materials suppliers and/or manufacturers. We are effectively limited to proposing annual price increases to our retailer customers and such proposed increases may not even be approved by the retailer’s buyers. During the period ended June 30, 2022, we transitioned from supplying one retailer with GLUCODOWN® for stocking in-store, to stocking online only. As part of the transition, we raised our wholesale price to the retailer customer, and we expect to earn higher gross margin as a result. To mitigate raw material and manufacturing cost pressures, the Company utilizes a tolling and contract manufacturing business model and directly manages procurement of all inputs for its products.

Operating Expenses

Operating expenses decreased by $182,961 to $542,951 in the six month period ended June 30, 2022, from $359,990 in the six month period ended June 30, 2021. Operating expenses increased in the current period vs. the comparative period due to higher administrative costs and professional fees and somewhat higher selling expenses.  The Company pays for its advertising expenses, in part, through the issuance of restricted shares of common stock. GAAP requires us to value shares issued in payment for services using the closing quotation of our stock price on the date of entering into a contract for services and, as result, our advertising expenses can be variable between comparative periods.

Other Income (Expense) & Net Loss

Other income (expense) was -0- in the six month period ended June 30, 2022, vs. ($2,785) in the six month period ended June 30, 2021. Net loss increased by $156,896 to ($301,877) in the current period from ($144,981) in the comparative period. Our increased net loss was a consequence of higher general and administrative costs and professional fees and somewhat higher selling expenses in the current period vs. the comparative period.

Fiscal Years ended December 31, 2021 (fiscal 2021) and December 31, 2020 (fiscal 2020)

Revenue

Revenue increased by $472,968 or 98%, to $953,681 in the year ended December 31, 2021, from $480,713 in the year ended December 31, 2020. The 98% increase in fiscal 2021 revenue reflected growth in our sales to end-user customers through Amazon and our own Shopify online store plus the launch of four additional flavors of GLUCODOWN® in fiscal 2021, for a total of eight flavors, compared with fiscal 2020. In fiscal 2021, the Company added no new retailer customers, compared to one additional retailer customer in fiscal 2020, and as a result, experienced only modest growth of GLUCODOWN® sales to retailers.

Gross Profit

Cost of revenue increased by $236,471, or 77%, to $543,639 in the year ended December 31, 2021, from $307,168 in the year ended December 31, 2020. Gross profit increased by $236,497, or 136%, to $410,042 in the year ended December 31, 2021, from $173,545. The increase in gross profit, was a result of the Company’s strategy of utilizing a tolling and contract manufacturing business model and managing procurement of all inputs to its products, such as ingredients and packaging, directly. Additionally, we earn higher gross margins through our sales to end-user customers (online) vs. sales to retailer customers. This higher gross margin from end-user customers is due to our ability to control the pricing of our products and adjust (increase) as we experience price increases from our raw materials suppliers and/or manufacturers. We are effectively limited to proposing annual price increases to our retailer customers and such proposed increases may not even be approved by the retailer’s buyers.

Operating Expenses

Operating expenses decreased by $51,739, or 6%, to $746,161 in the year ended December 31, 2021, from $797,900 in the year ended December 31, 2020. Operating expenses were lower in fiscal 2021 vs. fiscal 2020 due to reduced director’s fees, paid for by the issuances of equity (warrants), and reduced professional fees, offset by increased sales and marketing expenses.

Other Income (Expense) & Net Loss

Other income (expense) was ($2,785) expense in the year ended December 31, 2021, from $146,677 income in the year ended December 31, 2020, as in the fiscal 2020 period, we benefitted from a recovery of claims deducted against our invoices by a retailer and a payment on a debt settlement was offset by a gain on forgiveness of accounts payables.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital. We fund our liquidity requirements primarily through cash on hand, which are supplemented by cash flows from sales of equity and borrowings.

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As of June 30, 2022, and December 31, 2021, we had cash of $569,391 and $752,402, respectively, and no cash equivalents. The following table summarizes our cash flows from operating, investing, and financing activities in the interim periods ended June 30, 2022, and 2021:

	For the Six Months Ended June 30,
	2022	2021

Net cash provided by (used in) operating activities	$(132,761)	$(65,635)
Net cash provided by (used in) investing activities	-	-
Net cash provided by (used in) financing activities	(50,250)	806,239

Net increase (decrease) in cash	$(183,011)	$740,604

Operating Activities - The greater net cash used in operating activities in the six months ended June 30, 2022, vs. June 30, 2021, was primarily a result of increased professional and administrative costs.

Investing Activities - No cash was used for investing activities in the six months ended June 30, 2022, or June 30, 2021.

Financing Activities - The greater net cash used in financing activities in the six months ended June 30, 2022, vs. June 30, 2021, was a result of preferred dividend payments and no cash raised from equity or debt financings in the current period vs. cash proceeds from the sale of preferred stock offset by debt repayment and preferred dividend payments in the comparative period.

As of December 31, 2021, and December 31, 2020, we had cash of $752,402 and $69,151, respectively, and no cash equivalents. The following table summarizes our cash flows from operating, investing, and financing activities in the fiscal years 2021 and 2020:

	Years Ended December 31,
	2021	2020

Net cash provided by (used in) operating activities	$(72,739)	$(68,937)
Net cash provided by (used in) investing activities	-	(3,295)
Net cash provided by (used in) financing activities	755,990	94,893

Net increase (decrease) in cash	$683,251	$22,661

Operating Activities - The marginally $3,802 greater net cash used in operating activities during the year ended December 31, 2021, vs. December 31, 2020, was a result of costs associated with increased revenues in fiscal 2021 vs. fiscal 2020.

Investing Activities - No cash was used for investing activities in the year ended December 31, 2021, and net cash used for investing activities in the year ended December 31, 2020, consisted of website domain purchases.

Financing Activities - The $661,097 greater net cash provided by financing activities in the year ended December 31, 2021, vs. December 31, 2020, was a result of proceeds received from the sale of preferred stock, offset by debt repayment and preferred dividend payments. The net cash provided by financing activities in the year ended December 31, 2020, consisted of proceeds received from the sale of preferred stock, offset by debt repayment and preferred dividend payments.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

Critical Accounting Policies

Our critical accounting estimates are detailed in our significant accounting policies as described in Note 2 of the financial statements included in this prospectus. These financial statements were prepared in accordance with generally accepted accounting principles in the United States. Critical accounting estimates are those that we believe are most important to the portrayal of our financial condition and results of operations. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, and expense. Our estimates are evaluated on an ongoing basis and drawn from historical experience, current trends, and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. Actual results may differ from our estimates.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies” and “As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) December 31, 2024 (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur on the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may:

·

present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in this prospectus;

·

avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

·	provide reduced disclosure about our executive compensation arrangements; and
·	not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period, and, as a result we will adopt new or revised accounting standards on relevant dates on which adoption of such standards is required for other public companies.

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BUSINESS

Overview

We are an own-label distributor of nutritional beverages. Our niche is the formulation, manufacturing, marketing, and distribution of soluble fiber infused nutritional beverages. In November 2017, we registered the trademark GLUCODOWN® and have since launched the first soluble fiber infused, powdered iced tea, and flavored drink mixes, in North America. We launched GLUCODOWN® because we identified an absence of product variety and/or nutritional suitability among the healthier beverage offerings from other companies, serving pre-diabetic and diabetic consumers. Nutritional suitability means we apply, to the extent feasible, the nutritional recommendations and guidelines of experts, such as, for example, the American Diabetes Association, when formulating our beverages. We are currently in the early stages of marketing and distributing GLUCODOWN®.

Recent Developments

We believe the physiological impacts of soluble fiber can nutritionally satisfy other interests of health-conscious consumers, and as result, we plan to launch more soluble fiber infused nutritional beverages, marketed under more brands. Building upon our knowledge capital gained from formulating, manufacturing, marketing, and distributing GLUCODOWN®, we registered the trademark FIBER UP® in September 2020 and are developing our second soluble fiber infused nutritional beverage brand. We plan to launch FIBER UP® as a ready-to-drink beverage and to initially focus our marketing and distribution efforts to persons 45 and older.

Corporate History

We were incorporated under the laws of the State of Nevada as Bio-Solutions Corp. on March 27, 2007. From inception, through the third quarter of 2014, we were engaged in various businesses which were unrelated to our current business and corporate officers. On November 19, 2014, we changed our name to Glucose Health, Inc., and our business to that of an own-label distributor of nutritional beverages, which is our business today.  Following the name change and the changes in the focus of our business, on April 16, 2018, we filed Form 15 to terminate our registered class of securities and reporting requirements under the Exchange Act.

Effective on March 11, 2022, we filed Articles of Conversion with the Nevada Secretary of State and a Certificate of Conversion and Certificate of Incorporation with the Delaware Department of State, Division of Corporations and converted to a Delaware corporation. On March 29, 2022, we merged with a subsidiary, created on March 23, 2022, for the sole purpose of the merger, amended and restated our Certificate of Incorporation, and the surviving corporation is Glucose Health, Inc. Our authorized capital stock consists of (i) 40,000,000 shares of common stock, $0.001 par value per share, (ii) 10,000,000 shares of preferred stock, $0.001 par value per share. Our issued and outstanding common shares are 13,848,630 and our issued and outstanding preferred shares are 3,781,002.

Market Opportunity - GLUCODOWN®

The National Diabetes Statistics Report (Source: Centers for Disease Control and Prevention. Website. www.cdc.gov/diabetes/data/statistics-report/index.html. Accessed April 10, 2022) estimates 96 million adults have pre-diabetes and 37.3 million adults have diabetes. We believe the National Diabetes Statistics Report points to a large and growing market of consumers likely receptive to nutritional beverages which help maintain healthy serum glucose levels (healthy blood sugar). Prior to the introduction of GLUCODOWN®, the only nutritional beverages formulated for healthy blood sugar by the companies addressing this large and growing consumer market, were dairy shakes (ready-to-drink and powder). By formulating a new form of nutritional beverage for this consumer market, delicious tasting iced tea, and drink mixes, we believe GLUCODOWN® will gain market share. We additionally believe, as this market of consumers becomes aware of GLUCODOWN®, they will discontinue purchasing sugar-free and low-calorie beverages from other companies which, while delicious tasting, do not provide the nutritional efficacy of GLUCODOWN®.

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Market Opportunity - FIBER UP®

In addition to helping maintain healthy post-prandial serum glucose levels (blood sugar levels measured after meals) soluble fiber has other important physiological impacts. These include helping maintain healthy triglycerides and cholesterol levels, healthy blood pressure, promoting weight loss and healthy waste circumference, preserving bone density, and maintaining gut health, which includes regular digestion and immune health. We believe these additional nutritional impacts of soluble fiber will enable us to launch more soluble fiber infused beverage brands targeted to satisfying many other interests of health-conscious consumers. In this regard, we plan to launch our second brand, FIBER UP®.  We believe FIBER UP® will expand our Company’s addressable consumer market, from pre-diabetic and diabetic persons served by GLUCODOWN®, to also serve the 95% of Americans understood to be fiber deficient (Source: Closing America’s Fiber Intake Gap. Website https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6124841/. Accessed April 10, 2022). While the beneficial impacts of increasing soluble fiber intake are applicable across all age cohorts, we plan to initially focus our launch of FIBER UP® to persons 45 and older - a consumer market we believe to be underserved by other beverage companies.

Products

GLUCODOWN®

In fourth quarter of 2017, we launched the first soluble fiber infused iced tea mix in North America in four flavors (Peach Tea, Lemon Tea, Raspberry Tea, and Mixed Berry Tea) under the GLUCODOWN® brand to principally serve pre-diabetic and diabetic persons.

GLUCODOWN® provides nutritional support for the maintenance of healthy blood sugar. The principal ingredient in GLUCODOWN® is a soluble form of dietary fiber invented by Matsutani Chemical Industry Co. Ltd, of Japan. For an ingredient to be labeled as “dietary fiber” in the United States, the ingredient must be determined by the Food and Drug Administration (FDA) to have at least one physiological impact beneficial to human health (See Government Regulation). Dietary fiber has beneficial physiological impacts related to blood sugar and insulin (and other beneficial impacts). These beneficial physiological impacts are also replicated in nutritional investigations made available to us by our ingredient supplier related to their dietary fiber. Several of the nutritional investigations compiled by our ingredient supplier evaluated beverages including tea drinks, coffee drinks and soft drinks, enriched with their dietary fiber, in similar concentrations as GLUCODOWN®. These drinks are analogous to GLUCODOWN®. We derive our statements of nutritional support from the dietary fiber in GLUCODOWN®.

GLUCODOWN® is also enriched with micronutrients (vitamins and minerals). We selected chromium in picolinate form, zinc in picolinate form, manganese in citrate form and vitamins B1 (thiamine), B6 (pyridoxine), B7 (biotin) and B12 (cyanocobalamin) based upon some evidence of beneficial physiological impacts related to serving our target market of diabetic and pre-diabetic persons. For example, some research indicates regular consumption of metformin may potentially be associated with vitamin B12 deficiency. We formulated these micronutrients at 50% of the FDA recommended % daily value except for chromium picolinate which is 100% of the FDA % daily value. We do not derive any of our statements of nutritional support from the micronutrients in GLUCODOWN®.

GLUCODOWN® is also enriched with an extract of the banaba leaf plant standardized to a 1% concentration of corosolic acid. For more than 2,000 years, to the present day, the leaf of the banaba plant has been utilized in Ayurveda, a traditional form of healing in India, for healthy blood sugar. We do not derive any of our statements of nutritional support from the banaba leaf extract in GLUCODOWN®.

We manufacture GLUCODOWN® in powder form which consumers can use to make their own beverages. We have developed formulations, which we consider trade secrets, of natural flavors (we do not use artificial flavors), flavor enhancing acidulants (citric and malic acid), and for our iced teas, of decaffeinated pure black tea powder sourced directly from India’s largest manufacturer. To make our beverages sweet tasting without sugar, we were informed by the joint scientific statement of the American Heart Association and the American Diabetes Association regarding non-nutritive sweeteners (Source: Nonnutritive Sweeteners: Current Use and Health Perspectives. A Scientific Statement From the American Heart Association and the American Diabetes Association. Website https://pubmed.ncbi.nlm.nih.gov/22777177/. Accessed August 18, 2022) in our selection of (pure) sucralose for our formulations. While we have, and continue to evaluate other non-nutritive sweeteners as they are introduced by manufacturers, it is our current belief (pure) sucralose is superior to all other non-nutritive sweeteners, based upon our criteria of safety, taste and manufacturing stability

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We distinguish the labeling and marketing of our GLUCODOWN® brand with three statements of nutritional support deriving from the physiological impacts of the dietary fiber infused in GLUCODOWN®:

·	Moderate rising glucose levels after meals to maintain healthy post-prandial glycemic response

·	Block metabolism of dietary sugars and fats to maintain healthy glucose, cholesterol and triglycerides levels.

·	Improve regularity to maintain healthy digestion

In 2021, we extended our GLUCODOWN® product line by launching four new GLUCODOWN® drink (not iced tea) mix flavors (Cherry, Strawberry-Banana, Peach Mango, and Watermelon) also in powder form.

We manufacture all eight GLUCODOWN® flavor variations in two packaging formats (foil resealable pouches and bulk containers).

Additionally, we are formulating more GLUCODOWN® line extensions to serve prediabetic and diabetic persons, all to be manufactured in powder form, including flavored instant coffees, such as Mocha Coffee, and Horchata.

We are also developing new GLUCODOWN® packaging formats, including single-serve stick-packs for all our iced tea mix, drink mix and planned future flavor variations.

However, to launch more GLUCODOWN® line extensions in the current fiscal year, we require additional capital, which we do not presently have.

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FIBER UP®

FIBER UP® will be our second soluble fiber infused nutritional beverage brand and our first ready-to-drink (not powder) beverage. We plan to utilize a variation suitable for ready-to-drink beverages, of the same soluble fiber from our ingredient supplier, for FIBER UP®, as we use for GLUCODOWN®. We plan to formulate approximately 5 grams of dietary fiber per serving size (16 oz. bottle) which compares to approximately 4 grams of dietary fiber per serving size (one scoop per 8 oz. of water) for GLUCODOWN®. We plan to distinguish the labeling and marketing of our FIBER UP® brand with four statements of nutritional support deriving from the physiological impacts of the dietary fiber infused in FIBER UP®. Our identified target market consists of health-conscious persons 45 years and older who may be fiber deficient. We believe most Americans are not aware of their fiber deficiency. Accordingly, we intend to emphasize the physiological benefits of our soluble fiber, with four statements of nutritional support prominently displayed in our labeling and marketing, which we believe are compelling to our identified consumer market.

·	Supports a healthy heart

·	Promotes weight loss

·	Preserves bone strength

·	Maintains a healthy gut

Whereas the micronutrients selected for GLUCODOWN® were chosen based upon some evidence of potential physiological benefit targeted to diabetic and pre-diabetic consumers, we intend to enrich FIBER UP® with a broader spectrum of micronutrients targeted to serve health conscious consumers who may be fiber deficient. For example, we also plan to include calcium in FIBER UP® which complements dietary fiber’s beneficial physiological impacts related to preserving bone strength. We will not derive any of our statements of nutritional support from the micronutrients in FIBER UP®.

Whereas extract of banaba leaf (for corosolic acid) was selected for GLUCODOWN® based upon its use in Ayurveda traditional healing for healthy blood sugar, we intend to enrich FIBER UP® with a different plant extract, such as ginseng, for which some evidence indicates some potential physiological benefit related to heart health, weight loss, bone strength and a healthy gut. We will not derive any of our statements of nutritional support from the plant extracts in FIBER UP®.

As we plan to manufacture FIBER UP® as a ready-to-drink beverage, we have developed formulas, which we consider trade secrets, of natural flavors (we do not use artificial flavors), flavor enhancing acidulants (citric and malic acid) and our preferred non-nutritive sweetener, (pure) sucralose. Consumer perception of ready-to-drink beverages is also enhanced by appearance. In this regard, we have utilized colors derived from vegetables to develop vibrant purple and red colors for the FIBER UP® drink flavors we have formulated to date, grape and cherry.

We believe consumer awareness of FIBER UP® will be enhanced by attractive artwork and packaging. We evaluated many different forms of consumer packaging for FIBER UP® and determined aluminum bottles to be the most environmentally friendly due to their essentially infinite recyclability. We considered various aluminum bottle options from different manufacturers and opened an account with our chosen supplier. We have completed the graphic design and labeling for FIBER UP® including review by our FDA/FTC attorney for compliance with applicable regulations and industry guidance statements.

We have also begun early manufacturing, marketing, and distribution planning for FIBER UP®, including hiring a brand management firm to assist us. However, to launch FIBER UP® in the current fiscal year, we require substantial additional capital, which we do not presently have.

Marketing and Distribution

Our most important marketing and distribution objectives are:

(1)	Build awareness of GLUCODOWN® among the persons which comprise our identified pre-diabetic and diabetic consumer market for this brand.
(2)	Increase sales of GLUCODOWN® via direct end-user consumer purchase at Amazon and our own Shopify online store.
(3)	Secure distribution of GLUCODOWN® at national and large regional retailers.
(4)	Grow sales of GLUCODOWN® at the national and large regional retailers who are already our customers.
(5)	Launch FIBER UP® in at least one regional market.

We generate awareness of GLUCODOWN® through placement of advertising on cable television, satellite radio and digital media. We advertise in daytime and primetime on cable television channels such as Hallmark, Game Show Network and National Geographic. All our advertising scripts are vetted by our FDA/FTC attorney for compliance to applicable regulations. Although we do have a GLUCODOWN® Facebook page which facilitates customer questions, we do not expend significant resources utilizing social media platforms to bring awareness to our products. Customer experience or testimonial statements engendered by social media marketing, may be perceived as statements of disease mitigation or prevention. The utilization of such statements by an own-label distributor in marketing its products, is routinely cited in FDA warning letters.

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We launched GLUCODOWN® at Amazon in 2018 and at our own Shopify online store in 2021 and generate the majority of our revenue from these direct-to-consumer sales platforms (our “end-user” customers). We use our GLUCODOWN® brand awareness advertising to drive sales on these platforms. We use the reporting and attribution tools developed by Amazon and Shopify to optimize our advertising campaigns. Optimization means we have visibility to monitor our return on investment from the advertising we place, to ensure it is achieving our revenue objectives.

We also seek to increase our revenue by becoming a supplier to national and large regional retailers (our “retailer” customers). The process of securing product placement in-store and online at national and large regional retailers involves obtaining appointments with buyers; gaining buyer approval during annual or bi-annual reviews; may involve the payment of various fees or incentives to retailers, which may lower gross profits; and may involve payments to third-party agents and/or distributors to secure shelf space at retailers, which may lower gross profits. Once approval is received and we become a supplier to a retailer, significant expense may then be incurred for the filing and processing of various warehouse and logistics claims and disputes, to secure full payment for items shipped to the retailer.

Since we launched the GLUCODOWN® brand in the fourth quarter of 2017, our Company has become a supplier to retailers and the distributors which serve them, including Walmart, CVS Pharmacies and Woodland Partners (for Publix). We use our GLUCODOWN® brand awareness advertising to drive sales at our retailer customers. In addition, we have access to, or can implement on our own initiative, retailer marketing programs which include aisle displays and signage, flyer or digital flyer advertising, coupons or similar discount programs, and temporary price reductions. We have yet to implement these retailer marketing programs, and we believe they may represent an opportunity to generate additional revenues.

We have begun early manufacturing, marketing, and distribution planning for FIBER UP®, including hiring a brand management firm to assist us. We plan to focus our FIBER UP® marketing and distribution efforts initially on persons 45 and older, in one regional market of the United States. However, to launch FIBER UP® in the current fiscal year, we require substantial additional capital, which we do not presently have.

We presently rely upon our CEO/CFO to manage our Amazon and Shopify direct-to-consumer online sales efforts and to secure and increase sales at national and large regional retailers. We plan to build a sales and marketing organization in the future, which includes direct and/or contracted salespersons (brokers) for our brands GLUCODOWN® and FIBER UP®, if we are successful in obtaining more capital, of which there is no certainty.

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Supply Chain Management

We believe managing our own supply chain enables us to realize higher gross margins and faster production times than otherwise can be achieved by outsourcing the supply of finished products to us, to co-packers. Managing our own supply chain means we procure all primary inputs for our products. We routinely procure ingredients such as soluble fiber, flavorings, acidulants, micronutrients, sweeteners, and plant extracts, as well as consumer packaging, including HDPE containers, printed shrink sleeve labels, seals and closures, printed foil pouches and master and inner shipping cases. We source our product inputs directly from their manufacturers, whenever possible. From the formulation of GLUCODOWN® in 2017, to the present date, we have established and maintained direct relationships with a core group of industry leading ingredient companies, including Archer Daniels Midland/Matsutani, Jiaherb, DSM Fortitech, Virginia Dare and AVT Tea, to provide the inputs for our products.

Managing our own supply chain also means we enter into "tolling" and “contract manufacturing” arrangements for the production of our products. Tolling means we ship primary ingredients to a third-party manufacturing facility for processing, in accordance with our master specifications, into a secondary ingredient, which is then shipped to another third-party manufacturing facility for assembly into a finished good, in accordance with our master specifications. An example of a tolling manufacturer we use is Balchem. Contract manufacturing means we ship primary and/or secondary ingredients, plus packaging, to a third-party manufacturing facility for assembly into a finished good, in accordance with our master specifications. We make these arrangements without general written contracts, but through the issuance of purchase orders and ensuring adherence to Current Good Manufacturing Practices (CGMP) via master specifications, and our FDA record-keeping, where applicable.

We have experienced delays in raw materials shipments from our suppliers which have impacted our finished goods and led to product outages and lost opportunity for additional revenue. We also depend upon single suppliers for some of our raw materials, which means we cannot readily source these raw materials from other suppliers. Additionally, we depend upon specialized manufacturers to produce our products, and we cannot easily transfer this production to other manufacturers. We believe raw materials shipment delays and manufacturing delays have become effectively routine for the visible future. To mitigate against product outages and consequent loss of revenue which raw materials shipment delays and manufacturing delays cause, we plan to substantially increase our finished goods inventory. We presently do not have available capital to substantially increase our finished goods inventory, which may impact our product availability and revenues for the remainder of the fiscal year.

We ensure the quality of our supply chain by implementing Current Good Manufacturing Practices (CGMP). As an own-label distributor, our principal responsibility is FDA record-keeping and ensuring our master product specifications, are adhered to throughout our supply chain. While we have established relationships with industry leading ingredient companies, our master specifications nevertheless require testing of lots of the ingredients shipped to us organoleptically. We also specify testing of random lots of these ingredients at third-party laboratories for consistency with our ingredient manufacturer’s specifications. We further specify testing of random production batches of our products at third-party laboratories for standard microbiological contaminants. Additionally, we specify testing of random finished goods samples at third-party laboratories for stability and consistency with our Nutrition Facts label claims.

Competition

GLUCODOWN® competes directly on the shelves and/or online at the retailers who are our customers, and online at Amazon, with other nutritional beverages which serve our market niche of pre-diabetic and diabetic consumers. These nutritional beverages include Glucerna®, distributed by Abbott Laboratories; Boost®, distributed by Nestle; Splenda® distributed by Heartland Food Products Group, and Slimfast®, distributed by Glanbia, PLC. Our principal competitors are far larger companies than our Company, with much greater financial and human resources to allocate to their brands. Our principal competitor’s brands all have extensive retailer and online distribution, and established consumer recognition and loyalty.

Nevertheless, GLUCODOWN® has two competitive advantages over our much larger principal competitor’s brands – its nutritional attributes and its product differentiation.

We believe there are four essential nutritional attributes when formulating a nutritional beverage for diabetic and pre-diabetic consumers:

·	No sugar (including no added sugar)
·	No saturated fat
·	Low-calorie (10 calories per serving)
·	Good Source of Fiber (soluble)

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Our belief in the nutritional suitability of GLUCODOWN® with respect to our target market, and in particular the essential nature of all four nutritional attributes named above, is informed by the guidelines and recommendations of experts, for example, that published by the American Diabetes Association.

No sugar (including no added sugar)	The consumption of sugar-sweetened beverages…is strongly discouraged…”(1) “People with diabetes and those at risk are advised to…minimize the consumption of foods with added sugar…”(2)
No saturated fat

“The type of fats consumed is more important than total amount of fat when looking at metabolic goals and CVD risk, and it is recommended that the percentage of total calories from saturated fats should be limited…”(3)

Low-calorie (10 calories per serving)

“Management and reduction of weight is important for people with type 1 diabetes, type 2 diabetes, or prediabetes with overweight or obesity.”(4)

“For some people with diabetes who are accustomed to regularly consuming sugar-sweetened products, non- nutritive sweeteners (containing few or no calories) may be an acceptable substitute for nutritive sweeteners.”(5)

Good Source of Fiber (soluble)	Lifestyle modification focusing on….increase of…viscous fiber…”(6)

(1)	“The American Diabetes Association Standards of Medical Care in Diabetes—2022” page S66.

(2)	“The American Diabetes Association Standards of Medical Care in Diabetes—2022” page S63.

(3)	“The American Diabetes Association Standards of Medical Care in Diabetes—2022” page S66.

(4)	“The American Diabetes Association Standards of Medical Care in Diabetes—2022” page S64.

(5)	“The American Diabetes Association Standards of Medical Care in Diabetes—2019 (Abridged for Primary Care Providers)” page 17.

(6)	“The American Diabetes Association Standards of Medical Care in Diabetes—2019 (Abridged for Primary Care Providers)” page 26.

While all our principal competitors utilize dietary fiber, GLUCODOWN® is the only brand, to the best of our knowledge, which possesses all four nutritional attributes identified above. According to their Nutrition Facts panel disclosures, we believe all our principal competitor’s beverages indicate the presence of saturated fat; all our principal competitor’s beverages range between 10x to 19x more calories per serving compared to GLUCODOWN®; and three of our four principal competitors’ beverages indicate the presence of sugar.

Additionally, some of our competitors utilize dietary protein in their formulations. We believe dietary protein supplementation is not scientifically supported for glycemic management (maintaining healthy blood sugar) and is therefore, not nutritionally suitable, for GLUCODOWN®. In support of our belief, we cite The American Diabetes Association Standards of Medical Care in Diabetes—2022 which, on page S66, sub-heading Protein, provides that “[t]here is no evidence that adjusting the daily level of protein intake (typically 1–1.5 g/kg body wt/day or 15–20% total calories) will improve health, and research is inconclusive regarding the ideal amount of dietary protein to optimize either glycemic management or CVD risk (121,153).” (The American Diabetes Association Standards of Medical Care in Diabetes—2022. diabetesjournals.org/care/article/45/Supplement_1/S60/138923/5-Facilitating-Behavior-Change-and-Well-being-to)

GLUCODOWN® is also a unique and distinctive product compared to all others manufactured by our competitors. Our competitor’s products are all dairy shakes (powdered or ready-to-drink) with each brand offering a limited choice of flavors, typically chocolate, strawberry, and vanilla. In contrast, GLUCODOWN® offers an array of delicious iced tea mixes (Peach Tea, Lemon Tea, Raspberry Tea, and Mixed Berry Tea) and delicious (not iced tea) drink mixes (Cherry, Peach-Mango, Strawberry-Banana, and Watermelon).

GLUCODOWN® indirectly competes with a myriad of dietary supplements in tablet and capsule form found in brick-and-mortar retailers and online marketplaces, targeted to our consumer market niche. These dietary supplements include many different plant extracts, such as, for example, cinnamon, bitter melon, fenugreek and others, and some also include many combinations of different plant extracts. The dietary supplements we indirectly compete with further include many vitamins and minerals, such as B12 or chromium, and also include many combinations of these vitamins and minerals (and plant extracts).  The dietary supplements we indirectly compete with are usually not themselves branded but can be marketed by large and well-established vitamin manufacturers with established company brand awareness, who have greater financial, staff and distribution resources, compared to our Company. Nevertheless, we believe that as our GLUCODOWN® brand continues to steadily gain consumer recognition, we will effectively compete against all such dietary supplements.

Although GLUCODOWN® is infused with dietary fiber, we believe it to be a deliciously flavored beverage, which does not directly, or indirectly, compete with dietary fiber supplements. Most dietary fiber supplements are tasteless or alternatively, pleasant tasting, but not conceived by manufacturers as a beverage meant to be evaluated by consumers also based upon delicious taste.  Additionally, a number of dietary fiber supplements utilize “insoluble” dietary fiber, which does not possess the properties of “soluble” fiber that inhibit the metabolism of dietary sugars into serum glucose (i.e., maintain healthy blood sugar).

We expect FIBER UP® will face intense competition when and if we are able to launch this brand. Consumer’s preference for healthier soft drinks is a recognized industry trend. It is apparent that most, if not all leading beverage companies’ market healthier soft drinks, including many with established brand recognition and extensive distribution success. Many small beverage companies also market healthier soft drinks, each with varying degrees of brand recognition and distribution success. Some small beverage companies have even launched soft drinks infused with dietary fiber. We believe these brands may include Wanu Water, Olipop, Halfday and Gist. We have limited information with which we can assess their formulations (including form of dietary fiber), their marketing and brand recognition, and their distribution success. At present, we cannot determine whether these brands may pose a competitive threat. As a new entrant to the healthier soft drink consumer market, FIBER UP® will face intense competition from all healthier drinks generally, and possibly healthier drinks infused with dietary fiber, if and when it is launched.

Despite this intensely competitive market, we believe that FIBER UP® will be successful because it will have two important competitive advantages when comparing with the many other healthier soft drinks available to consumers today – statements of nutritional support and early-entrant market status in our category segment.

As a consequence of the physiological impacts on the human body of the dietary fiber we plan to infuse in FIBER UP®, we intend to incorporate various statements of nutritional support in our labeling and marketing of FIBER UP®, such as, for example, “supports a healthy heart”. We believe health-conscious consumers will find such statements compelling, particularly in comparison to other healthier beverages. We believe many, if not most, healthier soft-drinks presently marketed to health-conscious consumers, utilize only simple nutritive statements, such as no-sugar, caffeine-free, gluten-free, or low-calorie. We believe our planned statements of nutritional support for FIBER UP® provide important brand differentiation because they are not apparent in the labeling and marketing of other healthier soft drink brands from other beverage companies. We have limited information to assess whether such statements of nutritional support are also present in the labeling and marketing of other healthier soft drinks we believe to be infused with dietary fiber and whether, as a result, these brands may pose a competitive threat. We believe consumers at the age of 45 and older, in particular, will be receptive to our statements of nutritional support. If we obtain the capital to launch FIBER UP®, of which there is no certainty, it is our intention to initially focus our limited marketing resources on 45 and older consumers.

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In the last two decades, leading beverage companies have marketed, or test-marketed, various fiber infused soft drinks in the United States, without apparent commercial success. In contrast, in Asian countries, particularly with older populations such as Japan, fiber infused soft drinks are today marketed by leading beverage companies with apparent commercial success and brand longevity. We believe consumer interest in the United States in the physiological benefits of soluble fiber is nascent, for reasons of an aging population and increasing health consciousness but, is still not yet at scale for brand investment by leading beverage companies. The current absence of leading beverage companies manufacturing and distributing soluble fiber infused soft drinks in North America provides an early-entrant market opportunity for our Company. If we are successful, we believe we will be among the first beverage companies in North America to launch soluble fiber infused, healthier soft drinks. As an early-entrant in this category segment, we may potentially gain brand recognition and meaningful distribution without having to face direct competition from the leading beverage companies.

Intellectual Property

Our intellectual property consists of trade secrets, registered trademarks and a patent pending.

Our trade secrets consist of product formulas, composition and methods, research and development, and unpatentable know-how, all of which we seek to protect, in part, by confidentiality agreements. However, it is possible that parties may breach our confidentiality agreements, and we may not have adequate remedies for any breach. It is also possible that our trade secrets will otherwise become known or be independently developed by competitors. There can be no assurance that third parties will not assert infringement or other claims against us with respect to any existing or future products, or that licenses would be available if our formulas were successfully challenged by a third party. Litigation to protect our intellectual property or to determine the validity of any third-party claims could result in significant expense to us, whether or not we are successful in such litigation.

Our registered trademarks, GLUCODOWN® and FIBER UP®, are recorded on the Principal Register following our applications to the United States Patent and Trademark Office ("USPTO"). The Principal Register provides protection only for very distinctive marks or marks that have acquired secondary meaning. Most importantly, the Principal Register is only accepted by Amazon Brand Registry as an authorized trademark. Amazon Brand Registry provides enhanced protections for removing third-party sellers and other benefits such as enhanced listing features which gives us control of our product images at Amazon. Our trademarks can potentially exist in perpetuity if we file renewal documents including Section 8 and Section 9 Affidavits with USPTO. Section 9 Affidavits are generally filed in the 9th or 10th year of trademark registration, to provide a further 10 years of trademark registration.

Our patent pending is "Compositions and Methods for Metabolic Health". Our patent pending relates to a composition of soluble fiber (resistant dextrin), corosolic acid extracted from lagerstroemia speciosa (the banaba plant) and chromium picolinate. The purpose of the composition is maintenance of metabolic health with nutrition. Metabolic health means maintaining healthy weight and/or waistline, normal blood pressure, normal triglyceride levels, normal HDL (good) cholesterol and normal blood sugar levels, both fasting and after meals, without use of medication. We utilize our composition in the formulation of GLUCODOWN® and believe a patent may provide a measure of protection for this product, if granted.

We filed a provisional patent application with USPTO on December 23, 2021. A provisional patent application provides the means to establish an early effective filing date, in a later filed nonprovisional patent application (35 U.S.C. §111(a)). It provides for the term "Patent Pending" to be applied in connection with the description of the invention. A provisional application for a patent has a pendency lasting 12 months from the date the provisional application is filed. We must file our non-provisional application prior to December 23, 2022.

By filing our provisional application first, and then filing our nonprovisional application (with reference to our provisional patent application) within the pendency period, our twenty-year patent term endpoint for our non-provisional (utility) patent (if granted) effectively can be extended by as much as 12 months, back to our earlier provisional patent application date, December 23, 2021. If our (utility) patent is granted, of which there is no certainty, our last potential date of patent protection (potential expiration date) is December 23, 2042.

Patent applications we file may not result in patents being issued. Although our 2021 worldwide patent search undertaken by our patent attorney concluded that our composition has not previously been disclosed, objections of examining attorneys for such compositions are among the most difficult to overcome.  Patents we file may not provide us with adequate proprietary protection or advantages against competitors with similar or competing products. Also, because of potential conflicts with the proprietary rights of others, we may in the future have to prove that we are not infringing the patent rights of others or be required to obtain a license to the patent. We do not know whether such a license would be available on commercially reasonable terms, or at all.

While we have no knowledge that we are infringing the proprietary rights of any third party, there can be no assurance that such claims will not be asserted in the future with respect to our product formulas or future products. Any such assertion by a third party could require us to pay royalties, to participate in costly litigation or to refrain from selling an alleged infringing product.

Trademarks

We have two registered trademarks in the United States:

“GLUCODOWN” registered USPTO trademark filed November 6, 2017.

“FIBER UP” registered USPTO trademark, filed September 10, 2020.

Patent Pending

We have one patent pending in the United States.

“Compositions and Methods for Metabolic Health” filed on December 23, 2021.

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Government Regulation

The formulating, manufacturing, packaging & labeling, distributing, marketing, and advertising of our nutritional beverage products are subject to government regulation, principally by the Food and Drug Administration (hereinafter the "FDA"). We are classified as an own-label distributor because we contract with other firms to manufacture our products which we distribute under our trademarks. However, as an own-label distributor, we retain ultimate responsibility for the products we distribute into interstate commerce. We are required to be compliant with pertinent FDA regulations and industry guidance, deriving from TITLE 21--FOOD AND DRUGS, CHAPTER I--FOOD AND DRUG ADMINISTRATION, DEPARTMENT OF HEALTH AND HUMAN SERVICES, SUBCHAPTER B - FOOD FOR HUMAN CONSUMPTION.

We consider our soluble fiber infused nutritional beverages to be conventional foods. Section 201(f) of the Food Drug & Cosmetics Act (FD&C Act) (21 U.S.C. 321(f)) defines a food as “(1) articles used for food or drink for man or other animals, (2) chewing gum, and (3) articles used for components of any such article.”  The term “conventional” to modify “food” is found throughout the FD&C Act.  For example, under Section 201(ff)(2)(B) of the FD&C Act (21 U.S.C. 321(ff)(2)(B)), the term “dietary supplement” means a product that, among other requirements, “is not represented for use as a conventional food or as a sole item of a meal or the diet.”

Our statements of nutritional support for GLUCODOWN® and FIBER UP® fall into two of the three categories of permitted claims of nutritional support defined in FDA regulations and industry guidance:

1) Nutrient Content claims.  Nutrient Content claims are permitted in accordance with TITLE 21--FOOD AND DRUGS CHAPTER I--FOOD AND DRUG ADMINISTRATION DEPARTMENT OF HEALTH AND HUMAN SERVICES SUBCHAPTER B - FOOD FOR HUMAN CONSUMPTION PART 101 -- FOOD LABELING, Subpart D - Specific Requirements for Nutrient Content Claims; Sec. 101.54 Nutrient content claims for "good source," "high," "more," and "high potency."  An example of such a Nutrient Content claim is “good source of fiber”.

2) Structure/Function claims.  FDA published a small entity compliance guide (SECG) for a final rule published in the Federal Register of January 6, 2000 (65 FR 1000), entitled “Regulations on Statements Made for Dietary Supplements Concerning the Effect on the Structure or Function of the Body.”  This SECG is intended to set forth the requirements of that final rule in plain language and to help small businesses understand the regulation. “Structure/function claims may describe the role of a nutrient or dietary ingredient intended to affect the normal structure or function of the human body, for example, "calcium builds strong bones." In addition, they may characterize the means by which a nutrient or dietary ingredient acts to maintain such structure or function, for example, "fiber maintains bowel regularity," or "antioxidants maintain cell integrity." General well-being claims describe general well-being from consumption of a nutrient or dietary ingredient. Nutrient deficiency disease claims describe a benefit related to a nutrient deficiency disease (such as vitamin C and scurvy), but such claims are allowed only if they also say how widespread the disease is in the United States. These three types of claims are not pre-approved by FDA (65 FR 1000), but the manufacturer must have substantiation that the claim is truthful and not misleading…” (Source: Structure/Function Claims and Related Dietary Supplement Claims. Website: fda.gov/food/food-labeling-nutrition/label-claims-conventional-foods-and-dietary-supplements.  Accessed July 8, 2022).

FDA does not require conventional food distributors or manufacturers to notify FDA about their Nutrient Content claims or Structure/Function claims, and disclaimers are not required for such claims on conventional food labels. Nevertheless, we voluntarily include the disclaimer “These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.” to better inform consumers. FDA states that nutrient content claims and structure/function claims for conventional food, are not required to be “preapproved by FDA, but the manufacturer must have substantiation that the claim is truthful and not misleading.” (Source: Label claims for conventional foods and dietary supplements. Website: fda.gov/food/food-labeling-nutrition/label-claims-conventional-foods-and-dietary-supplements. Accessed July 8, 2022.)  We maintain a compilation of nutritional investigations provided by our ingredient supplier, Archer Daniels Midland/Matsutani, relating to how their dietary fiber impacts the structure or function of the human body. This compilation supports our efforts in substantiating the truthfulness of our claims, consistent with FDA guidance.

Additionally, our efforts in substantiating the truthfulness of our structure/function claims are supported by the determination by FDA, that our supplier’s ingredient can be labeled “dietary fiber”. The Federal Register of May 27, 2016 (81 FR 33742), includes a final rule amending Nutrition Facts and Supplement Facts Labels regulations (hereafter referred to as “the final rule”). The final rule, among other things, defines dietary fiber as “non-digestible soluble and insoluble carbohydrates…determined by FDA to have physiological effects that are beneficial to human health” (21 CFR 101.9(c)(6)(i)). The various impacts of dietary fiber on human physiology studied by FDA in making this determination, include dietary fiber’s impacts on blood glucose and insulin levels (and other impacts, see for example, Review of the Scientific Evidence on the Physiological Effects of Certain Non-Digestible Carbohydrates, June 2018, Food and Drug Administration, https://www.fda.gov/files/food/published/Review-of-the-Scientific-Evidence-on-the-Physiological-Effects-of-Certain-Non-Digestible-Carbohydrates-PDF.pdf). Accordingly, enriching our beverages with dietary fiber, for which various physiological impacts are determined to be scientific fact by FDA, supports our belief that our beverages are compliant with FDA regulations pertaining to truthfulness in labeling. We also believe that the amount of dietary fiber in our beverage serving sizes, which falls within the range considered beneficial in several of the nutritional investigations provided to us by our ingredient manufacturer, also supports our truthfulness in labeling.

Section 402 of the FD&C Act includes many reasons a food may be adulterated including: If the food bears or contains any poisonous or deleterious substance which may render it injurious to health; consists in whole or in part of any filthy, putrid, or decomposed substance, or is otherwise unfit for food; or has been prepared, packed, or held under insanitary conditions whereby it may be rendered injurious to health. Section 403 of the FD&C Act includes many reasons a food may be misbranded including: If the label, brand, tag or notice under which it is sold is false or misleading in any particular as to the kind, grade or quality or composition; if it is sold as the product of one manufacturer when in reality it is the product of another manufacturer; if on the label, brand, tag or notice under which it is sold there is any false statement concerning the sanitary conditions under which it is manufactured. Failure to comply with these statutes, which are material to our business, can result in various levels of regulatory actions being imposed, including but not limited to, action letters, product recalls and injunctions. Such actions, if they took place, could have a deleterious impact on our business.

We retain ultimate responsibility for the products we distribute into interstate commerce, and we are subject to periodic, unannounced, on premise, inspections by FDA officers. Our most recent such inspection was completed during the 2021 fiscal year.  Public release of such inspection reports is managed by FDA, but we believe the uneventful completion of our inspection is indicative of our continuous efforts to be aware of, and comply with, pertinent FDA regulations and industry guidance. Since the inception of our current business, we have retained an attorney, Marc Sanchez, who is an adjunct professor at a university and published expert in food and beverage law, to assist us with our FDA (and FTC) compliance. Our attorney routinely reviews our product labeling and marketing materials, including television advertising scripts, to maintain and ensure compliance with pertinent FDA regulations and industry guidance. Additionally, in 2020 and 2021, we retained the services of a consultant specializing in FDA record-keeping, to ensure our compliance, as an own-label distributor, with pertinent FDA record-keeping requirements.

In addition to the FDA, the Federal Trade Commission (hereinafter the "FTC") has further jurisdiction to regulate the labeling, promotion, and advertising of conventional foods. The FTC is authorized to use a variety of processes and remedies for enforcement, both administratively and judicially, including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts and such other relief as may be deemed necessary. State and local authorities can also regulate advertising and labeling for conventional foods. There can be no assurance that these federal, state, and local authorities will not commence regulatory actions that could restrict the permissible scope of our product claims. Since the inception of our current business, we have not had any contact with FTC, state or local authorities.

Employees

We currently have no employees. All corporate and operations functions of the Company are carried out by our CEO/CFO and by contractors and consultants under the direction and supervision of our CEO/CFO.

Facilities

We hold no real property or leases on property. We utilize our third-party tolling and contract manufacturing and logistics partner’s facilities in Arkansas and Minnesota for purposes of warehousing our raw materials and finished goods. Our principal executive office is located at 609 SW 8th Street, Suite 600, Bentonville AR, 72712, tel. 479-802-3827, for which we have an annual executive office services agreement and utilize for purposes of in-person meetings (prior to COVID-19 pandemic) and maintaining a physical presence for our FDA facility registration and periodic on-premises inspection of records by FDA officers.

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Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings or claims against us.

Corporate Information

Our principal executive office is located at 609 SW 8th Street, Suite 600, Bentonville, AR 72712, and our telephone number is 479-802-3827. Our corporate website is www.glucosehealthinc.com, and our product website is www.glucodown.com. Information available on this website is not incorporated by reference in and is not deemed a part of this prospectus or the registration statement of which this prospectus is a part.

COVID-19 Pandemic

Starting in late 2019, a novel strain of the coronavirus, or COVID-19, began to rapidly spread around the world and every state in the United States. At this time, there continues to be significant volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact our business, operations, and financial results.

Most states and cities have at various times instituted quarantines, restrictions on travel, “stay at home” rules, social distancing measures and restrictions on the types of businesses that could continue to operate, as well as guidance in response to the pandemic and the need to contain it. As a result, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, including such authorities in Europe, which could result in delays of reviews and approvals. While there have been no specific notices of delay from federal or foreign government authorities, potential interruptions, delays, or changes to the operations of the FDA, or of any foreign authority with which we might interact, might impact the approval of any applications we plan and will need to file in the future.

In addition, we are dependent upon certain contract manufacturers and suppliers and their ability to reliably and efficiently fulfill our orders is critical to our business success. The COVID-19 pandemic has impacted and may continue to impact certain of our manufacturers and suppliers. As a result, we may face delays or difficulty sourcing certain products, which could negatively affect our business and financial results.

The global deterioration in economic conditions may have an adverse impact on discretionary consumer spending in markets that we plan to market our products, which could also impact our business and demand for our products. For instance, consumer spending may be negatively impacted by general macroeconomic conditions, including a rise in unemployment, and decreased consumer confidence resulting from the pandemic. Changing consumer behaviors because of the pandemic may therefore have a material impact on our expected future revenue.

The spread of COVID-19 has also adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The pandemic has resulted, and may continue to result, in a significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

If the COVID-19 pandemic does not continue to slow and the spread of COVID-19 is not contained, our business operations, including those of contract manufacturers, could be further delayed or interrupted. We expect that government and health authorities may announce new or extend existing restrictions, which could require us or our subcontractors to make further adjustments to our operations to comply with any such restrictions. We or our subcontractors may also experience limitations in employee resources. In addition, our operations could be disrupted if any of our employees or employees of our subcontractors were to be tested positive for having COVID-19, which could require quarantine of some or all such employees or closure of our or their facilities for disinfection. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which the COVID-19 pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments for COVID-19, the emergence of new strains of the virus and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact. Nevertheless, the pandemic and the current financial, economic, and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

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We have not developed a COVID-19 contingency plan to address the potential challenges and risks presented by this pandemic. If we were to prepare such a plan, there could be no assurance that it would be effective in mitigating the effects of the COVID-19 virus.

For a further discussion of the impact of the COVID-19 pandemic on our business, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies” and “As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

For further discussion of the implications of Smaller Reporting Company status, please see “Risk Factors”.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) December 31, 2024 (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur on the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may:

·	present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in this prospectus;

·	avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

·	provide reduced disclosure about our executive compensation arrangements; and

·	not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period, and, as a result we will adopt new or revised accounting standards on relevant dates on which adoption of such standards is required for other public companies.

For further discussion of the implications of Emerging Company status, please see “Risk Factors”.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information about our executive officers and director. We intend to appoint three independent directors immediately upon the effectiveness of the registration statement of which this prospectus forms a part.

Name	Age	Position(s)
Executive Officers
Murray Fleming	59	Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)*

Directors
Murray Fleming	59	Director*
Robert Sipper	68	Independent Director Nominee**
William Sipper	55	Independent Director Nominee **

*Murray Fleming provides services as CEO, CFO and as a director to the Company, through BTB Management Company, a company owned by Mr. Fleming, pursuant to a consulting agreement with the Company. See “Executive Compensation-Employment/Consulting Contracts, Termination of Employment, Change-in-Control Arrangements.”

**Robert Sipper and William Sipper have accepted nomination to the Board and will become members of our board of directors immediately upon the effectiveness of the registration statement of which this prospectus forms a part.

We intend to appoint a third independent director to our board of directors immediately upon the effectiveness of the registration statement of which this prospectus forms a part.

Executive Officers, Director & Director Nominees

Murray Fleming, age 59, was appointed Director and Chief Executive Officer of Glucose Health, Inc. on October 1, 2014. Mr. Fleming was appointed Chief Financial Officer and Chairman on February 10, 2015. Mr. Fleming conceived soluble fiber infused iced tea and drink mixes and the brands GLUCODOWN® and FIBER UP®. Mr. Fleming also co-developed the ingredient composition which underpins GLUCODOWN®’s nutritional efficacy - a composition not previously invented based upon a worldwide patent search commissioned by Glucose Health Inc. in 2021. From 2014 through 2021, Mr. Fleming has been a significant source of growth capital for Glucose Health, Inc.

Robert Sipper, age 68, will be a member of our board of directors immediately upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Sipper is the President of Cascadia Managing Brands, LLC (“CMB”) a brand management firm he co-founded with William Sipper, on March 17, 2011 (to present). Mr. Sipper and CMB have advised established and emerging beverage brands, including Evian, Hint, Liquid Death, Zico, and C2O, in the implementation of sales, marketing, operations and distribution strategies. Prior to founding CMB, Mr. Sipper was Senior Vice President and COO of Mootch & Muck, a New York based beverage and specialty food distributor and was a former practicing business law attorney.

The Company believes that Robert Sipper, as a senior executive leader with significant experience in branding, marketing and operations in the beverage industry, particularly in the space for emerging beverage brands will contribute greatly with helping to establish brand identity and help the Company grow.

William Sipper, age 55, will be a member of our board of directors immediately upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Sipper is the Managing Partner of Cascadia Managing Brands, LLC (“CMB”), a brand management firm he co-founded with Robert Sipper, on March 17, 2011 (to present).  Mr. Sipper has been a featured speaker at Columbia University School of Business, The Bottled Water Congress (Torino, Italy), and at virtually every major US food and beverage industry trade show, including Natural Products Expo, BevNet and Nosh Live. He has been featured on Food Network’s “Unwrapped” and in the PBS documentary “The Water Wars.” Prior to founding CMB, Mr. Sipper held senior positions at beverage companies including Nantucket Nectars, sold to Ocean Spray and Naked Juice, sold to PepsiCo.

The Company believes that William Sipper, as a senior executive leader with significant experience in brand management and operations in the food and beverage industry will assist the Company’s strategic planning and operations.

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Family Relationships

Robert Sipper and William Sipper, director nominees to our Board, are brothers. There are no other family relationships between or among any of our executive officers or other directors.

Corporate Governance Overview

Director Independence

Nasdaq listing standards require that a majority of our Board of Directors be independent directors. We have determined that Robert Sipper and William Sipper, nominees to our Board of Directors will qualify as “independent directors” as defined by Nasdaq listing standards. We also intend to appoint a third independent director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

 Audit Committee

We plan to designate an Audit Committee consisting solely of three independent directors who also satisfy the requirements of SEC Rule 10A-3 and who can read and understand fundamental financial statements. The Audit Committee will be responsible for, among other things, the appointment, compensation, removal, and oversight of the work of the Company’s independent registered public accounting firm, overseeing the accounting and financial reporting process of the Company, and reviewing related person transactions.

The Audit Committee will be comprised of nominees Robert Sipper and William Sipper, upon their appointment to our Board of Directors, and a third independent director, whom we intend to appoint. Our Board of Directors has determined that Robert Sipper and William Sipper are independent directors and financially literate. Our Board of Directors has additionally determined that Robert Sipper qualifies as an "audit committee financial expert" as defined in applicable SEC rules. Robert Sipper will serve as the Chairman of the committee. The Audit Committee will operate under a written charter adopted by the Board of Directors, which will be posted at our website at www.glucosehealthinc.com.

Compensation Committee

We plan to designate a Compensation Committee. Under Nasdaq listing standards, we are required, as a smaller reporting company, to have two or more members of a compensation committee, and all members must be independent directors. The Compensation Committee will be responsible for, among other things, (a) reviewing all compensation arrangements for the executive officers of the Company and (b) administering the Company’s stock option plans.

The Compensation Committee will be comprised of nominees Robert Sipper and William Sipper, upon their appointment to our Board of Directors. Our Board of Directors has determined that Robert Sipper and William Sipper are independent under Nasdaq listing standards. Robert Sipper will serve as Chairman of the committee. The Compensation Committee will operate under a written charter adopted by the Board of directors, which will be posted at our website at www.glucosehealthinc.com.

Nominations to the Board of Directors

Under Nasdaq listing standards, director nominees may be selected, or recommended for the Board of Directors' selection, by independent directors constituting a majority of the Board of Directors' independent directors in a vote in which only independent directors participate.

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Code of Business Conduct and Ethics

We plan to adopt a code of business conduct and ethics that applies to our Company’s directors, officers, and future employees, which will be posted at our website at www.glucosehealthinc.com.

Involvement in Certain Legal Proceedings

Our director, nominee directors and executive officers have not been involved in any of the following events during the past ten years, except as noted:

1. any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. except for our director nominee, William Sipper, who agreed to an Alford plea to misdemeanor sexual abuse in the District of Columbia in 2013, relating to conduct at an industry trade show, any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities, or banking activities or to be associated with any person practicing in banking or securities activities;

4. being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6. being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid to, our Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Accounting Officer) during fiscal years 2021 and 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Options Awards ($)	All Other Compensation ($)	Total ($)
Murray Fleming,	2021	24,000	(1)	0	0	0	0	24,000
CEO/CFO	2020	0		0	0	0	0	0

(1)	Murray Fleming provides services as CEO, CFO and as a director to the Company, through BTB Management Company, a company owned by Mr. Fleming, pursuant to a consulting agreement with the Company.

Outstanding Equity Awards at Fiscal Year-End

The Company had no outstanding equity awards at the end of fiscal year 2021.

Employment/Consulting Contracts, Termination of Employment, Change-in-Control Arrangements

On July 1, 2021, the Company entered into a consulting agreement with BTB Management Company (“BTB”), a company owned by Murray Fleming, our CEO/CFO and director. The agreement provides for quarterly payments of $12,000 for a period of 12 months and thereafter renews quarterly until terminated by either party.

Subsequently, on April 1, 2022, we entered into a new consulting agreement with BTB (which supersedes and replaces the prior agreement dated July 1, 2021), pursuant to which BTB agreed that its principal, Mr. Fleming, shall provide services to the Company, including serving as CEO, CFO and as a director, with no fixed term. In consideration of Mr. Fleming’s services to the Company, we agreed to pay $8,000 per month, paid quarterly, to BTB, and for bonus compensation of up to $100,000, to be paid upon achievement of various corporate objectives.

The Company has not entered into employment agreements or other compensation agreements with its executive officers and there are no potential payments payable to its executive officers upon termination of employment (or contract) in connection with a change in control.

Director Compensation

On April 1, 2019, we issued a warrant to purchase 600,000 shares of Common Stock at an exercise price of $0.10 per share to Gerry David, upon his appointment as a Company director. We recorded an expense of $94,260 based upon the $0.16 quoted price of our Common Stock. The warrant was cancelled on March 22, 2022.

On July 15, 2019, we issued a warrant to purchase 600,000 shares of Common Stock at an exercise price of $0.10 per share to Hal Kravitz, upon his appointment as a Company director. We recorded an expense of $96,720 based upon the $0.16 quoted price of our Common Stock. The warrant was cancelled on March 22, 2022.

On June 10, 2020, we issued a warrant to purchase 600,000 shares of Common Stock at an exercise price of $0.10 per share to John Fieldly, upon his appointment as a Company director. We recorded an expense of $440,694 based upon the $0.735 quoted price of our Common Stock. The warrant was cancelled on March 22, 2022.

On February 1, 2022, we entered into a consulting agreement with Cascadia Managing Brands, LLC, a company owned by our director nominees, Robert Sipper, and William Sipper. On August 1, 2022, the Company and Cascadia Managing Brands, LLC mutually agreed to terminate their consulting agreement. On the same day, the Company entered into director’s agreements with William Sipper and Robert Sipper. Pursuant to the director’s agreements, each of William Sipper and Robert Sipper agreed to serve as an independent director of the Company immediately upon the upon the effectiveness of the registration statement we filed on Form S-1. In consideration, we agreed to compensate each of William Sipper and Robert Sipper with a director fee of $30,000 per annum and the issuance of 15,000 shares of the Company’s Common Stock, which will vest over 12 months after the effective date of the agreements.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, and indemnification arrangements, discussed, when required, in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction for the prior two-year period and each currently proposed transaction in which:

·	we have been or are to be a participant;

·	the amount involved exceeded or exceeds $120,000; and

·

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Notes payable, related party:

During April 2019, the Company consolidated several notes issued to the Company’s CEO/CFO into a single $140,000 note bearing interest at 10% per annum. During the year ended December 31, 2020, the note was repaid in full and retired.

Convertible notes payable, related party:

The Company consolidated 18 separate convertible promissory notes of various principal amounts and fixed conversion prices, all bearing 5% interest per annum, issued to Murray Fleming, the Company’s CEO/CFO, between 2014 and 2016, into a single convertible promissory note of $112,157, bearing 5% interest per annum with a pro-rata fixed conversion price of $0.011, plus $5,939 accrued interest not subject to additional interest. The consolidation was for the purposes of administrative simplification and no inducement nor benefit was given to the Company’s CEO/CFO. During the year ended December 31, 2021, the note was repaid in full by issuing 690,000 shares (Note 3) and $105,950 in cash and retired.

Consulting Agreements, related party:

On July 1, 2021, the Company entered into a consulting agreement with BTB Management Company, a company owned by our CEO/CFO and director, Murray Fleming. The agreement provides for quarterly payments of $12,000 for a period of 12 months and thereafter renews quarterly until terminated by either party.

On April 1, 2022, we entered into a new consulting agreement with BTB Management Company, a company owned by our CEO/CFO and director, Murray Fleming. Pursuant to the consulting agreement, the company agreed that its Principal, Mr. Fleming, shall provide services to the Company including serving as CEO, CFO and as a director, with no fixed term. In consideration of Mr. Fleming’s services to the Company, we agreed to pay $8,000 per month, paid quarterly, to the company, and for bonus compensation of up to $100,000 to be paid, upon achievement of various corporate objectives.

On February 1, 2022, we entered into a consulting agreement with Cascadia Managing Brands, LLC, a company owned by our director nominees, Robert Sipper, and William Sipper. On August 1, 2022, the Company and Cascadia Managing Brands, LLC mutually agreed to terminate the consulting agreement. Also effective on August 1, 2022, the Company entered into director’s agreements with William Sipper and Robert Sipper and each agreed to serve as an independent director of the Company upon the effectiveness of the registration statement we filed on Form S-1. In consideration, we agreed to compensate each of William Sipper and Robert Sipper with a director fee of $30,000 per annum and the issuance of 15,000 shares of the Company’s Common Stock, which will vest over 12 months after the effective date of the agreements.

Policy on Future Related-Party Transactions

Following this offering, all future transactions between us and our officers, directors, principal stockholders, and their affiliates will be approved by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct and Ethics.

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PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficially owned holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. Applicable percentage ownership before the offering is based on the 13,848,630 shares of Common Stock and 3,780,002 shares of Preferred Stock convertible to common stock, outstanding as of June 30, 2022. Applicable percentage ownership after the offering is based on the sale of [*] shares of Common Stock and [*] shares of Preferred Stock and convertible to Common Stock, and no exercise of the underwriter’s over-allotment option to purchase [*] shares of Common Stock. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at 609 SW 8th Street, Suite 600, Bentonville, AR 72712.

Name and Address of Owner	Shares of Common Stock Beneficially Owned	Percent Beneficially Owned Before the Offering	Percent Beneficially Owned After the Offering

5% Holders
Christopher Jemapete (1)	3,685,334	21%	[*]	%
Edmund Burke (2)	3,433,334	19%	[*]	%

Officers and Directors
Murray Fleming	765,000	4%	[*]	%
Robert Sipper*	0	0%	[*]	%
William Sipper*	0	0%	[*]	%
Hal Kravitz**	0	0%	[*]	%
John Fieldly**	0	0%	[*]	%
Gerry David***	0	0%	[*]	%
Total of Officers and Directors	765,000	4%	[*]	%

(1) Includes 2,252,000 shares of common stock and 1,433,334 shares of common stock, which are issuable upon conversion of 1,066,667 shares of Series B Preferred Stock, 216,667 shares of Series C Preferred Stock, 50,000 shares of Series D Preferred Stock, and 100,000 shares of Series E Preferred Stock.

(2) Includes 2,000,000 shares of common stock and 1,433,334 shares of common stock, which are issuable upon the conversion of 1,066,667 shares of Series B Preferred Stock, 216,667 shares of Series C Preferred Stock, 50,000 shares of Series D Preferred Stock, and 100,000 shares of Series E Preferred Stock.

*nominee director

**resigned March 14, 2022

***resigned March 21, 2022

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DESCRIPTION OF SECURITIES

General

The following description of our Common Stock and provisions of our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated bylaws (the “bylaws”) are summaries and are qualified by reference to such Amended and Restated Certificate of Incorporation and bylaws that will be in effect upon the closing of this offering. By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our Amended and Restated Certificate of Incorporation and bylaws.

Authorized Stock

Our Amended and Restated Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of stock, consisting of (i) 40,000,000 shares of common stock, $0.001 par value per share, (ii) 10,000,000 shares of preferred stock (the “Preferred Stock”), $0.001 par value per share, among which 1,000 shares are designated as Series A Voting Preferred Stock, 3,466,668 shares are designated as Series B Preferred Stock, 866,668 shares are designated as Series C Preferred Stock, 300,000 shares are designated as Series D Preferred Stock, and 480,000 shares are designated as Series E Preferred Stock.

As of June 30, 2022, we had 13,848,630 shares of Common Stock outstanding and 3,781,002 shares of Preferred Stock outstanding. The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

In order to meet the listing standards of the Nasdaq, which include a minimum stock price, prior to consummation of this offering, we plan to effect a reverse stock split.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. However, holders of Common Stock shall not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock, if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote pursuant to the Amended and Restated Certificate of Incorporation. Holders of our Common Stock has the exclusive right to vote for the election of directors and for all other purposes, at any meeting of stockholders, and holders of shares of Preferred Stock and any series shall not be entitled to receive notice of any meeting of stockholders at which they are not otherwise entitled to vote.

Liquidation or Dissolution

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive all assets of the Company available for distribution to its stockholders, subject to any preferential or other rights of any then-outstanding Preferred Stock.

Dividends

Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

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Pre-emptive Rights

The holders of our Common Stock generally do not have pre-emptive rights to purchase or subscribe for any of our capital stock or other Common Stock.

Redemption

The shares of our Common Stock are not subject to redemption by operation of a sinking fund or otherwise.

Preferred Stock

Our board of directors is empowered, upon stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in control of us.

Series A Voting Preferred Stock

As of June 30, 2022, there are 1,000 shares of Series A Voting Preferred Stock outstanding. For so long as any shares of Series A Voting Preferred Stock remain issued and outstanding, the holders hereof shall possess more than 50% of the voting power of the capital stock of the Corporation. The Series A Voting Preferred Stock shall have the right to vote at any meeting of stockholders, or by consent pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), the number of votes equal to all shares of Common Stock which are then issued and outstanding, plus an additional 10,000 shares.

The Company shall not have the right to redeem the Series A Voting Preferred Stock except upon receiving the consent and approval of the terms of conditions of redemption from the holders of at least 66-2/3% of all outstanding shares of Series A Voting Preferred Stock. Currently, our CEO/CFO owns 100% of our Series A Voting Preferred Stock.

Series A Voting Preferred Stock shall not be entitled to receive any dividends and does not have any conversion rights.

Series B Preferred Stock

As June 30, 2022, there are 2,133,334 shares of Series B Preferred Stock outstanding. During the time that any shares of Series B Preferred Stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series B Preferred Stock at the rate of 10% of the stated value of $0.075 per share per year, payable quarterly commencing on July 1, 2019.

Holders of Series B Preferred Stock do not have the right to vote.

Each share of Series B Preferred Stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series B Preferred Stock by (y) the amount of accrued but unpaid dividends.

The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series B Preferred Stock.

During the year ended December 31, 2021, two Series B Preferred Stockholders elected to convert their 666,667 shares of Series B Preferred Stock into common shares. Accordingly, a total of 1,333,334 Series B Preferred Stock were canceled and 1,333,334 shares of common stock were issued.

Series C Preferred Stock

As of June 30, 2022, there are 866,668 Series C Preferred Stock outstanding. During the time that any shares of Series C Preferred Stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series C Preferred Stock at the rate of 10% of the stated value of $0.075 per share per year, payable quarterly commencing on July 1, 2020.

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Holders of Series C Preferred Stock do not have the right to vote.

Each share of Series C Preferred Stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series C Preferred Stock by (y) the amount of accrued but unpaid dividends.

The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series C Preferred Stock.

Series D Preferred Stock

As of June 30, 2022, there are 300,000 Series D Preferred Stock outstanding. During the time that any shares of Series D preferred stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series D preferred stock at the rate of 10% of the stated value of $1.00 per share per year, payable quarterly commencing on July 1, 2020.

Holders of Series D Preferred Stock do not have the right to vote.

Each share of Series D preferred stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series D Preferred Stock by (y) the amount of accrued but unpaid dividends.

The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series D Preferred Stock.

Series E Preferred Stock

As of June 30, 2022, there are 480,000 Series E Preferred Stock outstanding. During the time that any shares of Series E preferred stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series E preferred stock at the rate of 5% of the stated value of $2.00 per share per year, payable quarterly commencing on April 1, 2021.

Holders of Series E Preferred Stock do not have the right to vote.

Each share of Series E preferred stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series E Preferred Stock by (y) the amount of accrued but unpaid dividends.

The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series E Preferred Stock.

Transfer Agent and Registrar

Our transfer agent is Nevada Agency and Transfer Company, 50 W Liberty Street, Suite 880, Reno, NV 89501, (775) 322-0626. Our transfer agent is registered with the Securities and Exchange Commission.

Warrants

We currently do not have any outstanding warrants.

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The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby will have an initial exercise price per share equal to $[*]. The Warrants will be immediately exercisable and will expire on the [*] anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be exercisable immediately upon issuance, will be issued separately from the Common Stock and may be transferred separately immediately thereafter. A Warrant to purchase one share of our Common Stock will be issued for every share of Common Stock purchased in this offering.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, a Warrant in book entry form may be transferred at the option of the holder through the facilities of the Depository Trust Company and Warrants in physical form may be transferred upon surrender of the Warrant to the Warrant Agent together with the appropriate instruments of transfer. Pursuant to a warrant agency agreement between us and the Warrant Agent, the Warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of [*], a nominee of DTC, or as otherwise directed by DTC.

Exchange Listing. There is no established public trading market for the Warrants. We intend apply for listing of the Warrants that are part of the Units offered hereby on the Nasdaq under the symbol “GLUCW.” No assurance can be given that our listing application will be approved.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within [30 days] following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

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Representative’s Warrants

Upon the closing of this offering, there will be up to [*] shares of Common Stock issuable upon exercise of the representative’s warrants. See “Underwriting-Representative’s Warrants” for a description of the representative’s warrants.

Listing

We intend to apply to have our Common Stock and Warrants listed on the Nasdaq under the symbol “GLUC” and “GLUCW”. We will not proceed with this offering in the event our Common Stock is not approved for listing on the Nasdaq.

Holders

As of June 30, 2022, there were 13,848,630 shares of Common Stock outstanding, which were held by approximately 121 stockholders of record, including Cede & Co.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that the Board is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the Board is classified, directors may be removed only with cause by a majority of our outstanding shares.

In addition, the Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum for Litigation

We note that Article XII of our Amended and Restated Certificate of Incorporation identifies the Court of Chancery of the State of Delaware (referring to Delaware State Courts) as the exclusive forum for certain litigation, including any derivative action. To the extent that the applicability such provision may be sought in connection with actions arising under the Securities Act or Exchange Act, pursuant to Section 27 of the Exchange Act, exclusive federal jurisdiction is created over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, which would result in federal courts instead having jurisdiction over such claims. Pursuant to Section 22 of the Securities Act, concurrent jurisdiction is created for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provision in an action arising under the Securities Act or Exchange Act.

The Company does not intend for such exclusive forum provision to apply to claims arising under the Securities Act or the Exchange Act. The Company plans to amend its Amended and Restated Certificate of Incorporation upon effectiveness of this registration statement to unambiguously provide that such exclusive forum provisions would not apply to claims arising under the Securities Act or the Exchange Act and until such time as such amendment has become effective, to provide its investors of notice to this effect, the Company will continue to include disclosure indicating that the Company does not intend for such exclusive forum provisions to apply to claims arising under the Securities Act or the Exchange Act. With respect to claims arising under the Securities Act, note that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, shares of our Common Stock were quoted by OTC Markets under the symbol “GLUC.” Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering, we estimate that we will have [*] outstanding shares of our Common Stock, calculated as of [*], 2022, assuming no exercise of outstanding options or warrants, and no sale of shares reserved for the underwriter for over-allotment allocation, if any.

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Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act or 1933, as amended, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of the Company’s Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

Lock-Up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our Common Stock, in the case of the Company for a period of 360 days after the date of this prospectus, and in the case of our directors and executive officers and our 5% and greater stockholders for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriter. See “Underwriting-Lock-up Agreements.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock and Warrants purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary, and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

·	banks, insurance companies or other financial institutions;
·	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;
·	regulated investment companies and real estate investment trusts;
·	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
·	brokers or dealers in securities or currencies;
·	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
·	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
·	tax-qualified retirement plans;
·	certain former citizens or long-term residents of the United States;
·	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);
·	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
·	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or
·

persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction, or other similar transaction.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

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Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

·	an individual citizen or resident of the United States;
·	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;
·	an estate trust whose income is subject to U.S. federal income tax regardless of its source; or
·

a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Market for Our Common Stock - Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions in cash or other property on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed our current and accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “-Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exemptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of our securities. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such securities. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such securities. A U.S. holder’s adjusted tax basis in its securities will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the securities for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount.

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Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

·	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);
·	a foreign corporation;
·	an estate or trust that is not a U.S. holder; or
·	any other Person that is not a U.S. holder

but generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with their individual tax advisor to determine if they may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders - Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

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Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of our securities unless:

·

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

·

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

·

shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock (provided that an exception does not apply), and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, they will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange, or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

Federal Estate Tax

Securities beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

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Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

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UNDERWRITING

We are offering Units as described in this prospectus through the underwriters named below. EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”, or “representative”) is acting as the representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of Units listed next to its name in the following table.

Underwriters	Number of Units
EF Hutton, division of Benchmark Investments, LLC	[*]
Total

The underwriting agreement provides that the underwriters must buy all of the Units if they buy any of them. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Stock and the Warrants are immediately separable and will be issued separately in this offering. However, the underwriters are not required to take or pay for the Units covered by the underwriters’ option to purchase additional shares of Common Stock and/or Warrants as described below. Our shares of Common Stock and Warrants are offered subject to a number of conditions, including:

·	receipt and acceptance of our shares of Common Stock and Warrants underlying the Units by the underwriters; and
·	the underwriters’ right to reject orders in whole or in part.

We have been advised by EF Hutton that the underwriters intend to make a market in our Common Stock but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Units

We have granted the underwriters an option to buy up to an aggregate of [*] additional shares of Common Stock and/or [*] additional Warrants to purchase up to [*] share of Common Stock. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional securities approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Units sold by the underwriters to securities dealers may be sold at a discount of up to $     per Unit from the public offering price. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the Units are not sold at the public offering price, EF Hutton may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

Total Per Unit
Public offering price	$	[*]
Underwriting discounts and commissions(1)	$	[*]
Proceeds, before expenses, to us	$	[*]

(1) We have agreed to allow EF Hutton an underwriting discount of 8.0% of the gross proceeds of this offering.

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Expenses

We have agreed to pay EF Hutton’s expenses in connection with the offering, including: (i) up to $20,000 of EF Hutton’s actual accountable road show expenses, (ii) the $29,500 cost associated with EF Hutton’s use of book building, prospectus tracking and compliance software, (iii) costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000, (iv) EF Hutton’s legal fees, up to a maximum amount of $175,000, irrespective of whether the offering is consummated (subject to $50,000 in the event that there is not a closing). We have paid $50,000 to EF Hutton as an advance to be applied towards out-of-pocket accountable expenses (which we refer to as the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred. Additionally, we have agreed that one percent (1%) of the gross proceeds of the offering shall be provided to EF Hutton for non-accountable expenses. The Company also agreed that it shall at its own expense conduct background checks, by a background search firm acceptable to EF Hutton, on the Company's senior management and board of directors. Additionally, one percent (1.0%)of the gross proceeds of the offering shall be provided to EF Hutton for non-accountable expenses.

Representative’s Warrants

We have agreed to issue warrants to EF Hutton to purchase a number of shares of Common Stock equal to 4% of the total number of shares sold in this offering at an exercise price equal to 120% of the public offering price of the Units sold in this offering. The underwriters’ warrants will be exercisable upon issuance and will terminate on the fifth anniversary of the commencement date of sales in this offering. The underwriters’ warrants are only exercisable or convertible during the four and a half-year period commencing six (6) months from the effective date of sales in this offering. The underwriters’ warrants also provide for customary anti-dilution provisions, one-time demand registration right (with a duration of such right not to exceed five years from the commencement of sales of Units in this offering) and unlimited “piggyback” registration rights (with a duration of such rights not to exceed seven years from the commencement of sales of Units in this offering) with respect to the registration of the shares of common stock underlying the warrants. We have registered the underwriters’ warrants and the shares underlying the underwriters’ warrants in this offering.

The underwriters’ warrant and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the underwriters’ warrant nor any of our shares of common stock issued upon exercise of the underwriters’ warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement date of sales in this offering, subject to certain exceptions. The underwriters’ warrant to be received by EF Hutton and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

Right of First Refusal

We have also granted EF Hutton an irrevocable right of first refusal for a period of twelve (12) months after the date that this offering is completed, to act as sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to EF Hutton for such transactions.

Tail Financing

We have also granted EF Hutton the right to receive a cash fee equal to eight percent (8.0%) of the gross proceeds received by us from the sale of securities to investors introduced to us by EF Hutton, in connection with any public or private financing or capital raise completed during the twelve (12) month period after the date that this offering is completed.

Advisory Services

EF Hutton will also provide us, from time to time, financial and M&A advisory services in the ordinary course of business for which they may receive customary fees and commissions.

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Lock-up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our Common Stock, in the case of the Company for a period of 360 days after the date of this prospectus, and in the case of our directors and executive officers and our 5% and greater stockholders for a period of 180 days after the date of this prospectus, without the prior written consent of EF Hutton.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange

We intend to apply for listing of our Common Stock and Warrants on the Nasdaq under the symbols “GLUC” and “GLUCW.” We will not proceed with this offering in the event our Common Stock is not approved for listing on the Nasdaq.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain, or otherwise affect the price of our shares of Common Stock during and after this offering, including:

·	stabilizing transactions;
·	short sales;
·	purchases to cover positions created by short sales;
·	imposition of penalty bids; and
·	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of Common Stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our shares of Common Stock, which involve the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering and purchasing shares of Common Stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Common Stock in the open market that could adversely affect investors who purchased in this offering.

69

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because EF Hutton has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

The principal factors to be considered in determining the public offering price include:

·	the information set forth in this prospectus and otherwise available to EF Hutton;
·	our history and prospects and the history and prospects for the industry in which we compete;
·	our past and present financial performance;
·	our prospects for future earnings and the present state of our development;
·	the general condition of the securities market at the time of this offering;
·	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and
·	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of Common Stock or that the shares of Common Stock will trade in the public market at or above the public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

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Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of any shares of our Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Common Stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our Common Stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase any shares of our Common Stock, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Common Stock in, from or otherwise involving the United Kingdom.

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Hong Kong

Shares of our Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to shares of our Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the "FIEL") has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Common Stock.

Accordingly, the shares of Common Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors ("QII")

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Common Stock constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Common Stock. The shares of Common Stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Common Stock constitutes either a "small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Common Stock. The shares of Common Stock may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our Common Stock may not be circulated or distributed, nor may the shares of our Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where shares of our Common Stock are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired shares of our Common Stock under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Lucosky Brookman LLP, Woodbridge, NJ. Carmel Milazzo & Feil LLP, is acting as counsel to the underwriters in connection with certain legal matters relating to this offering.

EXPERTS

The financial statements of Glucose Health, as of December 31, 2021, and 2020 appearing in this prospectus and Registration Statement, have been audited by FRUCI & Associates II, PLLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Units (shares of Common Stock and Warrants) offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You can read our SEC filings, including this registration statement, at the SEC’s website at http://www.sec.gov. In addition, upon effectiveness of this registration statement, we will make certain of our filings available at our corporate website, www.glucosehealthinc.com

Upon effectiveness of this registration statement we will become subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available on the website of the SEC referred to above. The information contained in, or that can be accessed through, our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Common Stock.

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F-1

GLUCOSE HEALTH, INC.

BALANCE SHEETS

ASSETS
	June 30,	December 31,
	2022 (UNAUDITED)	2021 (AUDITED)
CURRENT ASSETS
Cash	$569,391	$752,402
Accounts receivable, net of allowance for doubtful accounts of $10,742 and $10,742, respectively	15,573	29,435
Inventory	207,618	267,861
Prepaid expenses	-	103,114
Total current assets	792,582	1,152,812

Other Assets
Website domains	3,295	3,295
Intellectual assets, net of accumulated amortization of $300	-	-

TOTAL ASSETS	$795,877	$1,156,107

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,452	$9,555
Total current liabilities	1,452	9,555

TOTAL LIABILITIES	1,452	9,555

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
Series A, 1,000 shares authorized,
1,000 shares issued and outstanding as of
June 30, 2022 and December 31, 2021, respectively	1	1
Series B, $0.075 stated value, 3,466,668 shares authorized,
2,133,334 shares issued and outstanding as of
June 30, 2022 and December 31, 2021, respectively	2,133	2,133
Series C, $0.075 stated value, 866,668 shares authorized,
866,668 shares issued and outstanding as of
June 30, 2022 and December 31, 2021, respectively	867	867
Series D, $1.00 stated value, 300,000 shares authorized,
300,000 shares issued and outstanding as of
June 30, 2022 and December 31, 2021, respectively	300	300
Series E, $2.00 stated value, 480,000 shares authorized,
480,000 shares issued and outstanding as of
June 30, 2022 and December 31, 2021, respectively	480	480
Common stock, $0.001 par value, 40,000,000 shares authorized,
13,848,630 shares issued and outstanding as of
June 30, 2022 and December 31, 2021, respectively	13,849	13,849
Additional paid in capital	8,831,233	8,831,233
Accumulated deficit	(8,054,437)	(7,702,310)
Total stockholders' equity	794,425	1,146,552

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$795,877	$1,156,107

The accompanying notes are an integral part of these financial statements.

F-2

GLUCOSE HEALTH INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2021	2022	2021

REVENUE, NET	$364,022	$287,103	$577,835	$524,568

COST OF REVENUES
Cost of revenues	246,042	172,523	336,761	306,774

GROSS PROFIT	117,980	114,580	241,074	217,794

OPERATING EXPENSES
Selling and marketing	91,627	210,373	301,657	266,507
General and administrative	72,401	44,508	106,948	56,387
Professional fees	64,780	13,720	134,346	37,096
Total operating expenses	228,808	268,601	542,951	359,990

INCOME (LOSS) FROM OPERATIONS	(110,828)	(154,021)	(301,877)	(142,196)

OTHER INCOME (EXPENSE)
Interest income (expense)	-	(1,383)	-	(2,785)
Total other expense	-	(1,383)	-	(2,785)

INCOME (LOSS) BEFORE INCOME TAXES	(110,828)	(155,404)	(301,877)	(144,981)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	-	-	-	-

NET LOSS ATTRIBUTABLE TO GLUCOSE HEALTH, INC.	(110,828)	(155,404)	(301,877)	(144,981)

Dividends to preferred stock holders	(25,125)	(27,125)	(50,250)	(49,194)

NET LOSS AVAILABLE FOR COMMON STOCK HOLDERS	$(135,953)	$(182,529)	$(352,127)	$(194,175)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	13,848,630	13,848,630	13,848,630	11,889,982

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$(0.01)	$(0.01)	$(0.02)	$(0.01)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO
COMMON SHAREHOLDERS - BASIC AND DILUTED	$(0.01)	$(0.01)	$(0.03)	$(0.02)

The accompanying notes are an integral part of these financial statements.

F-3

GLUCOSE HEALTH, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

			Preferred Stock,				Additional
	Preferred Stock		series' B - E (1)		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2020	1,000	$1	4,633,336	$4,634	11,627,949	$11,628	$7,452,555	$(7,263,963)	$204,855

Dividends to preferred stock holders	-	-	-	-	-	-	-	(49,194)	(49,194)

Shares issued for cash received	-	-	480,000	480	-	-	959,520	-	960,000

Shares issued for services	-	-	-	-	197,347	197	412,258	-	412,455

Conversion of preferred shares to common shares	-	-	(1,333,334)	(100,000)	1,333,334	1,334	98,666	-	-

Shares issued for settlement of notes payable	-	-	-	-	690,000	690	6,900	-	7,590

Net income	-	-	-	-	-	-	-	(144,981)	(144,981)

Balance - June 30, 2021	1,000	$1	3,780,002	$(94,886)	13,848,630	$13,849	$8,929,899	$(7,458,138)	$1,390,725

Balance - December 31, 2021	1,000	$1	3,780,002	$3,780	13,848,630	$13,849	$8,831,233	$(7,702,310)	$1,146,552

Dividends to preferred stock holders	-	-	-	-	-	-	-	(50,250)	(50,250)

Net loss	-	-	-	-	-	-	-	(301,877)	(301,877)

Balance - June 30, 2022 (unaudited)	1,000	$1	3,780,002	$3,780	13,848,630	$13,849	$8,831,233	$(8,054,437)	$794,425

(1) The preferred stock Series D shares authorized, issued and outstanding have been adjusted to reflect a 10 to 1 reverse split, which was effective in March 2022.

The accompanying notes are an integral part of these financial statements.

F-4

GLUCOSE HEALTH, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$(301,877)	$(144,981)

Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities:
Common stock issued for services	103,114	103,114
Change in assets and liabilities
(Increase) decrease in accounts receivable	13,862	(19,681)
(Increase) decrease in inventory	60,243	23,517
Increase (decrease) in accounts payable and accrued expenses	(8,103)	(27,604)
Total adjustments	169,116	79,346
Net cash provided by (used in) operating activities	(132,761)	(65,635)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable, related party	-	(104,567)
Dividends paid to preferred stockholders	(50,250)	(49,194)
Proceeds from preferred stock	-	960,000
Net cash provided by (used in) financing activities	(50,250)	806,239

NET INCREASE (DECREASE) IN CASH	(183,011)	740,604
CASH - BEGINNING OF PERIOD	752,402	69,151

CASH - END OF PERIOD	$569,391	$809,755

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$2,785
Cash paid for income taxes	$-	$-

NONCASH FINANCING ACTIVITIES:
Conversion of notes payable and accrued interest to common stock	$-	$7,590
Conversion of Series B preferred stock to Common stock	$-	$100,000
Issuance of common stock for prepaid marketing expense	$-	$412,455

The accompanying notes are an integral part of these financial statements.

F-5

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Overview

We are an own-label distributor of nutritional beverages. Our niche is the formulation, production, marketing, and distribution of soluble fiber infused nutritional beverages. On November 6, 2017, we registered the trademark GLUCODOWN® and have since launched the first soluble fiber infused, powdered iced tea, and flavored drink mixes, in North America. We believe the physiological impacts of soluble fiber can also nutritionally satisfy other interests of health-conscious consumers, and as result, we plan to launch other soluble fiber infused nutritional beverages. On September 10, 2020, we registered the trademark FIBER UP® and are currently in the early stages of developing our second soluble fiber infused nutritional beverage brand. We were incorporated under the laws of the State of Nevada as Bio-Solutions Corp. on March 27, 2007. From inception, through the third quarter of 2014, we were engaged in various businesses which were unrelated to our current business and corporate officers. On November 19, 2014, we changed our name to Glucose Health, Inc., and our business to that of an own-label distributor of nutritional beverages. Following the name change and the changes in the focus of our business, on April 16, 2018, we filed Form 15 to terminate our registered class of securities and reporting requirements under the Exchange Act.

Effective on March 11, 2022, we filed Articles of Conversion with the Nevada Secretary of State and a Certificate of Conversion and Certificate of Incorporation with the Delaware Department of State, Division of Corporations and converted to a Delaware corporation. On March 29, 2022, we merged with a subsidiary, created on March 23, 2022, for the sole purpose of the merger, amended and restated our Certificate of Incorporation, and the surviving corporation is Glucose Health, Inc. Our issued and outstanding common shares are 13,848,630 and our issued and outstanding preferred shares are 3,781,002. Each previously issued and outstanding share of Series D preferred stock was reverse split, ten for one, and all share references herein have been retrospectively modified to account for the reverse split.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of June 30, 2022, the Company had an accumulated deficit of $8,054,437.  For the six months ended June 30, 2022, the Company recognized a net loss of $301,877 and had net cash used in operating activities of $132,761. While the Company is attempting to further implement its business plan and generate revenues, it intends to raise additional capital by way of additional public and/or private offerings of its stock. The Company believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect, which raises substantial doubt as to the ability of the Company to continue as a going concern in the future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying unaudited financial information as of and for the six months ended June 30, 2022, and 2021, has been prepared in accordance with GAAP for interim financial information and with the instructions to Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, such financial information includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of our financial position at such date and the operating results and cash flows for such periods. Operating results for the three months ended June 30, 2022, are not necessarily indicative of the results that may be expected for the entire year or for any other subsequent interim period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC. These unaudited financial statements and related notes should be read in conjunction with our audited financial statements for the year ended December 31, 2021, included in the Company’s Form S-1/A registration statement.

F-6

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, investments, intangible assets, and income taxes. Our estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flow reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents as of June 30, 2022, and 2021.

The Company maintains its cash balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. As of June 30, 2022, and December 31, 2021, $319,234 and $502,402, respectively, of the Company’s cash balances were more than federally insured limits.

Accounts Receivable

Accounts receivable consists of invoiced and unpaid product sales. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, the credit worthiness of our retailer customers, and current economic trends. As of June 30, 2022, and December 31, 2021, our allowance for doubtful accounts was $10,742 and $10,742, respectively, based upon management’s review of accounts receivable.

On October 4, 2016, the Company executed a non-recourse receivables financing agreement with Citibank whereby receivables due to the Company from a retailer customer are assumed by Citibank and paid to the Company, subject to an interest premium derived from the credit worthiness of the retailer customer to Citibank.

Inventory

Inventory is stated at the lower of cost (FIFO: first-in, first-out) or market, and includes finished goods and raw materials. The cost of finished goods includes the cost of packaging supplies, direct and indirect labor, and other indirect manufacturing costs. Inventory impairment is considered quarterly based on the expiration date of the product. As of June 30, 2022, the Company had total inventory of $207,618 consisting of raw materials inventory of $70,100, unfinished goods (packaging) inventory of $41,428, work in process of $53,583, finished goods of $42,507, and no allowance for obsolescence. As of December 31, 2021, the Company had total inventory of $267,861 consisting of raw materials inventory of $65,514, unfinished goods (packaging) inventory of $19,884, and finished goods inventory of $182,463.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. As of June 30, 2022, and December 31, 2021, the Company had prepaid expenses for advertising services totaling $0 and $103,114, respectively (Note 3).

F-7

Recoverability of Long-Lived Assets

The Company's long-lived assets and other assets are reviewed for impairment in accordance with the guidance of the ASC 350, Intangibles - Goodwill and Other, and ASC 205, Presentation of Financial Statements. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management's estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. During the six months ended June 30, 2022, and 2021, the Company had not experienced impairment losses on its long-lived assets.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash, accounts payable, accrued expenses, and short-term notes approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized (Note 5).

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has adopted ASC 740-10, and evaluates its tax positions on an annual basis, and as of December 31, 2021, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

F-8

Revenue Recognition

We follow a five-step process to recognize revenue.

·	Identify the Contract
·	Identify the Performance Obligation
·	Determine the Transaction Price
·	Allocate the Transaction Price to the Performance Obligation
·	Recognize Revenue upon Satisfying the Performance Obligation

In selling our products to retailer customers, we first receive their purchase orders, which, upon our acceptance, are binding contracts. These purchase orders include two shipping dates along with the price our retailer customers agree to pay us for our products. We consider these two shipping dates to be performance obligations, which must be satisfied prior to our invoicing our retailer customers for their purchase orders. The first date on a purchase order is “ship by” referring to the date we must ship product to a retailer customer from our warehouse.  The second date on a purchase order is “arrive by” referring to the date when product shipped from our warehouse must arrive at a retailer customer’s warehouse. When a retailer customer dispatches its carrier to pick up product pursuant to a purchase order at our warehouse, legal transfer of ownership occurs upon our obtaining a signed bill of lading from our retailer customer’s carrier (FOB Shipping Point). Our policy is to not allow pick-up by our retailer customer’s carrier without obtaining signature on the bill of lading. When we arrange shipment to our retailer customer’s warehouse using our carrier, legal transfer of ownership occurs upon our receipt of delivery confirmation to the retailer’s warehouse, from our carrier (FOB Destination). We consider our performance obligations for the purchase orders we receive from our retailer customers to be satisfied when legal transfer of ownership of product has occurred. Upon legal transfer of ownership, we then invoice our retailer customers in accordance with the price set forth on their purchase orders and recognize revenue.

Prior to issuance of purchase orders, certain of our retailer customers require terms of service (supplier agreements) be negotiated and established. Our supplier agreements with retailers do not commit the retailers to purchase our products and they do not detail the price we have agreed to be paid for our products. While our supplier agreements may detail the discounts (i.e., early payment, volume, etc.) we agreed to, it is only the retailer’s issuance of a purchase order that is a binding contract for delivery of our products to the retailer. The purchase order sets forth the transaction price, including any discounts we have agreed to, and, upon our meeting the performance obligations in the purchase order, it is the binding contract upon which we invoice the retailer and recognize revenue.

Certain of our retailer customers have implemented management policies deriving from their supplier agreements, which can result in an array of supplier penalties, fees, and chargebacks being assessed against us. We dispute such penalties, fees and chargebacks through claims processes administered by our retailer customers and with retailer buyers to the extent of the discretion afforded them. We consider these supplier penalties, fees, and chargebacks to be selling expenses, not a reduction in transaction price. We estimate and reserve for our bad debt exposure based on our retailer customer’s payment and collectability history, the aging of their accounts receivables, and our history in resolving claims in our favor.

Certain of our retailer customers offer optional marketing incentive programs such as participation in flyers, coupons or rebates, or the ability for us to implement such programs. We consider these expenses to be a reduction in transaction price. We have not yet participated in these programs but plan to do so in the future.

In selling our products to end-user customers, we first receive payment and then legal transfer of ownership occurs upon delivery of our products to end-user customers by our designated carrier (FOB Destination). We consider this to be fulfillment activity, and not promised services creating a performance obligation, and we recognize revenue upon receipt of payment.

F-9

When we sell our products to end-user customers our terms are final sale. However, in the case of sales to end-user customers via an online retailer, we are the seller (not a supplier to the online retailer) and fulfillment/customer service is provided by the online retailer as our agent. The online retailer’s refund policy is 30 days.  To continue selling via the online retailer, we must accept this refund policy. We account for these refunds as a reduction in transaction price by recording revenue generated at the online retailer, net of refunds.

We have utilized end-user customer marketing incentive programs and have accounted for these incentives as a reduction in transaction price in accordance with ASC 606-10-32-25.

Advertising Expense

We promote our products and our company with television, radio, and digital advertising. We classify the costs to produce and schedule our advertising, as advertising expenses. Advertising expenses are recorded in “Selling and marketing” in the accompanying statements of operations. We recorded advertising expenses of $206,946 and $142,620 for the six months ended June 30, 2022, and 2021, respectively. During the current period, our advertising expenses consisted of payments to schedule advertising and well as payments for production of advertising. We pay for our advertising with cash and the issuance of restricted shares of common stock. We value the issuance of common stock to pay for advertising based upon the closing quotation of our stock price on the day we consummate the advertising contract. Because our stock is illiquid and our stock price can be volatile as a result, our advertising expense may be highly variable between comparative periods. We amortize the value of the advertising contract as we use the advertising services.

Share Based Compensation

The Company may issue restricted stock to officers, directors, or employees for their services. The Company measures compensation cost for all employee stock-based awards at their fair values on the date of grant. Stock-based awards issued to non-employees are measured at their fair values on the date of grant and are re-measured at each reporting period through their vesting dates, as applicable. The fair value of stock-based awards is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method.

Basic and Diluted Earnings/Loss per Common Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through preferred stock conversion, stock options, or warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Potential Additional Shares of Common Stock:
Potential Dilutive Securities:	June 30, 2022	June 30, 2021
Preferred stock	3,780,002	3,780,002
Warrants	-	1,800,000
Total	3,780,002	5,580,002

F-10

The Company had total fully diluted shares of common stock (potential dilutive securities outstanding plus issued securities outstanding) of 17,628,632 and 19,428,632 as of June 30, 2022, and 2021, respectively.

The Company pays dividends to its holders of preferred stock and computes net loss/income per common share attributable (available) to its holders of common stock as a separate line item in its statements of operations.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period presentation.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method.

In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its financial statements and related disclosures.

During the six months ended June 30, 2022, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

NOTE 3 - STOCKHOLDER’S EQUITY

Our current authorized common and preferred shares are 40,000,000 and 10,000,000 respectively.

As of June 30, 2022, the number of shares issued and outstanding for each respective class of stock are as follows:

Shares of common stock	13,848,630		par value $0.001
Shares Series A preferred stock	1,000(voting	)	par value $0.001
Shares Series B preferred stock	2,133,334		par value $0.001/ stated value $0.075
Shares Series C preferred stock	866,668		par value $0.001/stated value $0.075
Shares Series D preferred stock	300,000		par value $0.001/stated value $1.00
Shares Series E preferred stock	480,000		par value $0.001/stated value $2.00

F-11

Preferred Stock

Our board of directors is empowered, upon stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in control of us.

Series A Voting Preferred Stock

For so long as any shares of Series A Voting Preferred Stock remain issued and outstanding, the holders hereof shall possess more than 50% of the voting power of the capital stock of the Corporation. The Series A Voting Preferred Stock shall have the right to vote at any meeting of stockholders, or by consent pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), the number of votes equal to all shares of Common Stock which are then issued and outstanding, plus an additional 10,000 shares. The Company shall not have the right to redeem the Series A Voting Preferred Stock except upon receiving the consent and approval of the terms of conditions of redemption from the holders of at least 66-2/3% of all outstanding shares of Series A Voting Preferred Stock. Series A Voting Preferred Stock shall not be entitled to receive any dividends and does not have any conversion rights.

Series B Preferred Stock

During the time that any shares of Series B Preferred Stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series B Preferred Stock at the rate of 10% of the stated value of $0.075 per share per year, payable quarterly. Series B Preferred Stockholders do not have the right to vote. Each share of Series B Preferred Stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series B Preferred Stock by (y) the amount of accrued but unpaid dividends. The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series B Preferred Stock.

During the year ended December 31, 2021, two Series B Preferred Stockholders elected to convert their 666,667 shares of Series B Preferred Stock into common shares. Accordingly, a total of 1,333,334 Series B Preferred Stock were canceled and 1,333,334 shares of common stock were issued.

Series C Preferred Stock

During the time that any shares of Series C Preferred Stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series C Preferred Stock at the rate of 10% of the stated value of $0.075 per share per year, payable quarterly. Series C Preferred Stockholders do not have the right to vote. Each share of Series C Preferred Stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series C Preferred Stock by (y) the amount of accrued but unpaid dividends. The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series C Preferred Stock.

Series D Preferred Stock

During the time that any shares of Series D preferred stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series D preferred stock at the rate of 10% of the stated value of $1.00 per share per year, payable quarterly. Series D holders do not have the right to vote. Each share of Series D preferred stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series D Preferred Stock by (y) the amount of accrued but unpaid dividends. The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series D Preferred Stock.

F-12

Series E Preferred Stock

During the time that any shares of Series E preferred stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series E preferred stock at the rate of 5% of the stated value of $2.00 per share per year, payable quarterly. Series E holders do not have the right to vote. Each share of Series E preferred stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series E Preferred Stock by (y) the amount of accrued but unpaid dividends. The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series E Preferred Stock.

Preferred Stock Dividends

During the six months ended June 30, 2022, and 2021, total dividends paid were $50,250 and $49,194, respectively.

Issuances pursuant to debt conversions

During June 2021, the Company issued 690,000 unregistered shares of Common Stock to its CEO/CFO in connection with the settlement of $7,590 principal outstanding (Note 4).

Issuances pursuant to agreements

During May 2021, the Company issued 197,347 shares of unregistered Common Stock to a corporation for advertising services. The shares were valued at $412,455 based upon the closing quotation of our stock price by OTC Markets on the date the contract was consummated. The value of the shares was amortized over the period of the contract as prepaid advertising expense.

Warrants outstanding

A summary of the status of the Company’s warrant grants as of June 30, 2022, and 2021 and the changes during the periods then ended is presented below:

		Weighted-Average
	Warrants	Exercise Price
Outstanding, January 1, 2021	1,800,000	$0.10
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding, March 31, 2021	1,800,000	$0.10

Outstanding, January 1, 2022	1,800,000	$0.10
Granted	-	-
Exercised	-	-
Expired / cancelled	(1,800,000)	(0.10)
Outstanding, June 30, 2022	-	$-

Warrants exercisable as of June 30, 2022	-	-

F-13

NOTE 4 - NOTES PAYABLE

Convertible notes payable, related party

The Company consolidated 18 separate convertible promissory notes of various principal amounts and fixed conversion prices, all bearing 5% interest per annum, issued to the Company’s CEO/CFO between August 4, 2014, and April 1, 2016, into a single convertible promissory note of $112,157, bearing 5% interest per annum with a pro-rata fixed conversion price of $0.011, plus $5,939 accrued interest not subject to additional interest. The consolidation was for the purposes of administrative simplification and no inducement nor benefit was given to the Company’s CEO/CFO. During June 2021, the note was repaid in full by issuing 690,000 shares (Note 3) and $105,950 in cash and retired.

Accrued Interest

As of June 30, 2022, and 2021, there was no accrued interest outstanding.

NOTE 5 - FEDERAL INCOME TAX

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The provision (benefit) for income taxes for the six months ended June 30, 2022, and 2021 assumes a 21% effective tax rate for federal income taxes. The Company did not identify any uncertain tax positions.

As of June 30, 2022, and 2021, the Company had approximately $1,747,000 and $1,643,000, respectively, in federal and state tax loss carryforwards that can be utilized in future periods to reduce taxable income. Pursuant to Internal Revenue Code Section 382, the future utilization of our net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future. The components of income tax expense for the six months ended June 30, 2022, and 2021 consist of the following:

	2022	2021
Net operating loss carryforwards	$1,747,310	$1,643,310
Temporary differences	5,000	(4,000)
Permanent differences	(22,000)	6,000
Valuation allowance	(1,702,310)	(1,645,310)

Significant components of the Company’s deferred tax assets as of June 30, 2022, and 2021 are summarized below.

	2022	2021
Federal tax statutory rate	20.9%	20.7%
Temporary differences	1.7%	2.8%
Permanent differences	7.3%	4.1%
Valuation allowance	15.2%	22.1%
Effective rate	0.0%	0.0%

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $131,000 and $126,000 during the six months ending June 30, 2022, and 2021, respectively.

To the extent that the tax deduction is included in a net operating loss carry forward and is more than amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

F-14

NOTE 6 - COMMITMENTS/CONTINGENCIES

From time to time, we may be involved in litigation in the ordinary course of business. We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.

On January 25, 2022, we entered into an investment banking agreement with EF Hutton. The agreement contemplates the Company raising additional capital in a registered offering, listing on a stock exchange, and preparing a registration statement under the Securities Act. The Company is responsible for EF Hutton’s external counsel legal costs, whether any offering is consummated or not.

NOTE 7 - CUSTOMER CONCENTRATIONS

During the six months ended June 30, 2022, the Company had one retailer customer whose revenue represented more than 10% ($225,420) of the Company’s total revenues and one retailer customer whose accounts receivable represented more than 10% ($15,564) of the Company’s total accounts receivable. During the six months ended June 30, 2021, the Company had one retailer customer, Woodland Partners (for Publix), whose revenue represented more than 10% ($142,510) of the Company’s total revenues and one retailer customer whose accounts receivable represented more than 10% ($9,302) of the Company’s total accounts receivable.

The Company’s end-user customer sales and retailer customer sales for the six months ended June 30, 2022 and 2021 were as follows:

	2022		2021
End-User Sales	$331,078	57%	$357,587	68%
Retailer Sales	246,757	43%	166,981	32%
	$577,835	100%	$524,568	100%

NOTE 8 - RELATED PARTY TRANSACTIONS

On July 1, 2021, we entered into a consulting agreement with BTB Management Company, a company owned by our CEO/CFO and director, Murray Fleming. The agreement provides for quarterly payments of $12,000 for a period of 12 months and thereafter renews quarterly until terminated by either party.  On April 1, 2022, we entered into a new consulting agreement with BTB Management Company, a company owned by our CEO/CFO and director, Murray Fleming. The agreement provides for quarterly payments of $24,000 and potential bonuses of up to $100,000 upon achievement of various corporate objectives. The agreement has no fixed term and continues until terminated by either party.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined there were no events to disclose except the following.

On August 1, 2022, the Company and Cascadia Managing Brands, LLC mutually agreed to terminate their February 1, 2022, consulting agreement and on the same date, the Company entered into director’s agreements with William Sipper and Robert Sipper, with each agreeing to serve as an independent director immediately upon the effectiveness of the registration statement we filed on Form S-1. In consideration of the director’s agreements, we agreed to compensate each of William Sipper and Robert Sipper with a director fee of $30,000 per annum and the issuance of 15,000 shares of the Company’s common stock.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Glucose Health, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Glucose Health, Inc. (“the Company”) as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-16

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

Description of the Critical Audit Matter

As discussed in Note 2, the Company recognizes revenue upon transfer of control of promised products to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Significant judgment is exercised by the Company in determining revenue recognition for its products, and includes the following:

·	Identification and treatment of contract terms that may impact the timing and amount of revenue recognized.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures related to the Company's revenue recognition for these customer agreements included the following, among others:

·	We evaluated management's significant accounting policies related to revenue recognition and reviewed underlying customer invoices for reasonableness of the application of ASC 606.
·	We obtained and read contract source documents for selected revenue invoices and tested management’s treatment of those terms.
·	We tested the mathematical accuracy of management's calculations of revenue and the associated timing of revenue recognized in the financial statements.

Valuation of Inventory

Description of the Critical Audit Matter

As discussed in Note 2 to the financial statements, the Company periodically assess and estimates its allowances and reserves for stagnant, or obsolete inventory. At year end, the Company has recorded no allowance for obsolescence. Also discussed in Note 2 to the financial statements, the cost of inventory includes certain costs associated with preparation of inventory for resale, including packaging and other indirect overhead costs. The recognition and evaluation of inventory costs and reserves involves significant complexity and judgment in applying the relevant accounting standards when auditing management’s estimates and conclusions on inventory transactions.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures to evaluate management’s calculation of capitalized inventory costs and reserves included, among other procedures, the following:

·

We evaluated the appropriateness and consistency of management's methods and assumptions used in the identification, recognition, and measurement of the inventory costs and reserves in considering applicable generally accepted accounting standards.

·	We tested the significant inputs, sampled underlying transactions, and analyzed historical trends associated with management’s reserve estimates and recognition of indirect costs.
·

We evaluated whether management had appropriately considered new information that could significantly change the measurement or disclosure of the inventory valuation, and evaluated the disclosures related to the financial statement impacts of the transactions.

We have served as the Company’s auditor since February 6, 2022. Spokane, Washington
May 2, 2022

F-17

GLUCOSE HEALTH, INC.

BALANCE SHEETS

ASSETS
	December 31,	December 31,
	2021	2020
CURRENT ASSETS
Cash	$752,402	$69,151
Accounts receivable, net of allowance for doubtful accounts of $10,742 and $742, respectively	29,435	18,048
Inventory	267,861	254,122
Prepaid expenses	103,114	-
Total current assets	1,152,812	341,321

Other Assets
Website domains	3,295	3,295
Intellectual assets, net of accumulated amortization of $300	-	-

TOTAL ASSETS	$1,156,107	$344,616

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$9,555	$-
Accrued interest	-	27,604
Convertible note payable, related party	-	112,157
Total current liabilities	9,555	139,761

TOTAL LIABILITIES	9,555	139,761

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, Series A, $0.001 par value, 1,000 shares authorized,
1,000 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	1	1
Preferred stock, Series B, $0.075 stated value, 3,466,668 shares authorized,
2,133,334 shares and 3,466,668 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	2,133	3,467
Preferred stock, Series C, $0.075 stated value, 866,668 shares authorized,
866,668 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	867	867
Preferred stock, Series D, $1.00 stated value, 300,000 shares authorized,
300,000 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	300	300
Preferred stock, Series E, $2.00 stated value, 480,000 shares authorized,
480,000 shares and -0- shares issued and outstanding as of
December 31, 2021 and 2020, respectively	480	-
Common stock, $0.001 par value, 40,000,000 shares authorized,
13,848,630 and 11,627,949 shares issued and outstanding as of
December 31, 2021 and 2020, respectively	13,849	11,628
Additional paid in capital	8,831,233	7,452,555
Accumulated deficit	(7,702,310)	(7,263,963)
Total stockholders' equity	1,146,552	204,855

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,156,107	$344,616

 The accompanying notes are an integral part of these financial statements.

F-18

GLUCOSE HEALTH INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2021	2020

REVENUE, NET	$953,681	$480,713

COST OF REVENUES
Cost of revenues	543,639	307,168

GROSS PROFIT	410,042	173,545

OPERATING EXPENSES
Selling and marketing	596,936	213,410
General and administrative	92,885	61,735
Professional fees	46,340	82,061
Stock compensation	-	440,694
Uncollectible receivables	10,000	-
Total operating expenses	746,161	797,900

INCOME (LOSS) FROM OPERATIONS	(336,119)	(624,355)

OTHER INCOME (EXPENSE)
Interest income (expense)	(2,785)	(12,156)
Interest income (expense), non-cash item	-	(5,604)
Recovery of retailer chargebacks	-	163,765
Loss on debt settlement	-	(14,370)
Gain on forgiveness of accounts payable	-	15,042
Total other expense	(2,785)	146,677

INCOME (LOSS) BEFORE INCOME TAXES	(338,904)	(477,678)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	-	-

NET LOSS ATTRIBUTABLE TO GLUCOSE HEALTH, INC.	(338,904)	(477,678)

Dividends to preferred stock holders	(99,443)	(49,607)

NET LOSS AVAILABLE FOR COMMON STOCK HOLDERS	$(438,347)	(527,285)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	12,877,355	11,467,101

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$(0.03)	$(0.04)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO
COMMON SHAREHOLDERS - BASIC AND DILUTED	$(0.03)	$(0.05)

 The accompanying notes are an integral part of these financial statements.

F-19

GLUCOSE HEALTH, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Preferred Stock, Series A		Preferred Stock, Series B - E (1)		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2019	1,000	$1	766,668	$767	11,201,785	$11,202	$6,563,782	$(6,736,678)	$(160,927)

Dividends to preferred stock holders	-	-	-	-	-	-	-	(49,607)	(49,607)

Shares issued for cash received	-	-	3,866,668	3,867	-	-	361,133	-	365,000

Shares issued for settlement of notes payable	-	-	-	-	226,164	226	3,166	-	3,392

Shares issued for services	-	-	-	-	200,000	200	83,780	-	83,980

Common stock warrant issued for services	-	-	-	-	-	-	440,695	-	440,695

Net loss	-	-	-	-	-	-	-	(477,678)	(477,678)

Balance - December 31, 2020	1,000	$1	4,633,336	$4,634	11,627,949	$11,628	$7,452,555	$(7,263,963)	204,855

Dividends to preferred stock holders	-	-	-	-	-	-	-	(99,443)	(99,443)

Shares issued for cash received	-	-	480,000	480	-	-	959,520	-	960,000

Conversion of preferred shares to common shares	-	-	(1,333,334)	(1,334)	1,333,334	1,334	-	-	-

Shares issued for settlement of notes payable	-	-	-	-	690,000	690	6,900	-	7,590

Shares issued for services	-	-	-	-	197,347	197	412,258	-	412,455

Net loss	-	-	-	-	-	-	-	(338,904)	(338,904)

Balance - December 31, 2021	1,000	$1	3,780,002	$3,780	13,848,630	$13,849	$8,831,233	$(7,702,310)	$1,146,552

(1) The preferred stock Series D shares authorized, issued and outstanding have been adjusted to reflect a 10 to 1 reverse split, which was effective in March 2022.

The accompanying notes are an integral part of these financial statements.

F-20

GLUCOSE HEALTH, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2021	2020
OPERATING ACTIVITIES:
Net loss	$(338,904)	$(477,678)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of intangible asset	-	60
Allowance for doubtful accounts	10,000	-
Gain on forgiveness of accounts payable	-	(15,042)
Warrants issued for services	-	440,694
Common stock issued for services	309,342	83,980
Change in assets and liabilities
(Increase) decrease in accounts receivable	(21,387)	6,533
(Increase) decrease in inventory	(13,739)	(105,528)
Increase (decrease) in accounts payable and accrued expenses	(18,051)	(1,956)
Total adjustments	266,165	408,741
Net cash provided by (used in) operating activities	(72,739)	(68,937)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of website domains	-	(3,295)
Net cash used in investing activities	-	(3,295)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes and loans payable	-	(80,500)
Payments on notes payable, related party	(104,567)	(140,000)
Dividends paid to preferred stock holders	(99,443)	(49,607)
Proceeds from preferred stock	960,000	365,000
Net cash provided by financing activities	755,990	94,893

NET INCREASE IN CASH	683,251	22,661
CASH - BEGINNING OF YEAR	69,151	46,490

CASH - END OF YEAR	$752,402	$69,151

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$2,785	$12,156
Cash paid for income taxes	$-	$-

NONCASH FINANCING ACTIVITIES:
Conversion of notes payable and accrued interest to common stock	$7,590	$3,392
Conversion of Series B preferred stock to Common stock	$1,334	$-
Issuance of common stock for prepaid marketing expense	$412,455	$83,980

 The accompanying notes are an integral part of these financial statements.

F-21

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Overview

We are an own-label distributor of nutritional beverages. Our niche is the formulation, production, marketing, and distribution of soluble fiber infused nutritional beverages. On November 6, 2017, we registered the trademark GLUCODOWN® and have since launched the first soluble fiber infused, powdered iced tea, and flavored drink mixes, in North America. We believe the physiological impacts of soluble fiber can also nutritionally satisfy other interests of health-conscious consumers, and as result, we plan to launch other soluble fiber infused nutritional beverages. On September 10, 2020, we registered the trademark FIBER UP® and are currently in the early stages of developing our second soluble fiber infused nutritional beverage brand. We were incorporated under the laws of the State of Nevada as Bio-Solutions Corp. on March 27, 2007. From inception, through the third quarter of 2014, we were engaged in various businesses which were unrelated to our current business and corporate officers. On November 19, 2014, we changed our name to Glucose Health, Inc., and our business to that of an own-label distributor of nutritional beverages. Following the name change and the changes in the focus of our business, on April 16, 2018, we filed Form 15 to terminate our registered class of securities and reporting requirements under the Exchange Act.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America (GAAP) and have been consistently applied in the preparation of the financial statements.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2021, the Company had an accumulated deficit of $7,702,310. For the year ended December 31, 2021, the Company recognized a net loss of $338,904 and had net cash used in operating activities of $72,739. While the Company is attempting to further implement its business plan and generate revenues, it intends to raise additional capital by way of additional public and/or private offerings of its stock. The Company believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect, which raises substantial doubt as to the ability of the Company to continue as a going concern in the future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, investments, intangible assets, and income taxes. Our estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

F-22

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flow reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at December 31, 2021, and 2020.

The Company maintains its cash balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. At December 31, 2021, and 2020, $502,402 and $-0-, respectively, of the Company’s cash balances were in excess of federally insured limits.

Accounts Receivable

Accounts receivable consists of invoiced and unpaid product sales. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, the credit worthiness of our retailer customers, and current economic trends. At December 31, 2021, and 2020, our allowance for doubtful accounts was $10,742 and $742 respectively, based upon management’s review of accounts receivable.

On October 4, 2016, the Company executed a non-recourse receivables financing agreement with Citibank whereby receivables due to the Company from a retailer customer are assumed by Citibank and paid to the Company, subject to an interest premium derived from the credit worthiness of the retailer customer to Citibank.

Inventory

Inventory is stated at the lower of cost (FIFO: first-in, first-out) or market, and includes finished goods and raw materials. The cost of finished goods includes the cost of packaging supplies, direct and indirect labor, and other indirect manufacturing costs. Inventory impairment is considered quarterly based on the expiration date of the product. At December 31, 2021, the Company had total inventory of $267,861 consisting of raw materials inventory of $65,514, unfinished goods (packaging) inventory of $19,884, and finished goods inventory of $182,463. At December 31, 2020, the Company had total inventory of $254,122 consisting of raw materials inventory of $25,660, unfinished goods (packaging) inventory of $9,372, finished goods of $219,090, and no allowance for obsolescence.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. At December 31, 2021, and 2020 the Company had prepaid expenses for advertising services (Note 3).

Recoverability of Long-Lived Assets

The Company's long-lived assets and other assets are reviewed for impairment in accordance with the guidance of the ASC 350, Intangibles - Goodwill and Other, and ASC 205, Presentation of Financial Statements. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management's estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. During the years ended December 31, 2021, and 2020, the Company had not experienced impairment losses on its long-lived assets.

F-23

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash, accounts payable, accrued expenses, and short-term notes approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized (Note 5).

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has adopted ASC 740-10, and evaluates its tax positions on an annual basis, and as of December 31, 2021, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

F-24

Revenue Recognition

We follow a five-step process to recognize revenue.

·         Identify the Contract

·         Identify the Performance Obligation

·         Determine the Transaction Price

·         Allocate the Transaction Price to the Performance Obligation

·         Recognize Revenue upon Satisfying the Performance Obligation

In selling our products to retailer customers, we first receive their purchase orders, which, upon our acceptance, are binding contracts. These purchase orders include two shipping dates along with the price our retailer customers agree to pay us for our products. We consider these two shipping dates to be performance obligations, which must be satisfied prior to our invoicing our retailer customers for their purchase orders. The first date on a purchase order is “ship by” referring to the date we must ship product to a retailer customer from our warehouse.  The second date on a purchase order is “arrive by” referring to the date when product shipped from our warehouse must arrive at a retailer customer’s warehouse. When a retailer customer dispatches its carrier to pick up product pursuant to a purchase order at our warehouse, legal transfer of ownership occurs upon our obtaining a signed bill of lading from our retailer customer’s carrier (FOB Shipping Point). Our policy is to not allow pick-up by our retailer customer’s carrier without obtaining signature on the bill of lading. When we arrange shipment to our retailer customer’s warehouse using our carrier, legal transfer of ownership occurs upon our receipt of delivery confirmation to the retailer’s warehouse, from our carrier (FOB Destination). We consider our performance obligations for the purchase orders we receive from our retailer customers to be satisfied when legal transfer of ownership of product has occurred. Upon legal transfer of ownership, we then invoice our retailer customers in accordance with the price set forth on their purchase orders and recognize revenue.

Prior to issuance of purchase orders, certain of our retailer customers require terms of service (supplier agreements) be negotiated and established. Our supplier agreements with retailers do not commit the retailers to purchase our products and they do not detail the price we have agreed to be paid for our products. While our supplier agreements may detail the discounts (i.e., early payment, volume, etc.) we agreed to, it is only the retailer’s issuance of a purchase order that is a binding contract for delivery of our products to the retailer. The purchase order sets forth the transaction price, including any discounts we have agreed to, and, upon our meeting the performance obligations in the purchase order, it is the binding contract upon which we invoice the retailer and recognize revenue.

Certain of our retailer customers have implemented management policies deriving from their supplier agreements, which can result in an array of supplier penalties, fees, and chargebacks being assessed against us. We dispute such penalties, fees and chargebacks through claims processes administered by our retailer customers and with retailer buyers to the extent of the discretion afforded them. We consider these supplier penalties, fees, and chargebacks to be selling expenses, not a reduction in transaction price.  We estimate and reserve for our bad debt exposure based on our retailer customer’s payment and collectability history, the aging of their accounts receivables, and our history in resolving claims in our favor.

Certain of our retailer customers offer optional marketing incentive programs such as participation in flyers, coupons or rebates, or the ability for us to implement such programs. We consider these expenses to be a reduction in transaction price. We have not yet participated in these programs but plan to do so in the future.

In selling our products to end-user customers, we first receive payment and then legal transfer of ownership occurs upon delivery of our products to end-user customers by our designated carrier (FOB Destination). We consider this to be fulfillment activity, and not promised services creating a performance obligation, and we recognize revenue upon receipt of payment.

When we sell our products to end-user customers our terms are final sale. However, in the case of sales to end-user customers via an online retailer, we are the seller (not a supplier to the online retailer) and fulfillment/customer service is provided by the online retailer as our agent. The online retailer’s refund policy is 30 days.  To continue selling via the online retailer, we must accept this refund policy. We account for these refunds as a reduction in transaction price by recording revenue generated at the online retailer, net of refunds.

We have utilized end-user customer marketing incentive programs and have accounted for these incentives as a reduction in transaction price in accordance with ASC 606-10-32-25.

Advertising Expense

We promote our products and our company with television, radio, and digital advertising. We classify the costs to produce and schedule our advertising as advertising expenses. Advertising expenses are recorded in “Selling and marketing” in the accompanying statements of operations. We recorded advertising expenses of $397,619 and $127,952 for the years ended December 31, 2021, and 2020, respectively. During these periods, our advertising expenses consisted of payments to schedule advertising and well as payments for production of advertising. We pay for our advertising with cash and the issuance of restricted shares of common stock. We value the issuance of common stock to pay for advertising based upon the closing quotation of our stock price on the day we consummate the advertising contract. Because our stock is illiquid and our stock price can be volatile as a result, our advertising expense may be highly variable between comparative periods. We amortize the value of the advertising contract as we use the advertising services.

Share Based Compensation

The Company may issue restricted stock to officers, directors, or employees for their services. The Company measures compensation cost for all employee stock-based awards at their fair values on the date of grant. Stock-based awards issued to non-employees are measured at their fair values on the date of grant and are re-measured at each reporting period through their vesting dates, as applicable. The fair value of stock-based awards is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method.

F-25

Basic and Diluted Earnings/Loss per Common Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through preferred stock conversion, stock options, or warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Potential Additional Shares of Common Stock:
Potential Dilutive Securities:	2021	2020
Preferred stock	3,780,002	4,633,336
Warrants	1,800,000	1,800,000
Convertible debt	-	10,196,091
Total	5,580,002	16,629,427

The Company had total fully diluted shares of common stock (potential dilutive securities outstanding plus issued securities outstanding) of 19,428,632 and 28,257,376 at December 31, 2021, and 2020, respectively.

The Company pays dividends to its holders of preferred stock and computes net loss/income per common share attributable (available) to its holders of common stock as a separate line item in its statements of operations.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period presentation.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method.

In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its financial statements and related disclosures.

F-26

During the year ended December 31, 2021, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

NOTE 3 - STOCKHOLDER’S EQUITY

Our current authorized common and preferred shares are 40,000,000 and 10,000,000 respectively.

As of December 31, 2021, the number of shares issued and outstanding for each respective class of stock are as follows:

Shares of common stock	13,848,630	par value $0.001
Shares Series A preferred stock	1,000 (voting)	par value $0.001
Shares Series B preferred stock	2,133,334	par value $0.001/ stated value $0.075
Shares Series C preferred stock	866,668	par value $0.001/ stated value $0.075
Shares Series D preferred stock	300,000	par value $0.001/ stated value $1.00
Shares Series E preferred stock	480,000	par value $0.001/ stated value $2.00

Preferred Stock

Our board of directors is empowered, upon stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in control of us.

Series A Voting Preferred Stock

For so long as any shares of Series A Voting Preferred Stock remain issued and outstanding, the holders hereof shall possess more than 50% of the voting power of the capital stock of the Corporation. The Series A Voting Preferred Stock shall have the right to vote at any meeting of stockholders, or by consent pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), the number of votes equal to all shares of Common Stock which are then issued and outstanding, plus an additional 10,000 shares. The Company shall not have the right to redeem the Series A Voting Preferred Stock except upon receiving the consent and approval of the terms of conditions of redemption from the holders of at least 66-2/3% of all outstanding shares of Series A Voting Preferred Stock. Series A Voting Preferred Stock shall not be entitled to receive any dividends and does not have any conversion rights.

Series B Preferred Stock

During the time that any shares of Series B Preferred Stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series B Preferred Stock at the rate of 10% of the stated value of $0.075 per share per year, payable quarterly. Series B Preferred Stockholders do not have the right to vote. Each share of Series B Preferred Stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series B Preferred Stock by (y) the amount of accrued but unpaid dividends. The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series B Preferred Stock.

During the year ended December 31, 2021, two Series B Preferred Stockholders elected to convert their 666,667 shares of Series B Preferred Stock into common shares. Accordingly, a total of 1,333,334 Series B Preferred Stock were canceled and 1,333,334 shares of common stock were issued.

F-27

Series C Preferred Stock

During the time that any shares of Series C Preferred Stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series C Preferred Stock at the rate of 10% of the stated value of $0.075 per share per year, payable quarterly. Series C Preferred Stockholders do not have the right to vote. Each share of Series C Preferred Stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series C Preferred Stock by (y) the amount of accrued but unpaid dividends. The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series C Preferred Stock.

Series D Preferred Stock

During the time that any shares of Series D preferred stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series D preferred stock at the rate of 10% of the stated value of $1.00 per share per year, payable quarterly. Series D holders do not have the right to vote. Each share of Series D preferred stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series D Preferred Stock by (y) the amount of accrued but unpaid dividends. The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series D Preferred Stock.

Series E Preferred Stock

During the time that any shares of Series E preferred stock are issued and outstanding, the holders shall be entitled to receive, and the Company shall pay, cumulative dividends on each share of Series E preferred stock at the rate of 5% of the stated value of $2.00 per share per year, payable quarterly. Series E holders do not have the right to vote. Each share of Series E preferred stock shall be convertible into one share of common stock at the holder’s election in a cashless conversion. Any accrued but unpaid dividends may be converted to shares of common stock in the Board of Directors’ discretion, in such amount determined by dividing (x) the stated value of such shares of Series E Preferred Stock by (y) the amount of accrued but unpaid dividends. The Company has the right, in the sole and absolute discretion of the Board of Directors of the Company and at a time of its choosing, to redeem or convert to common shares, any or all of the shares of the Series E Preferred Stock.

Preferred Stock Dividend

During the years ending December 31, 2021, and 2020, total dividends paid were $49,607 and $99,443, respectively.

Reclassification of Accumulated Other Comprehensive Income

During 2014, the Company ceased its prior business operations in Canada, which were unrelated to its current business and officers, creating the realization of other comprehensive income based on the foreign exchange rate. Based on FASB ASC 830-30-40, upon the sale or liquidation of an investment in a foreign entity, the amount attributable to that entity and accumulated in the translation adjustment component of equity shall be both removed from the separate component of equity and reported as part of the gain or loss on sale or liquidation of the investment. Accordingly, since the cessation happened in 2014, the Company reclassified the accumulated other comprehensive income/loss from foreign currency translation to accumulated deficit in the accompanying financial statements.

Issuances pursuant to debt conversions

During May 2020, the Company issued 226,164 unregistered shares of Common Stock to a corporation for conversion of $2,000 principal and $1,392 accrued interest related to a note. These unregistered shares were valued at $0.015 per share, the fixed conversion price stated in the note (see Note 4).

F-28

During June 2021, the Company issued 690,000 unregistered shares of Common Stock to its CEO/CFO in connection with the settlement of $7,590 principal outstanding (Note 4).

Issuances pursuant to agreements

During May 2021 and June 2020, the Company issued 197,347 and 200,000 shares, respectively, of unregistered common stock to a corporation for advertising services to be rendered. These shares were valued at $412,455 and $83,980, respectively, and were amortized over the period of the annual advertising contract as prepaid advertising expense.

Warrants outstanding

During the year ended December 31, 2020, the Company issued a warrant for the purchase of 600,000 shares of common stock. The warrant was fully vested upon issuance, expires June 10, 2023, and has an exercise price of $0.10. The fair value of this warrant was $440,695 as presented in the accompanying statements of stockholders' equity.

The Company estimated the fair value of the warrants based on weighted probabilities of assumptions used in the Black Scholes pricing model. The weighted average volatility for the warrants at issuance was 183% and the average life of the warrants is .65 years at December 31, 2021. A summary of the status of the Company’s warrant grants as of December 31, 2021, and 2020 and the changes during the periods then ended is presented below:

		Weighted-Average
	Warrants	Exercise Price
Outstanding, January 1, 2020	1,200,000	$0.10
Granted	600,000	0.10
Exercised	-	-
Expired	-	-
Outstanding, December 31, 2020	1,800,000	$0.10

Outstanding, January 1, 2021	1,800,000	$0.10
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding, December 31, 2021	1,800,000	$0.10

Warrants exercisable at December 31, 2021	1,800,000	$0.10

NOTE 4 - NOTES PAYABLE

Notes payable, related party:

During April 2019, the Company consolidated several notes issued to the Company’s CEO/CFO into a single $140,000 note bearing interest at 10% per annum. During the year ended December 31, 2020, the note was repaid in full and retired.

F-29

Convertible notes payable, related party

The Company consolidated 18 separate convertible promissory notes of various principal amounts and fixed conversion prices, all bearing 5% interest per annum, issued to the Company’s CEO/CFO between August 4, 2014, and April 1, 2016, into a single convertible promissory note of $112,157, bearing 5% interest per annum with a pro-rata fixed conversion price of $0.011, plus $5,939 accrued interest not subject to additional interest. The consolidation was for the purposes of administrative simplification and no inducement nor benefit was given to the Company’s CEO/CFO. During June 2021, the note was repaid in full by issuing 690,000 shares (Note 3) and $105,950 in cash and retired.

Convertible notes payable:

During November 2017, the Company and a corporation entered into a debt agreement. The agreement bore interest at 10% per annum and was originally due December 31, 2019. During the first quarter of 2019, an additional $15,000 was borrowed pursuant to an amended and restated debt agreement, bringing the unpaid principal balance to $75,000 at December 31, 2019. During the year ended December 31, 2020, the note was repaid in full and retired.

Other notes payable:

During December 2013, the Company issued a $3,000 convertible note to an individual. The loan bears interest at 5% per annum, has a fixed conversion price of $0.015. During the year ended December 31, 2020, the note was repaid in full and retired.

During December 2013, the Company issued a $5,000 convertible note to an individual which was later assigned to a corporation. The loan bears interest at 5% per annum, has a fixed conversion price of $0.015. The outstanding principal balance of $2,000 and outstanding interest balance of $1,392 was settled through the issuance of common stock on May 4, 2020 (Note 3) and the note was retired.

During April 2012, the Company issued a $2,500 convertible note to an individual. The loan bears interest at 5% per annum, has a fixed conversion price of $0.009. During the year ended December 31, 2020, the note and accrued interest was settled with a payment of $20,000. Accordingly, a loss on debt settlement of $14,370 was recognized in the accompanying statement of operations.

Accrued Interest

At December 31, 2021, and 2020, accrued interest on all notes and convertible notes amounted to $-0- and $27,604, respectively.

NOTE 5 - FEDERAL INCOME TAX

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The provision (benefit) for income taxes for the years ended December 31, 2021, and 2020 assumes a 21% effective tax rate for federal income taxes. The Company did not identify any uncertain tax positions.

At December 31, 2021, and 2020, the Company had approximately $1,684,000 and $1,613,000, respectively, in federal and state tax loss carryforwards that can be utilized in future periods to reduce taxable income. Pursuant to Internal Revenue Code Section 382, the future utilization of our net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future. The components of income tax expense for the years ended December 31, 2021, and 2020 consist of the following:

	2021	2020
Net operating loss carryforwards	$1,684,310	$1,613,310
Temporary differences	(4,000)	9,000
Permanent differences	(81,000)	(103,000)
Valuation allowance	(1,599,310)	(1,519,310)

F-30

Significant components of the Company’s deferred tax assets as of December 31, 2021, and 2020 are summarized below.

	2021	2020
Federal tax statutory rate	20.9%	20.9%
Temporary differences	-1.2%	1.9%
Permanent differences	-23.9%	-21.6%
Valuation allowance	4.1%	-1.3%
Effective rate	0.0%	0.0%

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $80,000 and $69,000 during the years ending December 31, 2021, and 2020, respectively.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

NOTE 6 - COMMITMENTS/CONTINGENCIES

From time to time, we may be involved in litigation in the ordinary course of business. We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.

NOTE 7 – CUSTOMER CONCENTRATIONS

For the year ended December 31, 2021, the Company had one retailer customer whose revenue represents more than 10% ($227,128) of the Company’s total revenues and one retailer customer whose accounts receivable represents more than 10% ($8,939) of the Company’s accounts receivable. For the year ended December 31, 2020, the Company had one retailer customer whose revenue represents more than 10% ($194,409) of the Company's total revenues and one retailer customer whose accounts receivable individually represents more than 10% ($9,302).

The Company’s end-user customer sales and retailer customer sales for the years ended December 31, 2021 and 2020 were as follows:

	2021		2020
End-User Sales	$686,561	72%	$265,563	55%
Retailer Sales	267,120	28%	215,150	45%
	$953,681	100%	$480,713	100%

NOTE 8 - RECOVERY OF RETAILER CHARGEBACKS

During the year ended December 31, 2020, the Company recognized $181,450 of recovery of retailer chargebacks in the accompanying statement of operations for the year ended December 31, 2020.

NOTE 9 - RELATED PARTY TRANSACTIONS

On July 1, 2021, the Company entered into a consulting agreement with BTB Management Company, a company owned by our CEO/CFO and director, Murray Fleming. The agreement provides for quarterly payments of $12,000 for a period of 12 months and thereafter renews quarterly until terminated by either party.

F-31

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined there were no events to disclose except the following.

On January 25, 2022, we entered into an investment banking agreement with EF Hutton. The agreement contemplates the Company raising additional capital in a registered offering, listing on a stock exchange, and preparing a registration statement under the Securities Act. The Company is responsible for EF Hutton’s external counsel legal costs, whether any offering is consummated or not.

Effective on March 11, 2022, we filed Articles of Conversion with the Nevada Secretary of State and a Certificate of Conversion and Certificate of Incorporation with the Delaware Department of State, Division of Corporations and converted to a Delaware corporation. On March 29, 2022, we merged with a subsidiary, created on March 23, 2022, for the sole purpose of the merger, amended and restated our Certificate of Incorporation, and the surviving corporation is Glucose Health, Inc. Our authorized common shares are 40,000,000 and our authorized preferred shares are 10,000,000. Our issued and outstanding common shares are 13,848,630 and our issued and outstanding preferred shares are 3,781,002. Each previously issued and outstanding share of Series D preferred stock was reverse split, ten for one, and where applicable, share references herein have been retrospectively modified to account for the reverse split.

On March 14, 2022, we requested and received the resignations of our two independent directors. On March 21, 2022, our third independent director voluntarily resigned. Each independent director held 600,000 warrants. All 1,800,000 warrants were cancelled by the Company on March 22, 2022.

On April 1, 2022, we entered into a new consulting agreement with BTB Management Company, a company owned by our CEO/CFO and director, Murray Fleming. The agreement provides for quarterly payments of $24,000 and potential bonuses of up to $100,000 upon achievement of various corporate objectives. The agreement has no fixed term and continues until terminated by either party.

F-32

 Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Glucose Health, Inc.

____________________________

PROSPECTUS

____________________________

Sole Bookrunner

EF HUTTON

division of Benchmark Investments, LLC

September 2, 2022

Through and including , 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and FINRA filing fee. Except as otherwise noted, all the expenses below will be paid by us.

Offering Expenses
SEC registration fee	$	[*]
FINRA filing fee	$	[*]
Legal fees and expenses	$	[*]
Total	$	[*]

Item 14. Indemnification of Directors and Officers

We are a Delaware corporation and generally governed by the Delaware General Corporation Law (the “DGCL”).

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our A&R Charter provides for such limitation of liability.

Our Certificate of Incorporation and Bylaws provide that, to the fullest extent permitted by the DGCL, a member of the Board shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty owed to the Company its stockholders.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to us with respect to indemnification payments that we may make to such directors and officers.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following information is given with regard to unregistered securities sold during the preceding three years including the dates and amounts of securities sold, the persons or class of persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received. The unregistered securities were made in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act, Section 4(a)(1) of the Securities Act, Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder for the offer and sale of securities not involving a public offering. With respect to each transaction noted below, no general solicitation was made by either the Company or any person acting on its behalf. All securities issued were restricted securities under the Securities Act and appropriate legends were placed on the documents evidencing the securities, indicating they may not be offered or sold absent registration or pursuant to an exemption. The following transactions noted below do not reflect our planned reverse split.

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On April 1, 2019, we issued a warrant to purchase 600,000 shares of Common Stock at an exercise price of $0.10 per share to an individual upon appointment as a Company director. We recorded an expense of $94,260 based upon the $0.16 quoted price of our Common Stock. The warrant was cancelled on March 22, 2022.

On May 1, 2019, we entered into a stock purchase agreement with four investors. Pursuant to the stock purchase agreement we issued 4,000,000 shares of our Common Stock at a price of $0.05 per share and 3,466,668 shares of our Series B Preferred Stock, at a price of $0.075 per share, to the investors for consideration of an aggregate amount of $460,000.

On June 3, 2019, we issued 40,000 shares of our Common Stock to an individual for services rendered to the Company pursuant to a verbal agreement. We valued the consideration received at $6,800 based upon the $0.17 quoted price of our Common Stock.

On June 3, 2019, we issued 57,500 shares of our Common Stock to an individual for services rendered to the Company pursuant to a verbal agreement. We valued the consideration received at $9,775 based upon the $0.17 quoted price of our Common Stock.

On July 15, 2019, we issued a warrant to purchase 600,000 shares of Common Stock at an exercise price of $0.10 per share to an individual upon appointment as a Company director. We recorded an expense of $96,720 based upon the $0.16 quoted price of our Common Stock. The warrant was cancelled on March 22, 2022.

On April 30, 2020, we entered into a stock purchase agreement with four investors. Pursuant to the stock purchase agreement, we issued 866,668 shares of our Series C Preferred Stock, at a price of $0.075 per share, to the investors in consideration of an aggregate amount of $65,000.

On May 4, 2020, we issued 226,164 shares of our Common Stock pursuant to a notice of conversion of $3,392.47 principal and interest owing on a December 10, 2013, convertible promissory note issued by the Company acquired by the holder on November 1, 2017.

On June 1, 2020, we issued 200,000 shares of our Common Stock to a corporation pursuant to an agreement for advertising services. We valued the consideration received at $84,000 based upon the $0.42 quoted price of our Common Stock.

On June 10, 2020, we issued a warrant to purchase 600,000 shares of Common Stock at an exercise price of $0.10 per share to an individual upon appointment as a Company director. We recorded an expense of $440,694 based upon the $0.735 quoted price of our Common Stock. The warrant was cancelled on March 22, 2022.

On June 17, 2020, we entered into a stock purchase agreement with eight investors. Pursuant to the stock purchase agreement, we issued a total of 3,000,000 shares of our Series D Preferred Stock to the investors, at a price of $0.10 per share, in consideration of an aggregate amount of $300,000.

On February 11, 2021, we entered into stock purchase agreements with eleven investors. Pursuant to the stock purchase agreements, we issued a total of 480,000 shares of our Series E Preferred Stock to the investors, at a price of $2.00 per share, in consideration of an aggregate amount of $960,000.

On May 15, 2021, we issued 197,347 shares of our Common Stock to a corporation pursuant to an agreement for advertising services. We valued the consideration received at $412,455 based upon the $2.09 quoted price of our Common Stock.

On May 28, 2021, we converted 666,667 shares of our Series B Preferred Stock, held by a trust into 666,667 shares of our Common Stock pursuant a notice of conversion.

On June 15, 2021, we issued 690,000 shares of our Common Stock to our CEO/CFO, pursuant to a notice of conversion of $7,590 principal and interest owing on an April 1, 2016, consolidated convertible promissory note, which consolidated 18 convertible promissory notes issued by the Company prior to April 1, 2016, without additional consideration to the holder.

On June 21, 2021, we converted 666,667 shares of our Series B Preferred Stock, held by a corporation into 666,667 shares of our Common Stock pursuant to a notice of conversion.

76

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

1.1*	Form of Underwriting Agreement
2.1**	Form of Plan and Agreement of Merger	S-1	2.1	06/01/22
2.2**	Certificate of Merger, March 29, 2022	S-1	2.2	06/01/22
3.1**	Articles of Conversion, Effective March 11, 2022	S-1	3.1	06/01/22
3.2**	Certificate of Conversion, Effective March 11, 2022	S-1	3.2	06/01/22
3.3**	Amended and Restated Certificate of Incorporation of Glucose Health, Inc., March 29, 2022	S-1	3.3	06/01/22
3.4**	Amended and Restated Bylaws of Glucose Health, Inc.	S-1	3.4	06/01/22
3.5**	Certificate of Correction, April 13, 2022	S-1	3.5	06/01/22
4.1*	Form of Representative’s Warrant Agreement, dated [ ]
4.2*	Form of Warrant
5.1*	Legal Opinion of Lucosky Brookman LLP, [ ]
10.1**	Form of Series B Preferred Stock Purchase Agreement	S-1	10.2	06/01/22
10.2**	Form of Series C Preferred Stock Purchase Agreement	S-1	10.3	06/01/22
10.3**	Form of Series D Preferred Stock Purchase Agreement	S-1	10.4	06/01/22
10.4**	Form of Series E Preferred Stock Purchase Agreement	S-1	10.5	06/01/22
10.5#**	Convertible Promissory Note issued to BTB Management Company, dated April 1, 2016	S-1	10.6	08/05/22
10.6	Services Agreement by and between Glucose Health, Inc. and BTB Management Company, dated July 1, 2021				X
10.7†**	Services Agreement by and between Glucose Health, Inc. and BTB Management Company, dated April 1, 2022	S-1	10.7	06/01/22
10.8†**	Consulting agreement by and between Cascadia Managing Brands, LLC, dated February 1, 2022	S-1	10.8	06/01/22
10.9†**	Form of Independent Director Agreement between Glucose Health, Inc. and William Sipper	S-1	10.9	08/05/22
10.10†**	Form of Independent Director Agreement between Glucose Health, Inc. and Robert Sipper	S-1	10.10	08/05/22
23.1	Consent of FRUCI & Associates II, PLLC, September 2, 2022				X
23.2*	Consent of Lucosky Brookman LLP, [ ] (reference is made to Exhibit 5.1)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating and Corporate Governance Committee Charter
99.4**	Consent of Director Nominee, May 18, 2022	S-1	99.4	06/01/22
99.5**	Consent of Director Nominee, May 18, 2022	S-1	99.5	06/01/22
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table	S-1	107	06/01/22

* To be filed by amendment.

** Previously filed.

† Executive compensation plan or arrangement

# Certain information contained in this Exhibit, identified by [***], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that Glucose Health, Inc. treats as private or confidential.

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the financial statements or related notes.

77

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Bentonville, AR, on September 2, 2022.

Glucose Health, Inc.

By:	/s/ Murray Fleming
Murray Fleming
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Murray Fleming	Chief Executive Officer	September 2, 2022
Murray Fleming	(principal executive officer) and Director

/s/ Murray Fleming	Chief Financial Officer	September 2, 2022
Murray Fleming	(principal financial officer and principal accounting officer)

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